As filed with the Securities and Exchange Commission on November 2
6
, 2021
Registration
Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BETTER THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	85-3472546
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
548 Market Street, #49404
San Francisco, CA 94104
(415) 887-2311
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin J. Appelbaum
Chief Executive Officer
548 Market Street, #49404
San Francisco, CA 94104
(415) 887-2311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Arthur R. McGivern, Esq.
Heidi Mayon, Esq.
Shoaib A. Ghias, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel:
(617) 570-1000

Approximate date of commencement of proposed sale to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer,
smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2 of
the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	20,406,908 (1)	$6.818 (2)	$139,124,095.29	$12,896.80

(1)	Consists of shares of common stock registered for sale by the selling stockholders named in this Registration Statement.
(2)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices of shares of the Registrant’s common stock on The Nasdaq Capital Market (“Nasdaq”) on November 23, 2021, such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED NOVEMBER 2
6
, 2021
PRELIMINARY PROSPECTUS

Up to 20,406,908 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named in this prospectus (the “Selling Stockholders”), or any of their pledgees, donees, assignees and successors-in-interest
(“permitted transferees”), of (i) up to an aggregate of 5,000,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined below), and (ii) up to an aggregate of 15,406,908 shares of our common stock otherwise held by the Selling Stockholders. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer or sell, as applicable, any of the securities. The Selling Stockholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Stockholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “
Selling Stockholders
” and “
Plan of Distribution
” in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on Nasdaq under the symbol “BTTX”. On November 24, 2021, the closing price of our common stock was $7.68 per share.
We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “
Risk Factors
” section beginning on page 11 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                      , 2021.

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS
On October 28, 2021 (the “Closing Date”), Mountain Crest Acquisition Corp II, a Delaware corporation (“MCAD”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 6, 2021, as amended (the “Merger Agreement”), by and among MCAD, MCAD Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAD (“Merger Sub”), and Better Therapeutics OpCo, Inc., f/k/a Better Therapeutics, Inc., a Delaware corporation (“BTXO”).
Pursuant to the Merger Agreement, on the Closing Date, (i) MCAD changed its name to “Better Therapeutics, Inc.” (together with its consolidated subsidiaries, “BTX” or the “Combined Entity”) and (ii) Merger Sub merged with and into BTXO (the “Merger”), with BTXO as the surviving company in the Merger and, after giving effect to such Merger, BTXO becoming a wholly-owned subsidiary of BTX.
In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) by virtue of the Business Combination, each BTX share issued and outstanding immediately prior to the Effective Time was canceled and automatically converted into the right to receive, without interest, approximately 0.9475 (the “Exchange Ratio”) shares of the Company’s common stock (“Common Stock” or “common stock”), and (ii) at the Effective Time, all options of BTX that were outstanding and unexercised immediately prior to the Effective Time were assumed by MCAD and automatically converted based upon the Exchange Ratio into options to purchase shares of Common Stock (the “Assumed Options”), and all awards of BTX restricted stock that were outstanding immediately prior to the Effective Time were assumed by MCAD and automatically converted into an award of restricted Common Stock.
Unless the context otherwise requires, references in this prospectus to “BTX”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean BTXO, and after the closing of the Business Combination, Better Therapeutics, Inc. and its consolidated subsidiaries.
In addition, in this document, unless otherwise stated or the context otherwise requires, references to:

•	“MCAD” are to Mountain Crest Acquisition Corp. II, a Delaware corporation, prior to the consummation of the Business Combination;

•	“Business Combination” or “Transactions” are to the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing;

•	“Bylaws” are to the By-laws of BTX;

•	“Certificate of Incorporation” are to the Certificate of Incorporation of BTX;

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to October 28, 2021;

•	“IPO” or “initial public offering” are to MCAD’s initial public offering that was consummated on January 12, 2021;

•	“Governing Documents” are to the Certificate of Incorporation and the Bylaws;

•	“BTX Board” are to the board of directors of BTX;

•	“BTX Common Stock” or “BTX common stock” are to the common stock, par value $0.0001 per share, of BTXO prior to the consummation of the Business Combination;

•
“PIPE Financing” are to the transactions contemplated by the Subscription Agreements, pursuant to which the PIPE Investors collectively subscribed for an aggregate of 5,000,000 shares of our Common Stock for an aggregate purchase price of $50,000,000;

•	“Subscription Agreements” are to the subscription agreements, entered into by MCAD and each of the PIPE Investors in connection with the PIPE Financing; and

•	“units” are to the units of MCAD consisting of one share of Common Stock and one right to receive one-tenth (1/10) of a share.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. The Selling Stockholders and their permitted transferees may use this prospectus for the resale of (i) up to an aggregate of 5,000,000 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination, and (ii) up to an aggregate of 15,406,908 shares of our common stock otherwise held by the Selling Stockholders. The Selling Stockholders and their permitted transferees may use this prospectus to sell such shares from time to time in one or more offerings through any means described in the section entitled “
Plan of Distribution
.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.
A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “
Where You Can Find More Information.
”
Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the
®
 or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.
Overview
The U.S. spends approximately $4 trillion per year on healthcare. About 90% of that spending is for the treatment of chronic diseases. The majority of chronic diseases are caused predominantly by behaviors, including cardiometabolic diseases, or CMDx, such as diabetes and heart disease. The root causes of CMDx are often behaviors relating to diet, physical activity, and other lifestyle factors, yet current treatments are focused on reducing the effects of those diseases rather than addressing the root causes.
BTX is developing a platform of
FDA-regulated,
software-based, prescription digital therapeutics, or PDT, candidates for treating diabetes, heart disease, and other cardiometabolic conditions subject to FDA market authorization. Our PDTs are designed to deliver a novel form of cognitive behavioral therapy, or CBT, to promote changes in neural pathways of the brain through the process called neuroplasticity so that lasting changes in behavior can become possible. We believe that addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs.
Our lead product candidate for the treatment of patients with type 2 diabetes,
BT-001,
has completed enrollment in what we have designed to be a potentially pivotal study. If successful, the study could support a regulatory submission for marketing authorization from the FDA. We expect primary endpoint readout in the first quarter of 2022, and expect to apply for FDA authorization of this product in mid 2022. This regulatory submission is intended to enable the FDA to evaluate whether the safety and effectiveness of
BT-001
is sufficient to support a treatment claim of improving blood glycemic index control after 90 days of use. The unique characteristics of prescription digital therapeutics and CMDx may make it possible for us to launch multiple products now in development for the treatment of other CMDx over the next few years.
Founded in 2015, our company is led by executives that have track records of building multi-billion-dollar businesses and extensive industry experience in developing compelling software products and developing and commercializing therapeutics. In multiple peer-reviewed journals, we have published clinical data demonstrating the clinical potential of our developmental product candidates. We have also conducted primary market research into the potential for widespread reimbursement coverage of our lead product candidate by representative payer groups and believe widespread reimbursement coverage can be established subject to FDA market authorization. We intend to set pricing for
BT-001
at a moderate discount to branded, oral glycemic control medications in order to gain maximum reimbursement coverage.
We plan to build a fully integrated PDT company focused on treating the root causes of CMDx. Our therapeutics are intended to fill a known gap in the treatment of CMDx and integrate within the existing healthcare system. We expect primary care providers to prescribe our therapeutics and insurers to reimburse them much like they would a drug, and for the patient to remain in the care of their provider while using them.

Essential elements of our value proposition to our stakeholders include:

•
The ability to treat the root causes of CMDx
. We believe we can reframe the dynamic of intervention around type 2 diabetes care away from the expectation of inevitable decline, to halt its progression and for many patients reverse the disease altogether.

•
Regulatory and platform leverage
. We estimate that 20 or more CMDx share essentially the same root causes our platform is designed to address. The regulatory pathway for PDTs is much faster than for traditional therapeutics. Every patient we treat with any of our product candidates generates data that we can use to improve our platform algorithms. The exponential rate at which our patient data will increase, especially if we are able to obtain FDA marketing authorization and commercialize
BT-001,
and our ability to continuously improve future products based on this data will make it increasingly challenging, we believe, for followers to offer products comparable in quality to ours.

•	First-mover advantage . We estimate we have a two-to-three-year lead over potential competitors in bringing to market an FDA-regulated PDT for the treatment of type 2 diabetes.
Our Pipeline
The following table summarizes our current portfolio of product candidates. This table does not include two additional preclinical programs with disease-modifying potential that have not yet been disclosed.

BTX expects to rapidly develop and, if approved, commercialize multiple product candidates. BTX’s clinical development and regulatory strategy prospectively offer a tempo of related, high-value product launches that, if approved, will be differentiated from a traditional molecular therapeutics company. Unlike traditional therapeutics that require discrete and sequential phase I, II, and III trials, followed by a lengthy regulatory review process, BTX expects that BTX’s PDTs will require a single potentially pivotal trial to generate the data required for submission to the FDA. BTX believes its potentially pivotal trials can be conducted at a fraction of the cost and time of a new drug trial, and what BTX believes to be, an expedited FDA review process.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay,
say-on-frequency and
say-on-golden
parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of MCAD’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common equity held by non-affiliates exceeds
$700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt
securities during the prior three-year period.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies
instead of the dates required for other public companies.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of
Regulation S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates
exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates
exceeds $700 million as of the prior June 30.
Risks Associated with Our Business
Our business is subject to numerous material and other risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “
Risk Factors
.” These risks include, among others:

•	BTX is a clinical-stage digital therapeutics company with a limited operating history.

•
BTX has no products approved for commercial sale and has not generated any revenue from product sales to date, nor does it expect to generate any revenue from product sales for the next few years, if ever.

•	BTX’s ability to become and remain profitable depends on its ability to get insurance reimbursement coverage for its products, generate revenue and/or execute other business development arrangements.

•
BTX’s operations have consumed substantial amounts of cash since inception. BTX expects to continue to spend substantial amounts to continue the clinical and preclinical development of BTX’s product candidates, including its program for its leading product candidate
BT-001.

•
Upon the consummation of the Business Combination, we became a public company, and are now subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the listing standards of The Nasdaq Stock Market LLC, or Nasdaq, and other applicable securities rules and regulations.

•
BTX’s business is highly dependent on the success of BTX’s product candidates. If BTX is unable to successfully complete clinical development, obtain regulatory approval for or commercialize one or more of BTX’s product candidates, or if BTX experiences delays in doing so, its business will be materially harmed.

•
The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming and inherently unpredictable, and if BTX is ultimately unable to obtain regulatory approval for BTX’s product candidates, its business will be substantially harmed.

•	Business interruptions resulting from the COVID-19 outbreak or similar public health crises could cause a disruption of the development of BTX’s product candidates and adversely impact BTX’s business.

•	BTX may incur unexpected costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of BTX’s product candidates.
Corporate Information
The mailing address for our principal executive office is 548 Market Street, #49404, San Francisco, CA 94104, and our telephone number is
(415) 887-2311. Our
website address is http://www.bettertx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section titled “Description of Capital Stock.”
This prospectus also relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of (i) up to an aggregate of 5,000,000 shares of our common stock that were issued to the PIPE Investors in a private placement in connection with the closing of the Business Combination, and (ii) up to an aggregate of 15,406,908 shares of our common stock otherwise held by the Selling Stockholders.

Shares that may be offered and sold from time to time by the Selling Stockholders named herein	Up to an aggregate of 20,406,908 shares of common stock.

Common stock outstanding	23,599,718 shares of common stock as of October 29, 2021.

Use of proceeds	All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Market for our common stock	Our common stock is listed on Nasdaq under the symbol “BTTX”.

Risk factors	Any investment in the common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “
Risk Factors
” elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the Company and its management of and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the Company’s limited operating history and significant financial losses since inception;

•	the Company’s lack of revenue and profitability;

•	the Company’s need for additional funding;

•	the Company’s dependence on its lead product candidate, BT-001;

•	the Company’s ability to achieve and maintain market acceptance of its products;

•	the Company’s risks related to its prescription digital therapeutics, such as the willingness of the FDA to approve PDTs and insurance companies to reimburse their use;

•
the success, cost and timing of our product development activities and clinical trials, including statements regarding our plans for clinical development of our product candidates and the initiation and completion of any other clinical trials and related preparatory work and the expected timing of the availability of results of the clinical trials;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

•	our expectations regarding its ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the impact of laws and regulations;

•	our ability to attract and retain key scientific, medical, commercial or management personnel;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the effect of COVID-19 on the foregoing;

•	our financial performance; and

•	other risks detailed under the section entitled “ Risk Factors .”
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “
Risk Factors.
” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak
and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND INDUSTRY DATA AND FORECASTS
We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section entitled “
Risk Factors
.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

RISK FACTORS
The following risk factors will apply to our business and operations. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of BTX and our business, prospects, financial condition and operating results. You should carefully consider the following risk factors in addition to the other information included in this registration statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of BTX and notes to the financial statements included herein.
Risks Related to BTX’s Business
BTX is a clinical-stage digital therapeutics company with a limited operating history and BTX has incurred significant financial losses since its inception. BTX anticipates that it will continue to incur significant financial losses for the foreseeable future.
BTX is a clinical-stage digital therapeutics company with a limited operating history. BTX was formed in December 2015 and its operations to date have been limited. BTX has not yet demonstrated an ability to generate revenues, obtain regulatory approvals, manufacture any product on a commercial scale or arrange for a third party to do so on BTX’s behalf, or conduct sales and marketing activities necessary for successful product commercialization.
BTX has no products approved for commercial sale and has not generated any revenue from product sales to date, nor does it expect to generate any revenue from product sales for the next few years, if ever. BTX will continue to incur significant research and development and other expenses related to its preclinical and clinical development and ongoing operations. As a result, BTX is not profitable and has incurred losses in each period since its inception. Net losses and negative cash flows have had, and will continue to have, an adverse effect on BTX stockholders’ equity and working capital. BTX’s net loss was $6.4 million for the year ended December 31, 2020. As of December 31, 2020, BTX had an accumulated deficit of $31.4 million. BTX expects to continue to incur significant losses for the foreseeable future, and it expects these losses to increase as BTX continues its research and development of, and seek regulatory approvals for, BTX’s product candidates.
BTX anticipates that its expenses will increase substantially if, and as, it:

•	advances its lead product candidate BT-001 through clinical development;

•	advances its pilot stage product candidates into clinical development;

•	seeks to identify, acquire and develop additional product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

•	hires additional clinical, quality control, medical, scientific and other technical personnel to support its clinical operations;

•	expands its operational, financial and management systems and increases personnel to support its operations;

•	meets the requirements and demands of being a public company;

•	maintains, expands and protects its intellectual property portfolio;

•	seeks regulatory approvals for any product candidates that successfully complete clinical trials; and

•	undertakes any pre-commercialization activities to establish sales, marketing and distribution capabilities for any product candidates for which it may receive regulatory approval.

Digital therapeutic product development entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy, gain regulatory approval, secure market access and reimbursement and become commercially viable and therefore any investment in BTX is highly speculative. Additionally, BTX’s expenses could increase beyond its expectations if it is required by the U.S. Food and Drug Administration, or FDA, or other regulatory authorities to perform clinical trials in addition to those that BTX currently expects, or if there are any delays in establishing appropriate arrangements for or in completing its clinical trials or the development of any of BTX’s product candidates.
You should consider BTX’s prospects, factoring in the costs, uncertainties, delays and difficulties frequently encountered by companies in clinical development, especially clinical-stage digital therapeutics companies such as BTX. Any predictions you make about BTX’s future success or viability may not be as accurate as they would otherwise be if BTX had a longer operating history or a history of successfully developing and commercializing digital therapeutics products. BTX may encounter unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving its business objectives.
BTX has never generated revenue from product sales and may never be profitable.
BTX’s ability to become and remain profitable depends on its ability to generate revenue or execute other business development arrangements. BTX does not expect to generate significant revenue, if any, unless and until BTX is able to obtain regulatory approval for, and successfully commercialize the product candidates BTX is developing or may develop. Successful commercialization will require achievement of many key milestones, including demonstrating safety and efficacy in clinical trials, obtaining regulatory approval for these product candidates, developing, marketing and selling those products for which BTX may obtain regulatory approval, satisfying any post-marketing requirements and obtaining reimbursement for its products from private insurance or government payers. Because of the uncertainties and risks associated with these activities, BTX is unable to accurately and precisely predict the timing and amount of revenues, the extent of any further losses or if or when BTX might achieve profitability. BTX may never succeed in these activities and, even if BTX does, BTX may never generate revenues that are significant enough for BTX to achieve profitability. Even if BTX does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis.
BTX’s failure to become and remain profitable may depress the market price of its common stock and could impair its ability to raise capital, expand its business, diversify its product offerings or continue its operations. If BTX continues to suffer losses as it has since inception, investors may not receive any return on their investment and may lose their entire investment.
BTX will need substantial additional funding, and if it is unable to raise capital when needed, BTX could be forced to delay, reduce or terminate its product discovery and development programs or commercialization efforts.
BTX’s operations have consumed substantial amounts of cash since inception. BTX expects to continue to spend substantial amounts to continue the clinical and preclinical development of BTX’s product candidates, including its program for its leading product candidate
BT-001.
BTX will need to raise additional capital to complete its currently planned clinical trials and any future clinical trials. Other unanticipated costs may arise in the course of its development efforts. If BTX is able to gain marketing approval for product candidates that it develops, BTX will require significant additional amounts of funding in order to launch and commercialize such product candidates. BTX cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate it develops and BTX may need substantial additional funding to complete the development and commercialization of BTX’s product candidates.
BTX’s future need for additional funding depends on many factors, including:

•	the scope, progress, results and costs of researching and developing its current product candidates, as well as other additional product candidates BTX may develop and pursue in the future;

•	the timing of, and the costs involved in, obtaining marketing approvals for BTX’s product candidates and any other additional product candidates BTX may develop and pursue in the future;

•	the number of future product candidates that BTX may pursue and their development requirements;

•	the costs of commercialization activities for BTX’s product candidate, including the costs and timing of establishing product sales, marketing, and distribution capabilities;

•	subject to receipt of regulatory approval, revenue, if any, received from commercial sales of BTX’s product candidates;

•	the extent to which BTX in-licenses or acquires rights to other products, product candidates or technologies;

•	its headcount growth and associated costs as BTX expands its research and development and establish a commercial infrastructure;

•
the costs of preparing, filing and prosecuting patent applications, maintaining and protecting its intellectual property rights, including enforcing and defending intellectual property related claims; and

•	the costs of operating as a public company.
BTX cannot be certain that additional funding will be available on acceptable terms, or at all. If BTX is unable to raise additional capital in sufficient amounts or on terms acceptable to BTX, BTX may have to significantly delay, reduce or terminate its product development programs or plans for commercialization.
BTX believes that it will be able to fund its operating expenses and capital expenditure requirements into 2023. BTX’s estimate may prove to be wrong, and BTX could use its available capital resources sooner than BTX currently expects. Further, changing circumstances, some of which may be beyond its control, could cause BTX to consume capital significantly faster than BTX currently anticipates, and BTX may need to seek additional funds sooner than planned.
Due to the significant resources required for the development of BTX’s pipeline, and depending on its ability to access capital, BTX must prioritize the development of certain product candidates over others. BTX may fail to expend its limited resources on product candidates or indications that may have been more profitable or for which there is a greater likelihood of success.
BTX currently has one clinical-stage product candidate as well as several other product candidates that are at various earlier stages of development. BTX seeks to maintain a process of prioritization and resource allocation to maintain an optimal balance between aggressively pursuing its more advanced clinical-stage product candidate,
BT-001,
and ensuring the development of additional potential product candidates. Due to the significant resources required for the development of BTX’s product candidates, BTX must decide which product candidates to pursue and advance and the amount of resources to allocate to each.
BTX’s decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of any viable commercial products and may divert resources away from better opportunities. If BTX makes incorrect determinations regarding the viability or market potential of any of BTX’s product candidates or misread trends in the pharmaceutical industry, in particular for cardiometabolic disorders, its business, financial condition, and results of operations could be materially adversely affected. As a result, BTX may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other product candidates or other diseases and disease pathways that may later prove to have greater commercial potential than those BTX chooses to pursue, or relinquish valuable rights to such product candidates through collaboration, licensing, or other royalty arrangements in cases in which it would have been advantageous for BTX to invest additional resources to retain sole development and commercialization rights.
Raising additional capital may cause dilution to BTX stockholders, restrict its operations or require BTX to relinquish rights to its technologies or product candidates.
BTX expects its expenses to increase in connection with its planned operations. Unless and until BTX can generate a substantial amount of revenue from BTX’s product candidates, BTX expects to finance its future cash needs through public or private equity offerings, debt financings, collaborations, licensing arrangements or other sources, or any combination of the foregoing. In addition, BTX may seek additional capital due to favorable market conditions or strategic considerations, even if BTX believes that BTX has sufficient funds for its current or future operating plans.
To the extent that BTX raises additional capital through the sale of common stock, convertible securities or other equity securities, your ownership interest may be diluted, and the terms of these securities could include liquidation or other preferences and anti-dilution protections that could adversely affect your rights as a common stockholder. In addition, debt financing, if available, may result in fixed payment obligations and may involve agreements that include restrictive covenants that limit its ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming stock or declaring dividends, that could adversely impact its ability to conduct its business. In addition, securing financing could require a substantial amount of time and attention from its management and may divert a disproportionate amount of their attention away from day-to-day
activities, which may adversely affect its management’s ability to oversee the development of BTX’s product candidates.
If BTX raises additional capital through collaborations or marketing, distribution or licensing arrangements with third parties, BTX may have to relinquish valuable rights to its technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to BTX. If BTX is unable to raise additional capital when needed, BTX may be required to delay, reduce or terminate its product discovery and development programs or commercialization efforts or grant rights to develop and market product candidates that BTX would otherwise prefer to develop and market itself.
The amount of BTX’s future losses is uncertain and BTX’s quarterly and annual operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause its stock price to fluctuate or decline.
BTX’s quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of its control and may be difficult to predict, including the following:

•
the timing and success or failure of clinical trials for BTX’s product candidates or competing product candidates, or any other change in the competitive landscape of its industry, including consolidation among its competitors or partners or as a result of
COVID-19;

•	its ability to successfully recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts, including as a result of COVID-19;

•	its ability to obtain marketing approval for BTX’s product candidates and the timing and scope of any such approvals BTX may receive;

•	the timing and cost of, and level of investment in, research and development activities relating to BTX’s product candidates, which may change from time to time;

•	its ability to attract, hire and retain qualified personnel;

•	expenditures that BTX will or may incur to develop additional product candidates;

•	the level of demand for its product candidates should they receive approval, which may vary significantly;

•
the risk/benefit profile, cost and reimbursement policies with respect to BTX’s product candidates, if approved, and existing and potential future therapeutics that compete with BTX’s product candidates;

•	the changing and volatile U.S. and global economic environments; and

•	future accounting pronouncements or changes in its accounting policies.
The cumulative effects of these factors could result in large fluctuations and unpredictability in its quarterly and annual operating results. As a result, comparing its operating results on a period-to-period
basis may not be meaningful. This variability and unpredictability could also result in its failing to meet the expectations of industry or financial analysts or investors for any period. If its operating results or revenue fall below the expectations of analysts or investors or below any forecasts BTX may provide to the market, or if the forecasts BTX provides to the market are below the expectations of analysts or investors, the price of its common stock could decline substantially. Such a stock price decline could occur even when BTX has met any previously publicly stated guidance BTX may provide.
BTX’s business is highly dependent on the success of BTX’s its lead product candidate,
BT-001.
If BTX is unable to successfully complete clinical development, obtain regulatory approval for or commercialize
BT-001,
or if BTX experiences delays in doing so, its business will be materially harmed.
To date, BTX as an organization have not completed any clinical trials or development of any product candidates. BTX’s future success and ability to generate revenue from its lead product candidates, is dependent on its ability to successfully develop, obtain regulatory approval for and commercialize
BT-001.
BTX completed enrollment in its potentially pivotal clinical trial for
BT-001
in November 2021. If
BT-001
encounters efficacy problems, development delays or regulatory issues or other problems, the development plans for our other product candidates and business would be materially harmed.
BTX may not have the financial resources to continue development of its product candidates if
BT-001
experiences any issues that delay or prevent regulatory approval of, or its ability to commercialize,
BT-001,
including:

•	its inability to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that BT-001 is safe and effective;

•	insufficiency of its financial and other resources to complete the necessary clinical trials and preclinical studies;

•
negative or inconclusive results from its clinical trials, preclinical studies or the clinical trials of others for product candidates similar to BTX’s, leading to a decision or requirement to conduct additional clinical trials or preclinical studies or abandon a program;

•	product-related adverse events experienced by subjects in its clinical trials, including unexpected results, or by individuals using products similar to BT-001;

•	delays in enrolling subjects in clinical trials;

•	high drop-out rates of subjects from clinical trials;

•	poor effectiveness of BT-001 during clinical trials;

•	greater than anticipated clinical trial or manufacturing costs;

•
delays in submitting a de novo application, or comparable foreign applications or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial or a suspension or termination, or hold, of a clinical trial once commenced;

•	conditions imposed by the FDA, the European Medicines Agency, or EMA, or comparable foreign regulatory authorities regarding the scope or design of its clinical trials;

•
delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to its therapies in particular; or

•	varying interpretations of data by the FDA, EMA and comparable foreign regulatory authorities.
The failure of BTX’s products, if approved, to achieve and maintain market acceptance would cause our business, financial condition and results of operation to be materially and adversely affected.
Our current business strategy is highly dependent on BTX’s products achieving and thereafter FDA approval and maintaining market acceptance. Market acceptance and adoption of BTX’s products depends on educating people with cardiometabolic conditions, as well as payers, health plans and government entities, as to the distinct features, clinical impact, cost savings, and other benefits of BTX’s products. If BTX is not successful in demonstrating to physicians who treat potential patients the benefits of BTX’s products, if approved, or if we are not able to achieve the support of insurance carriers for BTX’s products, our business, financial condition and results of operation would be materially and adversely affected.
In addition, BTX’s products may be perceived by patients and healthcare providers to be more complicated or less effective than traditional approaches, and people may be unwilling to change their current health regimens. Moreover, we believe that healthcare providers tend to be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend BTX’s products until there is sufficient evidence to convince them to alter their current approach.
Competitive products may reduce or eliminate the commercial opportunity for BTX’s product candidates, if approved. If its competitors develop technologies or product candidates more rapidly than BTX does, or their technologies or product candidates are more effective or safer than BTX’s, its ability to develop and successfully commercialize BTX’s product candidates may be adversely affected.
The clinical and commercial landscapes for the treatment of cardiometabolic diseases are highly competitive and subject to rapid and significant technological change. BTX faces competition with respect to its indications for BTX’s product candidates from major pharmaceutical companies, specialty pharmaceutical companies, biotechnology companies and potentially other technology companies. There are a number of large pharmaceutical and biotechnology companies that currently market and sell drugs or are pursuing the development of drug candidates for the treatment of the indications that BTX is pursuing.
Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. In addition, technology companies are increasingly exploring digital product to manage and treat cardiometabolic diseases that could compete with BTX’s product candidates, if approved.
BTX’s competitors may have significantly greater financial resources, established presence in the market, expertise in research and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and reimbursement and marketing approved products than BTX does. Accordingly, its competitors may be more successful than BTX may be in obtaining regulatory approval for therapies and achieving widespread market acceptance. BTX’s competitors’ products may be more effective, or more effectively marketed and sold, than any product candidate BTX may commercialize and may render its therapies obsolete or non-competitive
before BTX can recover development and commercialization expenses. If any of BTX’s product candidates, including
BT-001,
is approved, it could compete with a range of therapeutic treatments that are in development.

If BTX obtains approval for any of BTX’s product candidates, BTX may face competition based on many different factors, including the efficacy, safety and tolerability of its products, the ease with which its products can be administered, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Existing and future competing products could present superior treatment alternatives, including being more effective, safer, less expensive or marketed and sold more effectively than any product BTX may develop. Competitive products may make any product BTX develops obsolete or noncompetitive before it recovers the expense of developing and commercializing BTX’s product candidates. Such competitors could also recruit its employees, which could negatively impact BTX’s level of expertise and its ability to execute its business plan.
In addition, BTX’s competitors may obtain patent protection or FDA approval and commercialize products more rapidly than BTX does, which may impact future approvals or sales of any of BTX’s product candidates that receive regulatory approval. If the FDA approves the commercial sale of any of BTX’s product candidates, BTX will also be competing with respect to marketing capabilities and manufacturing efficiency. BTX expects competition among products will be based on product efficacy and safety, the timing and scope of regulatory approvals, marketing and sales capabilities, product price, reimbursement coverage by government and private third-party payers, regulatory exclusivities and patent position. BTX’s profitability and financial position will suffer if BTX’s product candidates receive regulatory approval but cannot compete effectively in the marketplace.
Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of its competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly as the develop disruptive therapies through collaborative arrangements with large and established companies. These third parties compete with BTX in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites, as well as in acquiring technologies complementary to, or necessary for, its programs.
Acquisitions and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact our business, results of operations and financial condition.
We may in the future make acquisitions to add complementary companies, products, technologies, or revenue. These transactions could be material to our results of operations and financial condition. We may also evaluate and enter into discussions regarding a wide array of potential strategic transactions. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to complete acquisitions on favorable terms, if at all. The process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	loss of key employees of the acquired company and other challenges associated with integrating new employees into our culture, as well as reputational harm if integration is not successful;

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	implementation or remediation of controls, procedures, and policies at the acquired company;

•
difficulties in integrating and managing the combined operations, technologies, technology platforms and products of the acquired companies and realizing the anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

•	integration of the acquired company’s accounting, human resource and other administrative systems, and coordination of products, engineering and sales and marketing function;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights, or increase our risk for liabilities;

•	failure to successfully further develop the acquired technology or realize our intended business strategy;

•	uncertainty of entry into markets in which we have limited or no prior experience or in which competitors have stronger market positions;

•	unanticipated costs associated with pursuing acquisitions;

•	failure to find commercial success with the products or services of the acquired company;

•	difficulty of transitioning the acquired technology onto our existing platforms and maintaining the security standards for such technology consistent with our other products;

•	failure to successfully onboard patients or maintain brand quality of acquired companies;

•
responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, as well as, without limitation, liabilities arising out of their failure to maintain effective data protection and privacy controls and comply with applicable regulations;

•	inability to maintain our internal standards, controls, procedures, and policies;

•	failure to generate the expected financial results related to an acquisition on a timely manner or at all;

•	difficulties in complying with antitrust and other government regulations;

•	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP;

•
potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, patient relationships or intellectual property, are later determined to be impaired and written down in value; and

•	failure to accurately forecast the impact of an acquisition transaction.
Future acquisitions could also result in expenditures of significant cash, dilutive issuances of our equity securities, the incurrence of debt, restrictions on our business, contingent liabilities, amortization expenses or write-offs of goodwill, any of which could harm our financial condition. In addition, any acquisitions we announce could be viewed negatively by patients.
Additionally, competition within our industry for acquisitions of business, technologies and assets may become intense. Even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or the target may be acquired by another company. We may enter into negotiations for acquisitions that are not ultimately consummated.
Those negotiations could result in diversion of management time and significant out-of-pocket
costs. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize the benefits of these acquisitions, and our operating results could be harmed. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.
If BTX is unable to develop its sales, marketing and distribution capability on its own or through collaborations with marketing partners, it will not be successful in commercializing BTX’s product candidates, if approved.
BTX currently has no marketing, sales or distribution capabilities. BTX intends to establish a sales and marketing organization, to commercialize its product candidates, if approved. These efforts will require substantial additional resources, some or all of which may be incurred in advance of any approval of the product candidate. Any failure or delay in the development of BTX’s sales, marketing and distribution capabilities would adversely impact the commercialization of its product candidates, if approved.

Factors that may inhibit BTX’s efforts to commercialize BTX’s product candidates, if approved, include:

•	its inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe its products, if approved;

•	the lack of complementary products to be offered by sales personnel, which may put BTX at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.
With respect to its existing and future product candidates, BTX may choose to collaborate with third parties that have direct sales forces and established distribution systems to serve as an alternative to its own sales force and distribution systems. BTX’s future product revenue may be lower than if it directly marketed or sold BTX’s product candidates, if approved. In addition, any revenue BTX receives will depend in whole or in part upon the efforts of these third parties, which may not be successful and are generally not within its control. If BTX is not successful in commercializing any approved products, its future product revenue will suffer and BTX may incur significant additional losses.
If we are unable to achieve widespread acceptance of BTX’s products, if approved, our revenue growth could be slower than we expect, and our business may be adversely affected.
We expect to generate revenue from physicians prescription of BTX’s products, if approved, for patients. As a result, widespread acceptance, prescription and use of our products, if approved, is critical to our future growth and success. If the market fails to grow or grows more slowly than we currently anticipate, demand for BTX’s products, if approved, could be negatively affected and our revenue may grow more slowly than we expect and our business may be adversely affected. Demand for BTX’s products, if approved, is affected by a number of factors, many of which are beyond our control. Some of these potential factors include:

•	awareness of BTX’s products and the adoption of prescription CBT;

•	ease of adoption and use;

•	platform experience;

•	performance;

•	brand;

•	security and privacy; and

•	pricing.
Any failure to offer high-quality patient support may adversely affect our relationships with our existing and prospective patients, and in turn our business, results of operations and financial condition.
In implementing and using BTX’s products, our patients will depend on our patient support to resolve issues in a timely manner. We may be unable to respond quickly enough to accommodate short-term increases in demand for patient support. Increased patient demand for support could increase costs and adversely affect our results of operations and financial condition. Any failure to maintain high-quality patient support, or a market perception that we do not maintain high-quality patient support, could adversely affect patient satisfaction or the willingness of physicians to prescribe our products, and in turn our business, results of operations, and financial condition.

If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition and results of operations would be harmed.
The growth and expansion of our business creates significant challenges for our management, operational and financial resources. To effectively manage our growth, we must continue to improve our operational, financial and management processes and systems and to effectively expand, train and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture. This could negatively affect our business performance.
We may in the future enter into collaborations,
in-licensing
arrangements, joint ventures, or strategic alliances with third-parties that may not result in the development of commercially viable products or the generation of significant future revenues.
In the ordinary course of our business, we may enter into collaborations, in-licensing
arrangements, joint ventures, or strategic alliances to develop proposed products and to pursue new markets.
In the future, proposing, negotiating, and implementing collaborations, in-licensing
arrangements, joint ventures, strategic alliances, or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all, and may not realize the anticipated benefits of any such transaction or arrangement.
Additionally, with respect to current and future collaborations, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. For example, BTX entered into a research collaboration with Steward Health Care Network to conduct a real world use study of
BT-001.
However, the parties do not expect to proceed with the study at this point.
It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.
We could suffer disruptions, outages, defects, and other performance and quality problems with our platform or with the cloud and internet infrastructure on which it relies.
Our business depends on our platform to be available without disruption. We have experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with our platform. We have also experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with the cloud and internet infrastructure on which our platform relies. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open source software, human error or misconduct, capacity constraints, design limitations, or denial of service attacks or other security-related incidents.
Further, if our contractual and other business relationships with our cloud service providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we could be unable to provide our platform and could experience significant delays and incur additional expense in transitioning patients to a different cloud service provider.
Any disruptions, outages, defects, and other performance and quality problems with our platform or with the cloud and internet infrastructure on which it relies, or any material change in our contractual and other business relationships with our cloud services providers, could result in reduced use of our platform, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.
We depend on our senior management team, and the loss of one or more of our executive officers or key employees or an inability to attract and retain highly skilled employees could adversely affect our business.
Our success depends largely upon the continued services of our key executive officers. These executive officers are at-will
employees and therefore they may terminate employment with us at any time with no advance notice. We rely on our leadership team in the areas of operations, clinical and software development, information security, marketing, compliance and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business.
The loss of one or more of the members of our senior management team, or other key employees, could harm our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives.
To continue to execute our growth strategy, we also must attract and retain highly skilled personnel. Competition is intense for qualified professionals. We may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in the healthcare market is limited overall. In addition, many of the companies with which we compete for experienced personnel have greater resources than we have.
Additionally, our success is dependent on our ability to evolve our culture, align our talent with our business needs, engage our employees and inspire our employees to be open to change and innovate. Our business would be adversely affected if we fail to adequately plan for succession of our executives and senior management, or if we fail to effectively recruit, integrate, retain and develop key talent and/or align our talent with our business needs, in light of the current rapidly changing environment.
Our business could be disrupted by catastrophic events and
man-made
problems, such as power disruptions, data security breaches, and terrorism.
Our platform and the cloud-based infrastructure on which our platform relies are] vulnerable to damage or interruption from the occurrence of any catastrophic event, including earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunction, cyber- attack, war, terrorist attack, incident of mass violence or disease, such as the
COVID-19
pandemic, and similar events, which could result in lengthy interruptions in access to our platform. In addition, acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements, access to our platform could be interrupted. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to deliver our platform and products to our patients and patients would be impaired or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business, financial condition, and results of operations would be harmed.
We have implemented a disaster recovery program that allows us to move website traffic to a backup data center in the event of a catastrophe. This allows us the ability to move traffic in the event of a problem, and the ability to recover in a short period of time. However, to the extent our disaster recovery program does not effectively support the movement of traffic in a timely or complete manner in the event of a catastrophe, our business and results of operations may be harmed.
We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business, financial condition and results of operations that may result from interruptions in access to our platform as a result of system failures.
Our Loan Agreement with Hercules Capital contains restrictions that limit our flexibility in operating our business.
In August 2021, we entered into a loan and security agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules Capital”) as agent and lender. The Loan Agreement provides for an up to $50.0 million senior secured term loan facility (the “Term Loan Facility”). The Loan Agreement is secured by a lien on substantially all of our assets, including, but not limited to, shares of our subsidiaries, our current and future intellectual property, insurance, trade and intercompany receivables, inventory and equipment and contract rights. The Loan Agreement requires us to meet specified minimum cash requirements, as described below, and contains various affirmative and negative covenants that limit our ability to engage in specified types of transactions. These covenants, which are each subject to customary exceptions, limit our ability to, without Hercules Capital’s prior written consent, effect any of the following, among other things:

•	sell, lease, transfer or otherwise dispose of certain assets;

•	acquire another company or business or enter into a merger or similar transaction with third parties;

•	incur additional indebtedness;

•	make investments;

•	enter into certain outbound licenses of intellectual property;

•	encumber or permit liens on certain assets; and

•	pay dividends and make other restricted payments with respect to our capital stock.
Our board of directors or management team could believe that taking any one of these actions would be in our best interests and the best interests of our stockholders. If that were the case and if we were unable to complete any of these actions because Hercules Capital does not provide its consent, that could adversely impact our business, financial condition and results of operations.
In addition, on or after July 1, 2023, we are required to maintain a minimum aggregate balance of $10.0 million in cash in one or more controlled accounts. Such requirement terminates if we reach certain valuation requirements. These accounts are required to be maintained as cash collateral accounts securing our obligations under the Loan Agreement. While such requirements apply under the Loan Agreement, our ability to use the cash amounts held in these controlled accounts in the operation of our business will be limited.

As of October 28, 2021, we drew down on $10 million of the Term Loan Facility. Our ability to draw on the remaining Term Loan Facility is contingent on our compliance with the covenants described above and certain other covenants and milestones. Even if we meet these conditions, we may elect not to draw on the remaining Term Loan Facility.
In the event of a default under the Loan Agreement, including, among other things, our failure to make any payment when due or our failure to comply with any provision of the Loan Agreement, subject to customary grace periods, Hercules Capital could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay the amounts due under the Loan Agreement, Hercules Capital could proceed against the collateral granted to it to secure this indebtedness, which could have an adverse effect on our business, financial condition and results of operations.
Hercules Capital interests as a lender may not always be aligned with our interests. If our interests come into conflict with those of Hercules Capital, including in the event of a default under the Loan Agreement, Hercules Capital may choose to act in its self-interest, which could adversely affect the success of our current and future collaborative efforts with Hercules Capital.
Risks Related to our Intellectual Property and Potential Litigation
We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations.
We may be party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. A portion of the technologies we use incorporates open source software, and we may face claims claiming ownership of open source software or patents related to that software, rights to our intellectual property or breach of open source license terms, including a demand to release material portions of our source code or otherwise seeking to enforce the terms of the applicable open source license. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings, and particularly the patent infringement and class action matters we could face, may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify BTX’s product or require us to stop offering certain products, all of which could negatively impact our revenue growth. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.
The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our common stock.
Furthermore, our business exposes us to potential product liability claims that are inherent in the design, manufacture, testing and sale of medical devices. We could become the subject of product liability lawsuits alleging that component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition, injury or death to patients. In addition, the misuse of BTX’s products, or the failure of patients to adhere to operating guidelines, could cause significant harm to patients, including death, which could result in product liability claims. Product liability lawsuits and claims, safety alerts or product recalls, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain patients, any of which could have a material adverse effect on our business, financial condition and results of operations.
Although we maintain third-party product liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any product liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible.
Product liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any product liability claim brought against us, with or without merit, could result in an increase of BTX’s product liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all.
Failure to protect or enforce our intellectual property rights could harm our business and results of operations.
We believe that our intellectual property is an essential asset of our business. If we do not adequately protect our intellectual property, our brand and reputation could be harmed and competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could materially harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our platform and delay or render impossible our achievement of profitability. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete. We regard the protection of our trade secrets, copyrights, trademarks, trade dress, databases, domain names and patents as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights and other rights provided under foreign laws. These laws are subject to change at any time and could further restrict our ability to protect or enforce our intellectual property rights. In addition, the existing laws of certain foreign countries in which we operate may not protect our intellectual property rights to the same extent as do the laws of the United States. We also have a practice of entering into confidentiality and invention assignment agreements with our employees and contractors, and often enter into confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. In addition, from time to time we make our technology and other intellectual property available to others under license agreements, including open source license agreements and trademark licenses under agreements with any development collaborators for the purpose of co-branding
or
co-marketing
BTX’s products or services. However, these contractual arrangements and the other steps we have taken to protect our intellectual property rights may not prevent the misappropriation of our proprietary information, infringement of our intellectual property rights, disclosure of trade secrets and other proprietary information, or deter independent development of similar or competing technologies, duplication of our technologies or efforts to design around our patents by others, and may not provide an adequate remedy in the event of such misappropriation or infringement.
Obtaining and maintaining effective intellectual property rights is expensive, including the costs of defending our rights. We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection, and the approach we select may ultimately prove to be inadequate. We are seeking to protect certain of our intellectual property rights through filing applications for copyrights, trademarks, patents and domain names in a number of jurisdictions, a process that is expensive and may not be successful in all jurisdictions. We are continuing to monitor and evaluate our intellectual property protection in various jurisdictions as we expand our business. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of BTX’s products, technology, or proprietary information, or provide us with any competitive advantages. Moreover, we cannot guarantee that any of our pending patent applications will issue or be approved. The United States Patent and Trademark Office, or the USPTO, also requires compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and after a patent has issued. There are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If this occurs, our competitors might be able to enter the market, which would have a material adverse effect on our business. Even where we have intellectual property rights, they may later be found to be unenforceable or have a limited scope of enforceability. In addition, we may not seek to pursue such protection in every jurisdiction. In particular, we believe it is important to maintain, protect and enhance our brands. Accordingly, we pursue the registration of domain names and our trademarks and service marks in the United States and in some jurisdictions outside of the United States.
Third parties may challenge our use of our trademarks, oppose our trademark applications or otherwise impede our efforts to protect our intellectual property in certain jurisdictions. In the event that we are unable to register our trademarks in certain jurisdictions, we could be forced to rebrand BTX’s products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing new brands. We have already and may, over time, increase our investment in protecting innovations through investments in patents and similar rights, and this process is expensive and time- consuming.
In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. We may not always detect infringement of our intellectual property rights, and defending or enforcing our intellectual property rights, even if successfully detected, prosecuted, enjoined or remedied, could result in the expenditure of significant financial and managerial resources.
Litigation may be necessary to enforce our intellectual property rights, protect our proprietary rights or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and results of operations. We may also incur significant costs in enforcing our trademarks against those who attempt to imitate our brand and other valuable trademarks and service marks. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, countersuits and adversarial proceedings such as oppositions, inter partes review, post-grant review, re-examination
or other post-issuance proceedings, that attack the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our related pending patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.
If we fail to maintain, protect and enhance our intellectual property rights, our business, results of operations and financial condition may be harmed and the market price of our common stock could decline.
Risks Related to Employment Matters
Federal, state and local employment-related laws and regulations could increase our cost of doing business and subject us to fines and lawsuits.
Our operations are subject to a variety of federal, state and local employment-related laws and regulations, including, but not limited to, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, the Family Medical Leave Act, overtime pay, compensable time, recordkeeping and other working conditions, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the National Labor Relations Act, regulations of the Equal Employment Opportunity Commission, regulations of the Office of Civil Rights, regulations of the Department of Labor (DOL), regulations of state attorneys general, federal and state wage and hour laws, and a variety of similar laws enacted by the federal and state governments that govern these and other employment-related matters. As our employees are located in a number of states, compliance with these evolving federal, state and local laws and regulations could substantially increase our cost of doing business while failure to do so could subject us to fines and lawsuits. We are currently subject to employee-related legal proceedings in the ordinary course of business. While we believe that we have adequate reserves for those losses that we believe are probable and can be reasonably estimated, the ultimate results of legal proceedings and claims cannot be predicted with certainty.
Risks Related to Discovery and Development
Our current product candidates are in various stages of development. Our product candidates may fail in development or suffer delays that adversely affect their commercial viability. If we fail to obtain or maintain U.S. Food and Drug Administration de novo classification or clearance to market and sell our
BT-001
digital therapeutic, or if such classification or clearance is delayed, our business will be materially harmed.
The process of seeking regulatory de novo classification or clearance to market a medical device is expensive and time consuming. There can be no assurance that marketing authorization will be granted. If we are not successful in obtaining timely de novo classification granting marketing authorization of our
BT-
001 digital therapeutic, we may never be able to generate significant revenue and may be forced to cease operations. Specifically, we hope to pursue additional regulatory marketing clearances for our
BT-001
digital therapeutic for additional uses once if our first de novo classification is granted. The FDA de novo classification process requires an applicant to demonstrate the safety and efficacy based, in part, on extensive data, including, but not limited to preclinical, clinical trial, technical, manufacturing and labeling data. The FDA regulatory clearance process requires an applicant to demonstrate the device to be marketed is as safe and effective, that is, substantially equivalent, to a legally marketed device and the de novo classification process requires an applicant to demonstrate the safety and effectiveness of a new device. The FDA can delay, limit or deny de novo classification or clearance a device for many reasons, including:

•	we may not be able to demonstrate to the FDA’s satisfaction that BTX’s product candidates are safe and effective for its intended use;

•	the FDA may disagree that our clinical data supports the label and use that we are seeking; and

•	the FDA may disagree that the data from our preclinical or pilot studies and clinical trials is sufficient to support marketing authorization.
Obtaining de novo classification and clearance from the FDA or any foreign regulatory authority could result in unexpected and significant costs for us and consume management’s time and other resources. The FDA could ask us to supplement our submissions, collect additional non-clinical
data, conduct additional clinical trials, prepare additional manufacturing data or information or engage in other time-consuming actions, or it could simply deny our applications. In addition, if approved or granted marketing authorization, we will be required to obtain additional FDA approvals or clearances prior to making certain modification to our devices, and the FDA may revoke the approval or clearance or impose other restrictions if post-market data demonstrates safety issues or lack of efficacy. If we are unable to obtain and maintain the necessary regulatory authorizations and clearances to market BTX’s products, our financial condition may be adversely affected, and our ability to grow domestically and internationally would likely be limited. Additionally, even if authorized or cleared for marketing, our
BT-001
digital therapeutic may not receive marketing authorization for the indications that are necessary or desirable for successful commercialization or profitability.

We are substantially dependent on the FDA’s de novo classification of our
BT-001
digital therapeutic, as well as market acceptance in the United States of
BT-001,
and our failure to receive FDA de novo classification of our
BT-
001 digital therapeutic or the failure to gain such market acceptance for it would negatively impact our business.
Since our inception, we have devoted substantially all of our efforts to the development of our
BT-001
digital therapeutic application that we believe, if granted de novo classification, will serve the basis for future marketing clearances for additional uses in other indications. We have not yet received de novo classification from the FDA to market and sell our
BT-001
digital therapeutic in the United States. However, we will incur costs, including costs to build our sales force, in anticipation of potential FDA de novo classification being granted. If we are unable to obtain the necessary grant from the FDA to market and sell our
BT-001
digital therapeutic in the United States and then to achieve significant market acceptance in the United States, our results of operations will be adversely affected as the United States is expected to be the principal market for our
BT-001,
if approved. Further, because we have incurred costs prospectively in advance of FDA de novo classification, we would be unable to recoup these costs if the
BT-001
is not granted marketing authorization by the FDA or if it is granted de novo classification but fails to obtain market acceptance. We have other digital therapeutics development that depend on marketing clearance to be obtained under FDA’s 510(k) clearance pathway, enabled by the de novo classification of our first
BT-
001 product candidate; thus, if we are unsuccessful in obtaining de novo classification of our initial
BT-001
digital therapeutic, we would need to seek de novo classification for the next
BT-001
digital therapeutic indication we seek to market. Unexpected or serious complications or other unforeseen negative effects related to the development or market acceptance of any
BT-001
digital therapeutic we seek to market could materially and adversely affect our business.
The clinical trial process required to obtain marketing authorizations for BTX’s product candidates is lengthy and expensive with uncertain outcomes. If clinical trials of any of our digital therapeutic applications in development fails to produce results necessary to support regulatory marketing authorization or clearance in the United States or, with respect to our current or future products, elsewhere, we will be unable to commercialize these products and may incur additional costs or experience delays in completing, or ultimately be unable to complete, the commercialization of those products.
We are currently conducting a virtual clinical trial and plan to seek de novo classification for our
BT-
001 digital therapeutic application for the treatment of type 2 diabetes. The virtual aspects of the trial include recruitment of participants using email and social media and the conducting of study visits using telemedicine visits. In order to obtain de novo classification, we must obtain clinical data demonstrating the safety and efficacy of the product candidate. Conducting clinical trials is a complex and expensive process, can take many years, and outcomes are inherently uncertain. We incur substantial expense for, and devote significant time to, clinical trials but cannot be certain that the trials will ever result in commercial revenue. We may experience significant setbacks in clinical trials, even after earlier clinical trials showed promising results, and failure can occur at any time during the clinical development process. Any of BTX’s products may malfunction or may produce undesirable adverse effects that could cause us, institutional review boards or IRBs, or regulatory authorities to interrupt, delay or halt clinical trials. We, IRBs, the FDA, or another regulatory authority may suspend or terminate clinical trials at any time to avoid exposing trial participants to unacceptable health risks. Successful results of earlier pilot studies are not necessarily indicative of future clinical trial results, and predecessor pilot study or clinical trial results may not be replicated in subsequent clinical trials.
Moreover, interim results or topline results may be subject to change upon full review of the data from a clinical trial. Additionally, the FDA may disagree with our interpretation of the data from our pilot studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or efficacy, and may require us to pursue additional clinical trials, which could further delay the de novo classification grant or clearance of BTX’s product candidates. The data we collect from our pilot studies and clinical trials may not be sufficient to support FDA de novo classification or clearance, and if we are unable to demonstrate the safety and efficacy of our future products in our clinical trials, we will be unable to obtain the regulatory authorizations we need to commercialize BTX’s products.

In addition, we may estimate and publicly announce the anticipated timing of the accomplishment of various clinical, regulatory and other product development goals, which are often referred to as milestones. These milestones could include: the submission to the FDA of a meeting request to discuss product development pathways or submission of an investigational device exemption, or IDE, if applicable, to commence clinical trials of BTX’s product candidates; the enrollment of patients in clinical trials; the release of data from clinical trials; and other clinical and regulatory events; and the obtainment of the right to affix the CE mark in the European Union. The actual timing of these milestones could vary dramatically compared to our estimates, in some cases for reasons beyond our control. We cannot assure you that we will meet our projected milestones and if we do not meet these milestones as publicly announced, the commercialization of BTX’s products may be delayed and, as a result, our stock price may decline.
Clinical trials are necessary to support de novo classification requests and certain 510(k) applications and may be necessary to support subsequent 510(k) submissions for modified versions of any digital therapeutic devices for which we obtain marketing authorization. This requires the enrollment of large numbers of suitable subjects, which may be difficult to identify, recruit and maintain as participants in the clinical trial. Adverse outcomes in our potentially pivotal trials or post-approval studies could also result in restrictions on or withdrawal of marketing clearances we obtain. We will likely need to conduct additional clinical studies in the future for the authorization of the use of BTX’s products in some foreign countries. Clinical testing is difficult to design and implement, can take many years, can be expensive and carries uncertain outcomes. The initiation and completion of any of these trials may be prevented, delayed, or halted for numerous reasons. We may experience a number of events during the conduct of our clinical trials that could adversely affect the costs, timing or successful completion, including:

•
if we are required to submit an IDE application to FDA, which must become effective prior to commencing human clinical trials, the FDA may reject our IDE application and notify us that we may not begin investigational trials;

•	regulators and other comparable foreign regulatory authorities may disagree as to the design or implementation of our clinical trials;

•
regulators and/or institutional review boards, or IRBs, or other reviewing bodies may not authorize us or our investigators to commence a clinical trial, or to conduct or continue a clinical trial at a prospective or specific trial site;

•
we may not reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•
clinical trials may produce negative or inconclusive results, or we may not agree with regulatory authorities on the interpretation of our clinical trial results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

•
the number of subjects or patients required for clinical trials, including to effectively test and demonstrate the effect of BTX’s product candidates, may be larger than we anticipate, enrollment in these clinical trials may be insufficient or slower than we anticipate, and the number of clinical trials being conducted at any given time may be high and result in fewer available patients for any given clinical trial, or patients may drop out of these clinical trials at a higher rate than we anticipate;

•	our third-party contractors, may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

•	we might have to suspend or terminate clinical trials for various reasons, including a finding that the subjects are being exposed to unacceptable health risks;

•
we may have to amend clinical trial protocols or conduct additional studies to reflect changes in regulatory requirements or guidance, which we may be required to submit to an IRB and/or regulatory authorities for re-examination;

•
regulators, IRBs, or other parties may require or recommend that we or our investigators suspend or terminate clinical research for various reasons, including safety signals or noncompliance with regulatory requirements;

•	the cost of clinical trials may be greater than we anticipate;

•	clinical sites may not adhere to the clinical protocol or may drop out of a clinical trial;

•	we may be unable to recruit a sufficient number of clinical trial sites or trial subjects;

•
regulators, IRBs, or other reviewing bodies may fail to approve or subsequently find fault with our manufacturing processes for clinical and commercial supplies, the supply of devices or other materials necessary to conduct clinical trials may be insufficient, inadequate or not available at an acceptable cost, or we may experience interruptions in our ability to supply BTX’s product candidates;

•
marketing authorization policies, pathways or regulations of FDA or applicable foreign regulatory agencies may change in a manner rendering our clinical data insufficient for marketing authorization; and

•	our current or future products may have undesirable side effects or other unexpected characteristics.
Clinical trials must be conducted in accordance with the applicable laws and regulations of the FDA and other applicable regulatory authorities’ legal requirements, regulations or guidelines, and are subject to oversight by these governmental agencies and IRBs at the medical institutions where the clinical trials are conducted. We may in the future have to terminate a clinical trial site or investigator which is found through our clinical trial monitoring activities to be noncompliant with our clinical trial protocols or with applicable laws, regulations, requirements and guidelines for the conduct of our clinical trials.
Furthermore, we rely on clinical trial sites to ensure the proper and timely conduct of our clinical trials and while we have agreements governing their committed activities, we have limited influence over their actual performance. We depend on our CROs to support the conduct of our clinical trials in compliance with good clinical practice, or GCP, requirements. To the extent our CROs fail to help oversee the conduct the study in compliance with GCP standards or are delayed for a significant time in the execution of the trial, including achieving full enrollment, we may be affected by increased costs, program delays or both. In addition, clinical trials that are conducted in countries outside the United States may subject us to further delays and expenses as a result of increased shipment costs, additional regulatory requirements and the engagement of
non-U.S.
CROs, as well as expose us to risks associated with clinical investigators who are unknown to the FDA, and different standards of diagnosis, screening and medical care.
Failure can occur at any stage of clinical testing. Our clinical trials may produce negative or inconclusive results or may demonstrate a lack of effect of BTX’s product candidates. We may decide, or regulators may require us, to conduct additional clinical and non-clinical
testing in addition to those we have planned. Our failure to adequately demonstrate the safety and effectiveness of any product candidates we may develop or may develop in the future would prevent receipt of regulatory marketing authorization and, ultimately, the commercialization of that product or indication for use. Even if our future products are granted de novo classification or cleared in the United States, commercialization of BTX’s products in foreign countries would require marketing authorization by regulatory authorities in those countries.
Marketing authorization procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including the conduct of additional pilot studies or clinical trials. Any of these occurrences could have an adverse effect on our business, financial condition and results of operations.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control.
We may encounter delays or difficulties in enrolling, or be unable to enroll, a sufficient number of patients to complete any of our clinical trials on our current timelines, or at all, and even once enrolled, we may be unable to retain a sufficient number of patients to complete any of our trials. Slow enrollment in our clinical trials may lead to delays in our development timelines and milestones.
Patient enrollment in clinical trials and completion of patient follow-up
depend on many factors, including the size of the patient population, the nature of the trial protocol, the ability of patients to continue to receive medical care, the eligibility criteria for the clinical trial, patient compliance, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the product being studied in relation to other available therapies, including any new treatments that may be approved for the indications we are investigating. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up
to assess the safety and efficacy of a product candidate, or they may be persuaded to participate in contemporaneous clinical trials of a competitor’s product candidate. In addition, patients participating in our clinical trials may drop out before completion of the trial or experience adverse medical events unrelated to BTX’s products. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may delay commencement or completion of the clinical trial, cause an increase in the costs of the clinical trial and delays, make our data more difficult to interpret, affect the powering of our trial, or result in the failure of the clinical trial.
Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop BTX’s product candidates, or could render further development impossible. In addition, we rely on clinical trial sites to ensure timely conduct of our clinical trials and, while we have entered into agreements governing their services, we are limited in our ability to compel their actual performance.
Interim, “topline,” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to confirmation, audit, and verification procedures that could result in material changes in the final data.
From time to time, we may publicly disclose preliminary or topline data from our pilot studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. From time to time, we may also disclose interim data from our clinical trials. Interim or preliminary data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and treatment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our common stock after this offering.
Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the potential of the particular program, the likelihood of marketing authorization or clearance or commercialization of the particular product candidate, the commercial success of any product for which we may have already obtained authorization or clearance, and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is derived from information that is typically extensive, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure.
If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, BTX’s product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.
If patients or physicians are not willing to change current practices to adopt our
BT-001
digital therapeutic, if granted authorization for marketing, our future product candidates may fail to gain increased market acceptance, and our business will be adversely affected.
Our primary strategy to grow our revenue is to drive the adoption of our
BT-001
digital therapeutic, if granted marketing authorization, by physicians to assist their patients in improving glycemic control by lowering HbA1c. Physicians may choose not to adopt our digital therapeutic products for a number of reasons, including:

•	lack of availability of adequate third-party payer coverage or reimbursement;

•	lack of experience with BTX’s product;

•	our inability to convince key opinion leaders to recommend BTX’s products;

•	perceived inadequacy of evidence supporting clinical benefits, safety or cost-effectiveness of BTX’s product;

•	liability risks generally associated with the use of new products; and

•	the training required to use new products.
We focus our sales, marketing and training efforts primarily on primary care physicians. However, physicians from other disciplines, such as endocrinologists, as well as other medical professionals, such as nurse practitioners and physician assistants, are often the initial point of contact for patients with diabetes management needs. We believe that educating physicians in these disciplines and other medical professionals about the clinical merits, patient benefits and safety profile of our digital therapeutic products is an element of increasing product adoption. If additional primary care physicians or other medical professionals do not appreciate and recommend the benefits of our digital therapeutic for any reason, including those listed above, our ability to execute our growth strategy will be impaired, and our business may be adversely affected.
In addition, patients may not be able to adopt or may choose not to adopt our digital therapeutic if, among other potential reasons, they are worried about potential adverse effects of use of our digital therapeutic or they are unable to obtain adequate third-party coverage or reimbursement.
Our long-term growth depends on our ability to enhance our digital therapeutic products, expand our indications and develop and commercialize additional products once granted marketing authorization and clearance.
It is important to our business strategy that we continue to enhance our
BT-001
digital therapeutic with additional functionalities and, in the future, additional indications as well as develop and introduce new products. Developing products is expensive and time-consuming and could divert management’s attention away from our core business. The success of any new product offering or product enhancements will depend on several factors, including our ability to:

•	properly identify and anticipate physician and patient needs;

•	develop and introduce new functionalities, uses, products and product enhancements in a timely manner;

•	avoid infringing upon the intellectual property rights of third-parties;

•	demonstrate, if required, the safety and effectiveness of new products with data from preclinical and pilot studies and clinical trials;

•	obtain the necessary regulatory clearances, grants or approvals for expanded indications, new products or product modifications;

•	be fully FDA-compliant with marketing of new products or modified products;

•	provide adequate training to potential patients prescribed BTX’s products;

•	receive adequate coverage and reimbursement for procedures performed with BTX’s products; and

•	develop an effective and dedicated sales and marketing team.
If we are not successful in expanding our indications and developing and commercializing new products and product enhancements, our ability to increase our revenue may be impaired, which could have a material adverse effect on our business, financial condition and results of operations.
Our product candidates represent novel and innovative potential therapeutic areas, and negative perception of any product candidate that we develop could adversely affect our ability to conduct our business, obtain regulatory approvals or identify alternate regulatory pathways to market for such product candidate.
Certain of our product candidates are considered relatively new and novel therapeutic approaches. Our and their success will depend upon physicians who specialize in the treatment of diseases targeted by our and their product candidates prescribing potential treatments that involve the use of our and their product candidates in lieu of, or in addition to, existing treatments with which they are more familiar and for which greater clinical data may be available. Access will also depend on consumer acceptance and adoption of products that are commercialized. In addition, responses by the U.S., state or foreign governments to negative public perception or ethical concerns may result in new legislation or regulations that could limit our ability to develop or commercialize any product candidates, obtain or maintain regulatory approval, identify alternate regulatory pathways to market or otherwise achieve profitability.
For example, in the United States, no prescription digital therapeutic candidates designed to deliver cognitive behavioral therapy for treating diabetes, heart disease, and other cardiometabolic conditions have been approved. BTX is developing a platform of
FDA-regulated,
software-based, prescription digital therapeutic candidates for treating such conditions through a novel form of cognitive behavioral therapy. The FDA may lack experience in evaluating the safety and efficacy of product candidates based on cognitive behavioral therapy, which could result in a longer than expected regulatory review process, increase expected development costs and delay or prevent potential commercialization of product candidates.
Risks Related to Government Regulation
Our products and operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.
We and BTX’s products are subject to extensive regulation in the United States and elsewhere, including by the FDA and its foreign counterparts. The FDA and foreign regulatory agencies regulate, among other things, with respect to medical devices: design, development and manufacturing; testing, labeling, content and language of instructions for use; clinical trials; product safety;
pre-market
clearance and approval; establishment registration and device listing; marketing, sales and distribution; complaint handling; record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market approval studies; and product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through periodic unannounced inspections. We do not know whether we will pass any future FDA inspections or those conducted by foreign regulatory agencies. Failure to comply with applicable regulations could jeopardize our ability to sell BTX’s products and result in enforcement actions such as: warning letters; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances or approvals; withdrawals or suspensions of current marketing authorizations, resulting in prohibitions on the sale and distribution of BTX’s products; and in the most serious cases, criminal penalties.
We may not receive the necessary de novo classification grant for our
BT-001
digital therapeutic or clearances for future expanded indications of our
BT-001
digital therapeutic product candidate, and failure to timely obtain these regulatory authorizations would adversely affect our ability to grow our business.
Our strategy is dependent on the initial de novo classification by FDA of our
BT-001
digital therapeutic granting its ability for marketing in the United States. In the United States, before we can market a new medical device, or a new use of, new claim for or significant modification to an existing products, we must first receive either clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, or the FDCA, or grant under the de novo classification process added under the Food and Drug Administration Modernization Act, or FDAMA, or premarket approval, or PMA, from the FDA, unless an exemption applies.
The de novo classification process, which is the development pathway required based on discussions with FDA for our
BT-001
digital therapeutic for our current planned use in treatment of type 2 diabetes, provides a pathway to classify novel medical devices for which general controls alone, or general and special controls, provide reasonable assurance of safety and efficacy for the intended use, but for which there is no legally marketed predicate device. A de novo classification is a risk-based classification process where devices that are classified into class I or class II through a de novo classification request may be marketed and used as predicates for future premarket notification 510(k) submissions.
In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976
(pre-amendments
device), a device that was originally on the United States market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence demonstrations. We plan to pursue the 510(k) clearance process for the addition of expanded indications for our
BT-001
digital therapeutic.
Where the de novo classification or 510(k) clearance pathways are not available for medical devices, and where no policy of enforcement discretion exists enabling a manufacturer to market a medical device without obtaining premarket authorization, the process of obtaining PMA approval may apply, which is the most rigorous product development pathway for seeking marketing approval for a medical device. In review of a PMA application, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to pre-clinical,
clinical trial, technical, manufacturing and labeling data beyond that which is required to support a de novo classification request or 510(k) clearance submission. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.
Modifications to products that are approved through a PMA application generally require FDA approval. Similarly, certain modifications made to products cleared through a 510(k) or the de novo classification process may require a new 510(k) clearance or a new de novo classification request. Both the PMA approval, de novo classification, and the 510(k) clearance processes can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from three to 12 months, but can last longer, while the de novo classification request process is usually longer requiring a clinical trial. The process of obtaining a PMA is much more costly and uncertain than the de novo or 510(k) clearance processes and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA generally requires the performance of one or more clinical trials. Despite the time, effort and cost, a device may not be approved, granted or cleared by the FDA. Any delay or failure to obtain necessary regulatory approvals could harm our business. Furthermore, even if we are granted regulatory authorizations, clearances or approvals, they may include significant limitations on the indicated uses for the device, which may limit the market for the device.
In the United States, we are currently developing our
BT-001
digital therapeutic through the de novo classification pathway. Any modification to our
BT-001
digital therapeutic that has not been previously authorized may require us to submit a 510(k) premarket clearance application or de novo classification request prior to implementing the change. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, product introductions or modifications could be delayed or canceled, which could adversely affect our ability to grow our business.
The FDA can delay, limit or deny de novo classification, clearance or approval of a device for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that BTX’s products are safe or effective for their intended uses;

•
the disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from pre-clinical
studies or clinical trials;

•	serious and unexpected adverse device effects experienced by participants in our clinical trials;

•	the data from our pre-clinical or pilot studies and clinical trials may be insufficient to support de novo classification, clearance or approval where required;

•	our inability to demonstrate that the clinical and other benefits of the device outweigh the risks; and

•
the potential for medical device policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for de novo classification, clearance or approval.

In addition, the FDA may change its policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay de novo classification, clearance or approval of our future products under development or impact our ability to modify our currently cleared products on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new authorizations, increase the costs of compliance or restrict our ability to maintain any authorizations we may successfully obtain. For example, as part of the Food and Drug Administration Safety and Innovation Act, or FDASIA, enacted in 2012, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several “Medical Device Regulatory Improvements” and miscellaneous reforms, which are further intended to clarify and improve medical device regulation both pre-
and post-marketing. Some of these proposals and reforms could impose additional regulatory requirements upon us that could delay our ability to obtain new approvals, increase the costs of compliance or restrict our ability to maintain our current approval.
We may market digital products for uses under current FDA enforcement discretion or outside of the current definition of a “medical device” in the United States.
Currently, the FDA’s regulatory framework permits the marketing of certain digital applications and products outside of the FDA’s active regulation under its device authorities or, in other cases, completely outside

FDA regulation if the product uses do not meet the definition of a “medical device.” From time to time, we may develop and commercialize products that we determine fall within the current areas of FDA enforcement discretion or outside the definition of a medical device, but the FDA may not agree with our determination. If FDA disagrees with any such determinations that we make, we may be required to cease further marketing or distribution of those products until such time as we obtain any required premarket authorization, clearance or approval for those products and we may be subject to receiving an FDA untitled letter or warning letter for such product marketing and distribution activities, amongst other potential enforcement mechanisms available to the FDA.
Failure to comply with post-marketing regulatory requirements could subject us to enforcement actions, including substantial penalties, and might require us to recall or withdraw a products from the market.
After de novo classification, if granted, for our
BT-001
digital therapeutic product candidate, we will be subject to ongoing and pervasive regulatory requirements governing, among other things, the manufacture, marketing, labeling, sale, promotion, advertising, medical device reporting, registration, distribution, and listing of devices. For example, we must submit periodic reports to the FDA, including reports of certain adverse events. These reports include safety and effectiveness information about the device after its authorization for marketing. Failure to submit such reports, or failure to submit the reports in a timely manner, could result in enforcement action by the FDA. Following its review of these periodic reports and medical device adverse event reports, the FDA might ask for additional information or initiate further investigation.
In addition, our digital therapeutics may become subject to post-market study requirements. Any failure to conduct the required studies in accordance with an IRB, and informed consent requirements, or adverse findings in these studies, could also be grounds for modification or withdrawal of marketing authorization for any product we may commercialize.
The FDA and the Federal Trade Commission, or FTC, also regulate the advertising and promotion of BTX’s products and services to ensure that the claims we make are consistent with our regulatory authorizations, that there is adequate and reasonable data to substantiate the claims and that our promotional labeling and advertising is neither false nor misleading. If the FDA or FTC determines that any of our advertising or promotional claims are misleading, not substantiated or not permissible, we may be subject to enforcement actions, including warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions.
The regulations to which we are subject are complex and have become more stringent over time. Regulatory changes could result in restrictions on our ability to continue or expand our operations, higher than anticipated costs, or lower than anticipated sales. Even after we have obtained the proper regulatory authorization to market a device, we have ongoing responsibilities under FDA regulations and applicable foreign laws and regulations. The FDA, state and foreign regulatory authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA, state or foreign regulatory authorities, which may include any of the following sanctions:

•	untitled letters or warning letters;

•	fines, injunctions, consent decrees and civil penalties;

•	recalls, termination of distribution, administrative detention, or seizure of BTX’s products;

•	patient notifications for repair, replacement or refunds;

•	operating restrictions or partial suspension or total shutdown of production;

•	delays in or refusal to grant our requests for future marketing authorizations of new products, new intended uses, or modifications to any marketed products we may commercialize;

•	withdrawals or suspensions of our current regulatory authorizations, resulting in prohibitions on sales and distribution of BTX’s products;

•	FDA refusal to issue certificates to foreign governments needed to export products for sale in other countries; and

•	criminal prosecution.
Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our reputation, business, financial condition and results of operations.
If treatment guidelines for diabetes patient management change or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for one or more of BTX’s product candidates.
If treatment guidelines for diabetes patient management change or the standard of care for this or any other conditions in which we seek to develop digital therapeutics evolves, we may need to redesign the applicable product or product candidates we market or seek to develop and may need to seek and obtain new de novo classifications, clearances or approvals from the FDA and the equivalent from foreign regulatory authorities. If treatment guidelines or the standards of care change so that different treatments become desirable, the clinical utility of one or more of BTX’s products could be diminished and our business could be adversely affected.
The misuse or
off-label
use of BTX’s products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.
Although BTX’s products, if authorized for marketing, are marketed for the specific therapeutic uses for which the devices were designed and our personnel will be trained to not promote BTX’s products for uses outside of the
FDA-approved
indications for use, known as
“off-label
uses,” we cannot, however, prevent a physician from using BTX’s products in ways, when in the physician’s independent professional medical judgment, he or she deems it appropriate. There may be increased risk of injury to patients if primary care physicians attempt to use BTX’s products off-label.
Furthermore, the use of BTX’s products for indications other than those authorized, cleared or approved by the FDA or authorized by any foreign regulatory body may not effectively treat such conditions, which could harm our reputation in the marketplace among primary care physicians and patients.
If following authorization of our
BT-001
digital therapeutic or any other product candidates we may commercialize the FDA or any foreign regulatory body determines that our promotional materials or training constitute promotion of an off-label
use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter or warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws for any products for which we obtain government reimbursement, if they consider our business activities to constitute promotion of an off-label
use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.
In addition, physicians may misuse BTX’s products with their patients if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If BTX’s products are misused, we may become subject to costly litigation by our patients or their patients. As described above, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Our products may cause or contribute to adverse medical events or be subject to failures or malfunctions that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with BTX’s products, or a recall of BTX’s products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.
We are subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of BTX’s products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device approval, seizure of BTX’s products or delay in clearance or approval of future products.
The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government- mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.
Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new authorizations, clearance or approvals for the device before we may market or distribute the corrected device. Seeking such authorizations, clearances or approvals may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.
Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for BTX’s products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with patients, potentially lead to product liability claims against us and negatively affect our sales. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.
In the event we seek to market BTX’s products in international markets, if we do not obtain and maintain international regulatory registrations or approvals for BTX’s products, we will be unable to market and sell BTX’s products outside of the United States.
Sales of BTX’s products outside of the United States are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the United States. While the regulations of some countries may not impose barriers to marketing and selling BTX’s products or only require notification, others require that we obtain the marketing authorization of a specified regulatory body. Complying with foreign regulatory requirements, including obtaining registrations or marketing authorizations, can be expensive and time-consuming, and we may not receive regulatory authorizations, clearances or approvals in each country in which we may plan to market BTX’s products or we may be unable to do so on a timely basis. The time required to obtain registrations or marketing authorizations, if required by other countries, may be longer than that required for FDA de novo classification, clearance or approval, and requirements for such registrations and marketing authorizations may significantly differ from FDA requirements. If we modify BTX’s products, we may need to apply for additional regulatory authorizations before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country.
Regulatory de novo classification, clearance or approval by the FDA does not ensure registration or marketing authorization by regulatory authorities in other countries, and registration or marketing authorization by one or more foreign regulatory authorities does not ensure registration or marketing authorization by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining registration or marketing authorization in one country may have a negative effect on the regulatory process in others.
Risks related to Healthcare Laws and Regulation
The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for any of BTX’s product candidates, if approved, could limit our ability to market those products and decrease our ability to generate revenue.
In the United States and markets in other countries, patients generally rely on third-party payers to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payers is critical to new product acceptance. Our ability to successfully commercialize BTX’s product candidates will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payers is essential for most patients to be able to afford treatments. Sales of product candidates that we may identify will depend substantially, both domestically and abroad, on the extent to which the costs of BTX’s product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payers. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize BTX’s product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.
There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities.
Factors payers consider in determining reimbursement are based on whether the product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Each payer determines whether or not it will provide coverage for a treatment, what amount it will pay the manufacturer for the treatment and on what tier of its formulary it will be placed. The position on a payer’s list of covered drugs, biological products, and medical devices, or formulary, generally determines the co-payment
that a patient will need to make to obtain the therapy and can strongly influence the adoption of such therapy by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payers to reimburse all or part of the associated healthcare costs. Patients are unlikely to use BTX’s products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of BTX’s products. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA.
Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payers, by any future laws limiting pharmaceutical prices and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the United States. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely.
Third-party payers have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If coverage and adequate reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize BTX’s product candidates.
In addition, in some foreign countries, the proposed pricing for a prescription device must be approved before it may be lawfully marketed. The requirements governing medical product pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal products or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of BTX’s product candidates. Historically, products launched in the European Union do not follow price structures of the U.S. and generally prices tend to be significantly lower.
We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws health information privacy and security laws, and other health care laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.
We are subject to applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute and the U.S. federal False Claims Act, or FCA, which may constrain the business or financial arrangements and relationships through which we sell, market and distribute BTX’s products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry (e.g., healthcare providers, physicians and third-party payers), are subject to extensive laws designed to prevent fraud, kickbacks, self- dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. We also may be subject to patient information and privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The applicable federal, state and foreign healthcare laws and regulations laws that may affect our ability to operate include, but are not limited to:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties. On December 2, 2020, the Office of Inspector General, or OIG, published further modifications to the federal Anti-Kickback Statute. Under the final rules, OIG added safe harbor protections under the Anti-Kickback Statute for certain coordinated care and value-based arrangements among clinicians, providers, and others. This rule (with exceptions) became effective January 19, 2021. Implementation of this change is currently under review by the Biden administration and may be amended or repealed. We continue to evaluate what effect, if any, the rule will have on our business;

•
the federal civil and criminal false claims laws and civil monetary penalty laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; knowingly making, using or causing to be made or used, a false statement of record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. A person can be held liable under the federal False Claims Act even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery;

•
the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payer (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates, independent contractors or agents of covered entities, that perform services for them that involve the creation, maintenance, receipt, use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and
non-U.S.
laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

•
The U.S. federal transparency requirements under the ACA, including the provision commonly referred to as the Physician Payments Sunshine Act, and its implementing regulations, which requires applicable manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician
providers such as physician assistants and nurse practitioners;

•	federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

•
Additionally, we are subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payer. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to our business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental
payers, including private insurers. Several states also impose other marketing restrictions or require medical device manufacturers to make marketing or price disclosures to the state. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective May 2018 also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if we fail to comply with an applicable state law requirement we could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge and may not comply under one or more of such laws, regulations, and guidance. Law enforcement authorities are increasingly focused on enforcing fraud and abuse laws, and it is possible that some of our practices may be challenged under these laws. Efforts to ensure that our current and future business arrangements with third parties, and our business generally, will comply with applicable healthcare laws and regulations will involve substantial costs. If our operations, including our arrangements with physicians and other healthcare providers are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs (such as Medicare and Medicaid), and imprisonment, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance
with these laws, any of which could adversely affect our ability to operate our business and our financial results.
We are subject to data privacy and security laws and regulations governing our collection, use, disclosure, or storage of personally identifiable information, including protected health information and payment card data, which may impose restrictions on us and our operations and subject us to penalties if we are unable to fully comply with such laws.
Numerous federal and state laws and regulations govern the collection, use, disclosure, storage and transmission of personally identifiable information, including protected health information. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on our business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the United States. These varying interpretations can create complex compliance issues for us and our partners and potentially expose us to additional expense, adverse publicity and liability, any of which could adversely affect our business.
Federal and state consumer protection laws are increasingly being applied by the United States Federal Trade Commission, or FTC, and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.
The security measures that we and our third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Even though we provide for appropriate protections through our agreements with our third party vendors, we still have limited control over their actions and practices. A breach of privacy or security of personally identifiable health information may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.
There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification,
anonymization or pseudonymization of health information are sufficient, and the risk of re-identification
sufficiently small, to adequately protect patient privacy. We expect that there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the United States, such as the California Consumer Privacy Act, or CCPA, which went into effect on January 1, 2020 and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act, or CPRA, was passed by California voters on November 3, 2020. The CPRA will create additional obligations with respect to processing and storing personal information that are scheduled to take effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022). Other U.S. states also are considering omnibus privacy legislation and industry organizations regularly adopt and advocate for new standards in these areas. While the CCPA and CPRA contains an exceptions for certain activities involving PHI under HIPAA, we cannot yet determine the impact the CCPA, CPRA or other such future laws, regulations and standards may have on our business.

Future laws, regulations, standards, obligations amendments, and changes in the interpretation of existing laws, regulations, standards and obligations could impair our or our clients’ ability to collect, use or disclose information relating to patients or consumers, including information derived therefrom, which could decrease demand for our Platform, increase our costs and impair our ability to maintain and grow our client base and increase our revenue. Accordingly, we may find it necessary or desirable to fundamentally change our business activities and practices or to expend significant resources to modify our software or platform and otherwise adapt to these changes.
Further, our patients may expect us to comply with more stringent privacy and data security requirements than those imposed by laws, regulations or self-regulatory requirements, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data.
Any failure or perceived failure by us to comply with federal or state laws or regulations, industry standards or other legal obligations, or any actual or suspected privacy or security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personally identifiable information or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our clients to lose trust in us, which could have an adverse effect on our reputation and business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products could be limited. Any of these developments could harm our business, financial condition and results of operations. Privacy and data security concerns, whether valid or not valid, may inhibit retention of our Platform by existing clients or adoption of our Platform by new clients.
Healthcare legislative reform measures and constraints on national budget social security systems may have a material adverse effect on our business and results of operations.
In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell BTX’s products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, was enacted, which, among other things, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019)
point-of-sale
discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. For example, various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court. Additionally, the Trump Administration has issued various Executive Orders which eliminated cost sharing subsidies and various provisions that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices and Congress has introduced several pieces of legislation aimed at significantly revising or repealing the ACA. Further, on December 20, 2019, President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repeals the Cadillac tax, the health insurance provider tax, and the medical device excise tax. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. We cannot predict what affect further changes to the ACA would have on our business, especially given the new administration.

Other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, and, due to subsequent legislative amendments, will remain in effect through 2030 unless additional Congressional action is taken. Pursuant to the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act, as well as subsequent legislation, these reductions have been suspended from May 1, 2020 through March 31, 2021 due to the
COVID-19
pandemic. Proposed legislation, if passed, would extend this suspension until the end of the pandemic.
There has been increasing legislative and enforcement interest in the United States with respect to prescription pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. The HHS has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. It is unclear what effect such legislative and enforcement interest may have on prescription devices. Further, it is unclear whether the Biden administration will challenge, reverse, revoke or otherwise modify the prior administration’s executive and administrative actions after January 20, 2021.
We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved device, which could have an adverse effect on patients for BTX’s product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers.
There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels in the U.S. directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize BTX’s products. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our current or any future product candidates we may develop may lose any regulatory approval that may have been obtained and we may not achieve or sustain profitability.
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance
with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to us that violates applicable regulations, including those laws requiring the reporting of true, complete and accurate information to regulatory agencies, manufacturing standards and U.S. federal and state healthcare laws and regulations. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. We could face liability under the U.S. federal Anti-Kickback Statute and similar U.S. state laws. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, referrals, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in significant regulatory sanctions and serious harm to our reputation. Further, should violations include promotion of unapproved
(off-label)
uses one or more of BTX’s products, we could face significant regulatory sanctions for unlawful promotion, as well as substantial penalties under the FCA, and similar state laws. Similar concerns could exist in jurisdictions outside of the United States as well. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. The precautions we take to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business, financial condition and results of operations.
Risks Related to Our Legal and Regulatory Environment
Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.
We are subject to the FCPA and other anti-corruption, anti-bribery, and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any improper advantage. The FCPA and similar applicable anti-bribery and anti-corruption laws also prohibit our third-party business partners, representatives and agents from engaging in corruption and bribery. We and our third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible. Our exposure for violating these laws will increase as we expand internationally and as we commence sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti- money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, drop in stock price or overall adverse consequences to our business, all of which may have an adverse effect on our reputation, business, financial condition, and results of operations.

Risks Related to the Business Combination
Management’s focus and resources may be diverted from operational matters and other strategic opportunities as a result of the Business Combination.
The Business Combination may place a significant burden on our management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm our financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on our systems, employees, customers, partners, and other third parties, including regulators, may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel for a period of time after the completion of the Business Combination.
We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
As a public company, we will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
We qualify as an “emerging growth company” and as a “smaller reporting company”, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. we will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of its common stock that are held by non-affiliates exceeds
$700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt
in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of its common stocks in its IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our common stock less attractive because we will rely on these exemptions, which may result in a less active trading market for our common stock and its stock price may be more volatile.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of the prior June 30 and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the prior June 30 or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the prior June 30. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and take advantage of reduced disclosure obligations regarding executive compensation.
If we fail to establish and maintain effective internal control over financial reporting, we may not be able to accurately report our financial results, which may cause investors to lose confidence in our reported financial information and may lead to a decline in the market price of our stock.
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we are required to furnish a report by our management on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we are engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. We identified a material weakness our internal control over financial reporting related to the inaccurate accounting for the value of shares to be issued to the underwriter at the closing of our IPO as well as inaccurate accounting for certain accrued expenses and prepaid expenses and the Company’s restatement of its financial statements to reclassify all redeemable equity instruments to temporary equity from permanent equity. Up to and including the third fiscal quarter of 2021, our disclosure controls and procedures were not effective. We have implemented a remediation plan, described under Part I, Item 4, Evaluation of Disclosure Controls and Procedures of our Form 10-Q for the third quarter of 2021, to remediate the material weakness but can give no assurance that the measures we have taken will prevent any future material weaknesses or deficiencies in internal control over financial reporting. Even though we believe we have strengthened our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. Additionally, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented in this prospectus. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. See “
Unaudited Pro Forma Condensed Combined Financial Information
.”
Risks Related to Our Organizational Structure
Our executive chairman of the board of directors, David Perry, and our chief executive officer, president and director, Kevin Appelbaum, together will have significant influence over us after completion of the Business Combination.
As of October 28, 2021, Mr. Perry and Mr. Appelbaum own, collectively, approximately 56.1% of the outstanding shares of our common stock. As long as such persons each own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Some of these persons or entities may have interests different than yours. For example, because many of these stockholders purchased their shares at prices substantially below the price at which shares are being sold in this transaction and have held their shares for a longer period, they may be more interested in selling the company to an acquirer than other investors or they may want BTX to pursue strategies that deviate from the interests of other stockholders.
Delaware law and BTX’s Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Governing Documents and the Delaware General Corporation Law (“DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the BTX Board and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the BTX board of directors or taking other corporate actions, including effecting changes in our management. Among other things, the Governing Documents include provisions regarding:

•
the ability of the BTX Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;.

•	the limitation of the liability, and indemnification of BTX’s directors and officers;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders after such date and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•
the requirement that a special meeting of stockholders may be called only by a majority of the entire BTX Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•
the ability of the BTX Board to amend the bylaws, which may allow the BTX Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to the BTX Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the BTX Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of BTX.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the BTX Board or management.
Our amended and restated bylaws designate specific courts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders; (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws (including the interpretation, validity or enforceability thereof); or (4) any action asserting a claim governed by the internal affairs doctrine. We refer to this provision in our bylaws as the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act of 1933, as amended, the Securities Act, or the Exchange Act of 1934, as amended, or the Exchange Act. Our amended and restated bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. We refer to this provision in our bylaws as the Federal Forum Provision. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.
The Delaware Forum Provision and the Federal Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims. Additionally, these forum selection clauses may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Risks Related to Our Common Stock
An active trading market for our common stock may never develop or be sustained, which may make it difficult to sell the shares of our common stock you purchase.
An active trading market for our common stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of our common stock at an attractive price (or at all). The market price of our common stock may decline below your purchase price, and you may not be able to sell your shares of our common stock at or above the price you paid for such shares (or at all).
There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
If Nasdaq delists our shares of common stock from trading on its exchange for failure to meet Nasdaq’s listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The price of our common stock may be volatile.
The price of our common stock may fluctuate due to a variety of factors, including:

•	changes in the industries in which BTX and its customers operate;

•	variations in its operating performance and the performance of its competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in BTX’s quarterly or annual operating results;

•	publication of research reports by securities analysts about BTX or its competitors or its industry;

•	the public’s reaction to BTX’s press releases, its other public announcements and its filings with the SEC;

•	BTX’s failure or the failure of its competitors to meet analysts’ projections or guidance that BTX or its competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting its business;

•	commencement of, or involvement in, litigation involving BTX;

•	changes in BTX’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Common Stock available for public sale; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Common Stock regardless of our operating performance.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.
Securities research analysts may establish and publish their own periodic projections for BTX. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. Although certain stockholders will be subject to certain restrictions regarding the transfer of our Common Stock, these shares may be sold after the expiration of the lock-up.
As restrictions on resale end and the registration statements are available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.
We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our stock incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.
Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiary to us and such other factors as our board of directors may deem relevant. In addition, the terms of our loan agreement with Hercueles Capital restrict our ability to pay cash dividends. Accordingly, we may not pay any dividends on our common stock in the foreseeable future.
Future offerings of debt or equity securities by us may adversely affect the market price of our common stock.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. We would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing and nature of our future offerings.

USE OF PROCEEDS
All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. In addition, the terms of our loan agreement with Hercules Capital preclude us from paying dividends. Investors should not purchase our common stock with the expectation of receiving cash dividends.
Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined financial information present the combination of the financial information of MCAD and BTX adjusted to give effect to the Business Combination
Introduction
BTX is providing the following unaudited pro forma condensed combined financial information to assist in your analysis and evaluation of the Business Combination.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and twelve months ended December 31, 2020 give pro forma effect to the Business Combination, summarized below, as if it had occurred as of January 1, 2020, the beginning of the earliest period presented:

•	The merger of BTX with and into Merger Sub, a wholly owned subsidiary of MCAD, with BTX surviving the merger as a wholly owned subsidiary of MCAD;

•	The conversion of 1,066,667 shares of BTX Series Seed Preferred Stock and 4,999,807 shares of BTX Series A Preferred Stock into 5,748,150 shares of the Company’s Common Stock;

•	The conversion of 4,306,453 shares of BTX common stock issued upon the conversion of BTX SAFEs into 4,080,482 shares of the Company’s Common Stock;

•
The redemption of 4,826,260 shares of MCAD common stock by MCAD public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $48.3 million;

•
The issuance and sale of 5,000,000 shares of Common Stock for $10.00 per share for an aggregate purchase price of $50.0 million in the PIPE Financing pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

This information should be read together with BTX’s and MCAD’s respective audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAD,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BTX” and other financial information incorporated in this Prospectus.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using the following:

•	BTX’s unaudited historical balance sheet as of September 30, 2021, as incorporated in this Prospectus; and

•	MCAD’s unaudited restated historical balance sheet as of September 30, 2021, as incorporated in this Prospectus.
The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2021 and year ended December 31, 2020 have been prepared using the following:

•	BTX’s unaudited historical statement of operations for the nine months ended September 30, 2021, as incorporated in this Prospectus; and

•	MCAD’s unaudited restated historical statement of operations for the nine months ended September 30, 2021, as incorporated in this Prospectus.

•	BTX’s audited historical statement of operations for the year ended December 31, 2020, as incorporated in this Prospectus; and

•	MCAD’s audited historical statement of operations for the period from July 31, 2020 (inception) through December 31, 2020, as incorporated in this Prospectus.
Description of the Transactions
On April 6, 2021, MCAD entered into the Merger Agreement with Merger Sub and BTX. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub merged with and into BTX with BTX surviving the Merger as a wholly owned subsidiary of MCAD. In addition, in connection with the consummation of the Business Combination, MCAD was renamed “Better Therapeutics, Inc.”
Under the Merger Agreement, MCAD acquired all of the outstanding BTX shares for approximately $151.7 million in aggregate consideration, comprising (i) 15,000,000 shares of MCAD’s Common Stock, based on a price of $10.00 per share, and (ii) 174,729 shares with respect to the expected Net Debt Adjustment for BTX debt based on a price of $10.00 per share. The number of shares in the Merger Consideration issuable were subject to adjustment at a rate of one share of MCAD Common Stock for each $10.00 increment of Net Debt (as defined in the Merger Agreement). The common stock price of $10.00 per share is used here for illustrative purposes and won’t have an impact on the accounting for the transactions as the transactions will be accounted for as reverse capitalizations.
In connection with the Merger, MCAD entered into subscription agreements (the “Subscription Agreement”) dated as of April 6, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAD agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”). The Subscription Agreement provides for certain registration rights to the purchasers of the PIPE Shares.
The BTX stock options were assumed by MCAD and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the number of shares of BTX stock subject to the stock option, and (y) the Exchange Ratio as described below, with the exercise price per share of the assumed option equal to the quotient by dividing the exercise price per share by the Exchange Ratio. The outstanding BTX restricted stock awards were converted into such number of shares of Common Stock equal to the product of (x) the number of shares of BTX restricted stock, and (y) the Exchange Ratio. Each assumed restricted stock award will continue to be subject to the terms and conditions set forth in the applicable restricted stock agreement.
Accounting for the Merger
The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAD, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and BTX will be treated as the accounting acquirer. This determination was primarily based on BTX having a majority of the voting power of the post-combination company, BTX’s senior management comprising substantially all of the senior management of the post- combination company, the relative size of BTX compared to MCAD, and BTX’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which BTX is issuing stock for the net assets of MCAD. The net assets of MCAD will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Better Therapeutic.

Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to include adjustments which reflect the accounting required by GAAP. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the transaction, PIPE financing, and other adjustments for the post- combination company upon consummation of the Business Combination.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. BTX and MCAD have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The MCAD common stock comprises a combination of redeemable and non-redeemable shares. Historical net loss per share has been presented on a two-class basis to present the net loss per share for each of the redeemable and non-redeemable shares. Subsequent to the closing of the Business Combination, BTX will have no redeemable shares outstanding and therefore net loss per share has only been presented for the non-redeemable class of common stock for the pro forma net loss per share.
Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 15,174,729 shares of MCAD Common Stock that were issued to Better Therapeutic stockholders. Refer to the Net Loss Per Share table below.
As a result of the Business Combination and immediately following the closing of the Business Combination, current stockholders of BTX own approximately 64% of the outstanding Combined Entity common stock, the PIPE Investors own approximately 21% of the outstanding Combined Entity common stock, MCAD’s Sponsor, officer, directors and other holders of founder shares own approximately 8% of the Combined Entity common stock and the former stockholders of MCAD own approximately 7% of the outstanding Combined Entity common stock as of September 30, 2021 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, current stockholders of BTX, as a group, will collectively own more shares of Combined Entity common stock than any single stockholder following consummation of the Business Combination with no current stockholder of MCAD owning more than 10% of the issued and outstanding capital stock of the Combined Entity .

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in thousands, except share and per share amounts)

	As of Sept 30, 2021				As of Sept 30, 2021
	MCAD (Historical Adjusted)	Better Tx (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$249	$3,232	$42,673	(A)	$46,154
Prepaid expenses	43	268	—		311
Deferred offering costs	—	1,904	(1,904)	(A)	—
Other current assets	—	214	—		214

Total current assets	292	5,618	40,769		46,679
Capitalized software development costs	—	5,114	—		5,114
Cash held in Trust Account	57,506	—	(57,506)	(B)	—
Property and equipment, net	—	61	—		61
Other long-term assets	—	206	—		206

Total Assets	$57,798	$10,999	$(16,737)		$52,060

LIABILITIES, CONVERTIBLE PREFERRED UNITS/STOCK, AND MEMBER’S/STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$3,357	$—		$3,357
Accrued payroll	—	20	—		20
Other accrued expenses	244	1,542	(1,904)	(A)	(118)

Total current liabilities	244	4,919	(1,904)		3,259
Deferred underwriting payable	2,013	—	(2,013)	(C)	—
Long-term debt	—	—	—		—
Deferred tax liability	—	—	—		—
Simple Agreements for Future Equity	—	39,194	(39,194)	(D)	—

Total liabilities	2,257	44,113	(43,111)		3,259

Redeemable convertible preferred stock	—	24,204	(24,204)	(E)	—
Common shares subject to possible redemption	57,500	—	(57,500)	(F)	—
Better Therapeutics Common Stock	—	1	(1)	(G)	—
Combined Entity Common Stock	—	—	4	(H)	4
Mountain Crest Common Stock	—	—	(1)	(I)	(1)
Additional paid-in capital	—	530	106,117	(J)	106,647
Retained earnings (accumulated deficit)	(1,959)	(57,849)	1,959	(K)	(57,849)

Total stockholders’ equity (deficit)	(1,959)	(57,318)	108,078		48,801

Total liabilities, convertible preferred units/stock, and member’s/stockholders’ deficit	$57,798	$10,999	$(16,737)		$52,060

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021
(in thousands, except share and per share amounts)

	For nine months ended on Sept 30, 2021				For nine months ended on Sept 30, 2021
	MCAD (Historical Adjusted)	Better Tx (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Cost of Revenue	—	498	—		498

Gross Loss	—	(498)	—		(498)
Operating Expenses
Research and development	—	12,584	—		12,584
Sales and marketing	—	1,159	—		1,159
General and administrative	557	4,215	—		4,772

Total operating expenses	557	17,958	—		18,515

Loss from operations	(557)	(18,456)	—		(19,013)

Interest income (expense), net	7	(3)	(7)		(3)
Change in fair value of SAFEs	—	(8,779)	8,779	(BB)	—
Gain on loan forgiveness	—	647	—		647

Loss before provision for income taxes	(550)	(26,591)	8,772		(18,369)

Provision (benefit) for income taxes	—	(150)	—		(150)

Net income (loss)	$(550)	$(26,441)	$8,772		(18,219)

Net loss and other comprehensive loss	$(550)	$(26,441)	$8,772		$(18,219)

Cumulative preferred dividends allocated to Series A Preferred Unit / Shareholder	—	(1,185)
Net loss per share attributable to common unit / shareholders, basic and diluted	(550)	(27,626)			$(18,219)
Basic and diluted net loss attributable to common unit / shareholders, Redeemable	(0.08)	—			$—
Basic and diluted weighted average shares outstanding, Redeemable	5,491,758	—			—
Net loss per share attributable to common shareholders, basic and diluted, Non-redeemable	$(0.08)	$(5.28)			$(0.77)
Weighted-average shares used in computing net loss per share, Non-redeemable	1,782,885	5,229,258			23,599,718

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2020
(in thousands, except share and per share amounts)

	For twelve months ended on December 31, 2020		Pro Forma Adjustments		For twelve months ended on December 31, 2020
	MCAD (Historical Adjusted)	Better Tx (Historical)			Pro Forma Combined
Revenue	$—	$8	$—		$8
Cost of Revenue	—	682	—		682

Gross Loss	—	(674)	—		(674)
Operating Expenses
Research and development	—	2,978	—		2,978
Sales and marketing	—	216	—		216
General and administrative	2	2,455	53	(AA)	2,509

Total operating expenses	2	5,649	53		5,703

Loss from operations	(2)	(6,323)	(53)		(6,377)

Interest income (expense), net	—	(100)	—		(100)
Change in fair value of SAFEs	—	189	(189)	(BB)	—

Loss before provision for income taxes	(2)	(6,234)	(242)		(6,477)

Provision (benefit) for income taxes	—	153	—		153

Net income (loss)	$(2)	$(6,387)	$(242)		$(6,630)

Net loss and other comprehensive loss	$(2)	$(6,387)	$(242)		$(6,630)

Cumulative preferred dividends allocated to Series A Preferred Unit / Shareholder	—	(1,507)
Net loss per share attributable to common unit / shareholders, basic and diluted	(2)	(7,894)			(6,630)
Basic and diluted net loss attributable to common unit / shareholders, Redeemable	—	—			—
Basic and diluted weighted average shares outstanding, Redeemable	—	—			—
Net loss per share attributable to common shareholders, basic and diluted, Non-redeemable	$(0.00)	$(1.57)			$(0.28)
Weighted-average shares used in computing net loss per share, Non-redeemable	1,250,000	5,022,339			23,599,718

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.
Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAD will be treated as the acquired company and BTX will be treated as the acquirer for financial statement reporting purposes. BTX has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	BTX’s existing stockholders have the greatest ownership interest in the Combined Entity with BTX Equityholders controlling 64% of the outstanding common stock of the Combined Entity.

•	BTX’s directors represent substantially all of the Combined Entity’ board of directors.

•	BTX’s senior management is the senior management of the Combined Entity.

•	BTX will continue its operations in substantially the same form as the post-combination company.
Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of BTX with the acquisition being treated as the equivalent of the BTX issuing stock for the net assets of MCAD, accompanied by a recapitalization. The net assets of MCAD will be stated at historical cost, with no goodwill or other intangible assets recorded.
One-time
direct and incremental transaction costs incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Combined Entity’ additional paid-in
capital and cash settled. As a result of the Business Combination being accounted for as a reverse capitalization, acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.
The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. the Combined Entity’ management believes this unaudited pro forma condensed combined financial information to not be meaningful given the Combined Entity incurred significant losses during the historical periods presented.
The Combined Entity’s management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Entity. They should be read in conjunction with the historical audited financial statements and notes thereto of BTX and MCAD.
Based on its initial analysis, the Combined Entity’ management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. The Combined Entity’ management is performing a comprehensive review of the two entities’ accounting policies.
As a result of the review, the Combined Entity’ management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Entity.
2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and the other transactions contemplated by the Merger Agreement and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction adjustments and to provide relevant information necessary for an accurate understanding of the transaction, PIPE financing, and other adjustments for the post-combination company upon consummation of the Business Combination. MCAD and BTX have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 reflects the following adjustments:

(A)	Represents pro forma adjustments to cash to reflect the following:

	(in thousands)
Reclassification of cash held in trust account	$57,505	(1)
Proceeds from Subscription Agreements	50,000	(2)
Payment of deferred underwriter fees and deferred legal fees	16,559	(3)
Redemption of MCAD common stock	(48,273	) (4)

	$42,673

(1)
Reflects the reclassification of cash equivalents held in the trust account and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming MCAD shareholders.

(2)
Reflects the proceeds of $50.0 million from the issuance and sale of 5,000,000 shares of the Combined Entity Common Stock at $10.0 per share in the PIPE Financing pursuant to the Subscription Agreements.

(3)
Reflects the payment of $3.0 million of deferred underwriter fees and deferred legal fees incurred during the MCAD initial public offering due upon completion of the Business Combination, and an estimated $13.5 million acquisition-related transaction costs. The deferred underwriter fees and acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

(4)	Reflects the redemption of MCAD shares for a total of 4,826,260 shares at $10 per share.

(B)	Reflects the reclassification of $57.5 million of cash and investments held in the trust account that becomes available following the Business Combination, assuming no redemptions.

(C)	Reflects the reclassification of $2.0 million of the deferred underwriter fees that are due upon completion of the Business Combination.

(D)
Reflects the total of $39.2 million in outstanding SAFEs, and the conversion of all outstanding Better Therapeutics SAFEs into Better Therapeutics common stock, pursuant to the terms of the Merger Agreement, and as a result of the Better Therapeutics recapitalization, resulting in an adjustment of $39.2 million to additional paid in capital.

(E)
Reflects conversion of BTX preferred stock into BTX common stock pursuant to the terms of the Merger Agreement, and as a result of the BTX recapitalization, resulting in an adjustment of $24.2 million from temporary equity to additional paid-in
capital.

(F)
Reflects the reclassification of $57.5 million of MCAD public shares, subject to possible redemption, from mezzanine equity to permanent equity, assuming no redemptions. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $57.5 million to additional paid in-capital
and an increase of less than $0.1 million to the Combined Entity common stock.

(G)	Represents recapitalization of BTX common stock to the Combined Entity common stock.

(H)	Represents pro forma adjustments to the Combined Entity common stock balance to reflect the following:

(in thousands)
Issuance of the Combined Entity common stock from PIPE Financing per Subscription Agreements	$1
Represents the capitalization of MCAD common stock to the Combined Entity common stock	1
Recapitalization of BTX preferred stock and common stock to the Combined Entity common stock	2

$4

(I)	Represents recapitalization of MCAD common stock to the Combined Entity common stock.

(J)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Reclassification of MCAD public shares subject to redemption, assuming no redemptions, to permanent equity, and increase in par value of common stock . . .	$57,500
Issuance of the Combined Entity common stock from PIPE Financing per Subscription Agreements	49,999
Reflects the redemption of MCAD shares	(48,273)
Conversion of BTX SAFEs to the Combined Entity common stock	39,194
Conversion of BTX preferred stock (mezzanine equity) to BTX common stock (permanent equity)	24,203
Elimination of MCAD’s historical retained earnings . . . . . . . . . . . . . . . . . . . . . . .	(1,959	) (1)
Reduction in additional paid-in capital for acquisition-related transaction expenses . .	(14,381)

	$106,283

(1)	Represents the elimination of MCAD’s retained earnings with a corresponding adjustment to accumulated deficit, as noted in Note 2(K), in connection with the reverse recapitalization.

(K)	Represents pro forma adjustments to eliminate the MCAD historical Retained Earnings (Accumulated Deficit) balance.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operation
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 are as follows:

(AA)	Represents the expense incurred for the acceleration of CEO performance awards upon the close of the Business Combination.

(BB)	Represents the reversal of the resulting change in fair value of the SAFEs for the nine months ended September 30, 2021 and year ended December 31, 2020.

3. Net loss per share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The calculation is adjusted to eliminate the actual MCAD shares redeemed for the entire periods.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the nine months ended September 30, 2021 and year ended December 31, 2020:

Nine Months Ended on September 30, 2021 Pro Forma Combined
Pro forma net loss	$(18,219)
Basic weighted average shares outstanding	23,599,718
Net loss per share — Basic and Diluted	$(0.77)
Basic weighted average shares outstanding
MCAD public shareholders (1)	1,498,239
PIPE Investors	5,000,000
Sponsor and other shareholders	1,926,750
BTX Safe Investors	4,080,482
BTX Equityholders	11,094,247

23,599,718

(1)
The number of basic weighted average shares outstanding related to the MCAD public shareholders and Sponsor and other shareholders includes 575,000 and 20,000 shares from rights respectively, which are outstanding as of September 30, 2021.

Twelve Months Ended on December 31, 2020 Pro Forma Combined
Pro forma net loss	$(6,630)
Basic weighted average shares outstanding	23,599,718
Net loss per share — Basic and Diluted	$(0.28)
Basic weighted average shares outstanding
MCAD public shareholders (1)	1,498,239
PIPE Investors	5,000,000
Sponsor and other shareholders	1,926,750
BTX Safe Investors	4,080,482
BTX Equityholders	11,094,247

23,599,718

(1)
The number of basic weighted average shares outstanding related to the MCAD public shareholders and Sponsor and other shareholders includes 575,000 and 20,000 shares from rights respectively, which are outstanding as of December 31, 2020.

BUSINESS
Overview
Today, the U.S. spends approximately $4 trillion per year on healthcare. About 90% of that spending is for the treatment of chronic diseases. The majority of chronic diseases are caused predominantly by behaviors, including cardiometabolic diseases, or CMDx, such as diabetes and heart disease. The root causes of CMDx are behaviors relating to diet, physical activity, and other lifestyle factors, yet current treatments are focused on reducing the effects of those diseases rather than addressing the root causes.
BTX is developing a platform of
FDA-regulated,
software-based, prescription digital therapeutic, or PDT, candidates for treating diabetes, heart disease, and other cardiometabolic conditions. BTX’s PDTs are designed to deliver a novel form of cognitive behavioral therapy, or CBT, that can enable changes in neural pathways of the brain so that lasting changes in behavior become possible. BTX believes addressing the underlying causes of these diseases has the potential to dramatically improve patient health and lower healthcare costs.
Inadequacies of the Current Treatment Paradigm
The U.S. has arrived at a massive, worsening, and unsustainable healthcare crisis. The prevalence of CMDx and U.S. healthcare spending have trended upwards over half a century. A crisis this large is not the result of only one factor such as heredity. The advent of digital entertainment, changes in the food we eat, and other social determinants have all played a role.
U.S. Healthcare Spending and Prevalence of CMDx

The use of prescription drugs to treat CMDx can provide symptomatic relief and, in some cases, control the progression of disease. However, medications generally do not address root causes, which are predominantly behavioral. There is clear consensus in the scientific and medical community that poor diet, lack of exercise, and other lifestyle factors drive the onset, co-morbidity
and mortality associated with CMDx. Just three CMDx, type 2 diabetes, hypertension, and hyperlipidemia account for more than $100 billion in annual prescription drug spending in the United States, none of which addresses root causes.
An estimated 34 million people in the United States have type 2 diabetes. Another estimated 88 million people in the United States have prediabetes, 70% of which are expected to develop into type 2 diabetes during their lifetimes. The annual direct medical costs in the United States for treating type 2 diabetes exceeded $237 billion in 2017, representing an increase of $61 billion since 2012. These costs are forecasted to increase to $472 billion by 2030.

Despite advances in pharmacological treatment, about half of U.S. patients with type 2 diabetes are not achieving glycemic control. Even when adequate glycemic control is achieved via pharmacotherapy, a substantially elevated risk due to
all-cause
mortality still exists. According to American Diabetes Association, the behavioral determinants of type 2 diabetes are a significant contributor to both poor glycemic control and mortality risk.
The role of behaviors, including dietary pattern and exercise, in the development and progression of type 2 diabetes and other cardiometabolic conditions is well established. These behavioral determinants are resistant to change because they are created and reinforced by strong social norms and culturally reinforced ideas. The use of CBT to directly target these behaviors is a critically important means of achieving high-quality CMDx care. Unfortunately for patients, health system of the U.S. is not organized to provide comprehensive CBT at the scale needed. While clinical guidelines consistently recommend that healthcare providers facilitate behavioral changes, they often do not have the ability to provide or prescribe effective behavioral therapy to their patients.
In summary, significant unmet needs remain in the therapeutic treatment of CMDx and in the control of associated healthcare spending. BTX believes that to address this problem, BTX must focus on its root causes and address the near-complete absence to date of behavior-modifying therapeutics for CMDx.
BTX’s Solution
BTX has created a platform for the creation of PDTs, essentially software delivered as a mobile application, that is designed to use CBT to address the underlying causes of CMDx.
CBT is a treatment paradigm originally developed for the management of psychiatric conditions such as anxiety and obsessive-compulsive disorder. Traditional CBT aims to correct behavioral responses to a situation that are either non-productive
or have adverse effects (maladaptive behaviors) by identifying and changing the core beliefs that produced them. It has since been successfully applied to a wide range of chronic conditions, including CMDx, and has been observed to be generally well-tolerated and to have the potential to provide durable treatment effects, either alone or in combination with other therapies. In current practice, CBT represents a family of therapies that have evolved over several decades and include modalities such as acceptance and commitment therapy, dialectical behavior therapy, and mindfulness-based cognitive therapy.
Nutritional Cognitive Behavioral Therapy, or nCBT, BTX’s solution to the crisis described above, is a novel form of behavioral therapy developed by BTX for patients with type 2 diabetes and other CMDx. nCBT is an adaptation of CBT that is designed specifically to address the cognitive patterns and mental structures that drive dietary patterns and associated lifestyle behaviors.
nCBT builds on traditional CBT by systematically targeting the cognitive structures, behavioral routines, emotional patterns and coping skills that underlie culturally specific eating behaviors. The content and delivery mechanisms of BTX’s nCBT were developed internally from first principles, leveraging experience from clinician- and health coach-patient interactions to distill common maladaptive thinking and beliefs pertaining to diet and lifestyle. It is designed as a digitally delivered therapy so that it can be widely disseminated to large patient populations yet personalized to the individual patient using artificial intelligence (AI)-driven feedback loops.
BTX’s PDTs enable the delivery of nCBT at scale to fill this critical gap in care. To be widely adopted, BTX believes an effective PDT needs to be prescribed by healthcare providers and reimbursed by payers like a traditional prescription medication. This allows a digital therapeutic to leverage and bolster the trust established in a patient-provider relationship and to provide actionable data back to both provider and patient that can help advance care.
A pilot study of BTX’s lead product candidate,
BT-001,
demonstrated that use of
BT-001
resulted in a clinically meaningful improvement in glycemic control, based on the generally accepted view that the lowering of HbA1c value by 0.4 is significant. The mean decrease in fasting blood glucose of -22.9 mg/dL
corresponds to approximately a 1.0% reduction in hemoglobin A1c, or A1c. A1c is a measure of the average blood sugar over a two-to-three-month
period. Fasting blood glucose and A1c are both used to diagnose diabetes and to determine whether treatment is effective. An A1c reduction of 1.0% has been associated with a 21% decrease in diabetes related mortality and a 40% reduction in microvascular complications in the UK Prospective Diabetes Study with long-term follow up. Microvascular complications due to diabetes include blindness, damage to nerves in feet that results in pain and numbness, and damage to kidneys that results in chronic kidney disease and failure.
BTX enrolled the first patient into a potentially pivotal study in April 2021 and completed enrollment of 662 patients in November 2021. The virtual aspects of the trial include recruitment of participants using email and social media and the conducting of study visits using telemedicine visits.
BTX’s PDTs are used by patients under the guidance of their primary care provider and may fill an important gap in existing clinical guidelines. BTX’s first PDT,
BT-001,
is intended to improve glycemic control in adult patients with type 2 diabetes by targeting the behaviors that are root causes, with the potential for patients’ physicians to ultimately reduce or eliminate over time the ongoing need for prescription medications to manage these chronic diseases. With a goal of pursuing commercialization first in type 2 diabetes, BTX see a compelling opportunity to quickly and efficiently leverage BTX’s therapeutics platform to create additional PDTs targeting a broad range of CMDx, and for BTX to play a significant role in helping reduce the human and monetary costs of CMDx that are currently unsustainable and increasing.
Leadership Team
BTX is led by BTX’s
co-founders
David Perry and Kevin Appelbaum, who started the company together in 2015. The combination of Mr. Perry’s background in disruptive business to business companies and traditional drug development with Mr. Appelbaum’s leadership of consumer focused and medical device companies and expertise in the application of digital technologies has been crucial to the development of this new class of therapeutics.
BTX’s Executive Chairman, David Perry, has been the founder or founding CEO of three multi-billion-dollar companies in his career. He was the founding CEO at Anacor Pharmaceuticals where he led the company from its inception in 2002 until 2014, a time period that included an IPO in 2010 and the development of two drugs to treat infections (Tavaborole) and inflammation (Eucrisa) that were subsequently approved by the FDA, along with multiple programs to treat neglected diseases. Pfizer purchased Anacor for $5.2 billion in 2016. Most recently, he was the CEO of Indigo Agriculture where he led the company in raising over $1.2 billion, becoming the first agriculture technology company to be valued at over $1 billion. Indigo was ranked #1 on CNBC’s Most Disruptive Companies list in 2019. Earlier in his career, Mr. Perry was founder and CEO of the business-to-business
e-commerce
pioneer Chemdex in 1997, which he subsequently took public in 1999. Mr. Perry has a B.S.E. in Chemical Engineering from the University of Tulsa and an MBA from Harvard Business School.
BTX’s CEO, Kevin Appelbaum, has been an entrepreneur for more than 25 years, often using digital technology to transform consumer and healthcare businesses. Most recently, he led Tria Beauty, the first company to make regulated medical laser technologies accessible to consumers for home-use,
from preclinical to global commercial operations. During his tenure, the company received its first, and four subsequent FDA 510(k) clearances across three indications. Earlier in his career, he led the digital transformation of Sephora, a multi-billion-dollar retailer, and led businesses at Procter & Gamble and PepsiCo. His first startup was a joint venture with The Culinary Institute of America, focused on improving food literacy and healthy eating behaviors. Mr. Appelbaum has a B.S.E. in Chemical Engineering from the University of Pennsylvania, where he was a distinguished military graduate. Following graduation, he served peacetime and combat assignments as an officer in the U.S. Army Rangers.

Dr. Mark Berman serves as BTX’s Chief Medical Officer. Previously, he practiced as an internal and lifestyle medicine physician at One Medical. Dr. Berman received his M.D. from Yale. He completed residency at Harvard’s Brigham and Women’s Hospital and a clinical research fellowship at University of California, San Francisco. He has also served as a director of the American College of Lifestyle Medicine.
Kristin Wynholds is BTX’s Chief Product Officer. Most recently, she was Principal Product Designer at Carbon Five, a digital product development consultancy. Ms. Wynholds has been involved with or led more than 30 digital product launches for companies including Stanford Health and Grand Rounds. Ms. Wynholds has a B.A. degree in psychology from UC Santa Barbara.
Justin Zamirowski serves as BTX’s Chief Commercial Officer. Previously, he led the therapeutics launch practice at Guidehouse (f/k/a Navigant Consulting). In consulting and operating roles, Mr. Zamirowski has led or been involved with over 15 therapeutics launches for companies including PDL BioPharma, Otsuka and Edge Therapeutics, generating in excess of $2.5 billion in U.S. sales. Mr. Zamirowski has a B.S. in biology from Illinois Wesleyan University.
Together, BTX’s management team has broad experience in treating CMDx, developing compelling software products, changing consumer behavior, and commercializing therapeutics.
BTX’s Board of Directors
In addition to Messrs. Perry and Appelbaum, BTX’s Board is comprised of the following individuals:
Dr. Richard Carmona serves as an independent director on BTX’s Board. He also serves as Chief of Health Innovations at Canyon Ranch and is a Distinguished Professor of Public Health at the University of Arizona. Dr. Carmona was the 17th Surgeon General of the United States.
Andrew Armanino serves as an independent director on BTX’s Board, and as Chairman of the Audit Committee. Most recently, Mr. Armanino was CEO of Armanino, LLP., a
1,500-person
accounting services company, until his retirement in 2018. He has a B.S. in accounting from Santa Clara University.
Geoffrey Parker serves as an independent director on BTX’s Board. He is also CFO of Tricida, Inc., and serves on the boards of several therapeutic companies. Previously, he was CFO of Anacor Pharmaceuticals, and Managing Director at Goldman Sachs. Mr. Parker has a B.A. in economics from Dartmouth and MBA from Stanford.
BTX’s Platform
We believe that BTX’s platform, if successful in producing an
FDA-authorized
and marketed product, can support the discovery and development of additional PDTs that can be advanced in clinical development to treat CMDx using nCBT. The platform consists of three integrated components.
Behavioral Therapy.
    The behavioral therapy components of the platform consist of lessons, skill-building modules, and a mechanism for goal setting. These components deliver nCBT to patients at a pace and sequence that is designed to maximize treatment outcomes on an individual basis. They target the ideas, beliefs, and expectations to help change the neural pathways of the brain, reducing or removing obstacles to making sustained behavioral changes. BTX’s PDT for treating type 2 diabetes,
BT-001,
consists of 26 therapy lessons, intended to be completed at a rate of about one per week. Each therapy lesson takes 5 to 20 minutes to complete. Associated with each lesson are skill-building modules, enabling practical application of the therapy lesson content in daily life. There are 96 skill-building modules in
BT-001,
and patients engage in them on a self-directed basis.

Treatment Plans.
    A daily treatment plan is the primary engagement interface for patients. It guides changes in diet and exercise consistent with daily and weekly goals, encourages adherence to prescribed medications, and enables self-monitoring of disease biometrics. Brief, daily self-reported measures of both behaviors and biometrics serve as inputs to BTX’s treatment algorithms.
Personalization.
    BTX uses artificial intelligence (“
AI
”)
pre-programmed
into BTX’s algorithm to adjust goals and personalize treatment plans to each individual patient based on their engagement and inputs. Remotely monitored app-engagement
data, self-reported measures, and patient specific health data serve as the primary inputs into BTX’s proprietary treatment algorithms. BTX also uses gamification and various feedback mechanisms to reward progress, encourage ongoing use, and visualize the impact of behavior changes made on the primary measures of disease status.

Inception, Development and Validation of BTX’s Platform
We began development of BTX’s platform in 2015, starting with a small number of features thought to be essential for supporting effective and sustained behavior changes based on clinical evidence. Through a cycle of iteration and usability testing, BTX advanced the platform to a minimal state of readiness, paired the software with board-certified, physician-supervised health coaches, and studied it in various patient populations with CMDx. Those early feasibility studies demonstrated clinical potential comparable to commonly prescribed medications for the treatment of diabetes and hypertension. The data from those earlier studies were peer-reviewed and published in medical journals (
see Products;
BT-001
and
BT-002
), and informed further development of a software-only configuration. The first software-only product,
BT-001,
to emerge from this platform was tested in a pilot study among patients with uncontrolled type 2 diabetes, which demonstrated that use of
BT-001
resulted in a clinically meaningful improvement in glycemic control. The data from the pilot study was presented at Endocrine 2020. BT-001 is now being tested in a randomized, controlled clinical trial that is currently enrolling (
see Products;
BT-001;
Potentially Pivotal Trial
) and the data are expected to support a de novo submission to the FDA upon completion.
In order to establish a comprehensive framework for ongoing product development, BTX adheres to rigorous product development procedures and processes documented in a commercially scalable Quality Management System (QMS). BTX believes this allows BTX to employ an agile software development process that results in the highest levels of product innovation while helping ensure consistent product quality and patient safety.
The foundational elements of BTX’s QMS are Design Controls and Risk Management Procedures which:

•	Ensure BTX’s product development processes and documentation comply with regulatory requirements (FDA 21 CFR Part 820 and ISO 14971).

•	Establish a repeatable framework for how BTX designs, validates and deploys product candidates and product features.

•	Define standard operating procedures, including a series of checks and balances and stakeholder signoffs to help ensure oversight of patient safety at each phase of development.
Platform Leverage
Because CMDx share common root causes which BTX’s platform is designed to address, BTX believes it can create products to treat additional CMDx with relatively small changes to one of its existing PDTs. This will greatly reduce product development time and cost. BTX believes this also means that learnings and improvements on any PDT can be leverageable across the platform. Additionally, because so many CMDx have comorbidities with other CMDx (e.g., patients diagnosed with diabetes are often also diagnosed with heart disease), BTX can gather data on effectiveness across many diseases with a single study. Finally, BTX expects to apply to the FDA for authorization for BTX’s first product candidate through a de novo classification process. However, BTX expects to apply for and obtain subsequent products through the 510(k) process. The 510(k) process typically requires a shorter premarket review period but. the results from such authorization request processes cannot be guaranteed.
As a result of these efficiencies, we believe BTX has the potential to develop a portfolio of PDTs for some of the most prevalent diseases in the U.S. at a fraction of the time and cost of traditional therapeutics.
Market Opportunity
In 2016, the direct medical costs due to CMDx potentially addressed by the company’s platform were approximately $490 billion. Approximately 30% of direct medical costs are associated with medications; in type 2 diabetes, the portion associated with medications is approximately 43%. According to the Milken Institute, total direct medical costs by indication in the United States in 2016 were approximately as follows:

•	Type 2 diabetes: $190 billion (or $237 billion in 2017 according to the ADA)

•	Dyslipidemia: $75 billion

•	Coronary heart disease: $72 billion

•	Hypertension: $66 billion

•	Stroke: $52 billion

•	Congestive heart failure: $30 billion

•	End-stage renal disease: $5 billion
PRODUCT CANDIDATE DESCRIPTIONS
BTX currently has five (5) PDT candidates in clinical stages of development:

•	BT-001, potentially pivotal study in type 2 diabetes

•	BT-002, pilot study in hypertension

•	BT-004, pilot study in hyperlipidemia

BTX’s Pipeline

BTX expects to rapidly develop and, if approved, commercialize multiple product candidates. BTX’s clinical development and regulatory strategy prospectively offer a tempo of related, high-value product launches that, if approved, will be differentiated from a traditional molecular therapeutics company. Unlike traditional therapeutics that require discrete and sequential phase I, II, and III trials, followed by a lengthy regulatory review process, BTX expects that BTX’s PDTs will require a single potentially pivotal trial to generate the data required for submission to the FDA. BTX believes its potentially pivotal trials can be conducted at a fraction of the cost and time of a new drug trial, and what BTX believes to be, an expedited FDA review process.
Problem, Solution and Market Opportunity by Product Candidate
BT-001 — Diabetes
Type 2 diabetes is a chronic health condition that results in high levels of blood sugar. It occurs when the body is unable to use insulin properly. Insulin allows blood sugar, which comes mainly from the food we eat, to enter cells to be used for energy. It is highly likely that patients with type 2 diabetes will also develop one or more other medical conditions such as high blood pressure, high cholesterol, heart disease, and/or chronic kidney disease.
Type 2 diabetes is the most common type of diabetes. It was estimated that 34 million adults in the U.S. had type 2 diabetes in 2018. 27 million adults are receiving medical care for type 2 diabetes, but only about 13 million of these patients have well controlled blood sugars. In addition, approximately 88 million U.S. adults have prediabetes, up to 70% of which are expected to develop type 2 diabetes during their lifetime.
The American Diabetes Association and American Association of Clinical Endocrinologists and American College of Endocrinology guidelines for the management of type 2 diabetes recommend a) changing behaviors to lower blood sugar, blood pressure, and cholesterol, b) regular monitoring of blood sugar, kidney, heart, blood vessels, eye and nerve function, and c) chronic use of antihyperglycemic medications. Widespread failure to change behavior and the inability of current medications to address root causes of type 2 diabetes has resulted in a massive, growing and unsustainable crisis in the treatment of this disease.

Solution
Under the guidance of a physician,
BT-001
is a PDT intended to help patients with type 2 diabetes improve glycemic control. The
BT-001
software delivers behavioral therapy to patients via a mobile application that targets behaviors related to improving glycemic control and is intended to reduce A1c. The physician ensures the patient is an appropriate candidate for behavioral therapy, monitors the patient for treatment effects and adjusts concurrent medications as needed.
Market Opportunity
According to the American Diabetes Association (ADA), patients diagnosed with diabetes have annual medical costs that are 2.3 times higher than patients without diabetes. The ADA estimated that patients diagnosed with type 2 diabetes incurred average medical costs of $16,750 in 2017, of which about $9,600 was attributed directly to diabetes. Additionally, the ADA estimates total annual drug cost for treating diabetes in 2017 to be approximately $102 billion, which is a four-fold increase since 2007. This includes nearly $15 billion for insulin, $16 billion for other antihyperglycemic agents, and $71 billion for other prescription drugs that can be attributed to higher disease prevalence associated with diabetes.
Clinical Development
Early feasibility study
In 2017, BTX conducted a
12-week
feasibility study in 118 patients with type 2 diabetes. The intervention was delivered by an early version of
BT-001
paired with a health coach providing remote support to patients approximately every two weeks by phone. Study participants all had baseline A1c > 6.5% (mean = 8.1%), were mostly female (81%), resided in 38 U.S. states, and had a mean age of 51 years.
After
12-weeks,
mean change in A1c was -.8% (p<.001) (this result is considered to be statistically significant), and among those participants with baseline A1c >7.0%, mean change was -1.1% (p<.001)
(this result is considered to be statistically significant). Greater glycemic control was observed in those that used
BT-001
more often (p=.03) (this result is considered to be statistically significant). The average engagement rate was 4.3 times per day and retention was 86% in this broadly distributed sample.
Data from the study were peer-reviewed and published in Journal of Medical Internet Research Diabetes in 2018.
Key findings of the pilot study
In early 2020, BTX completed a
single-arm,
uncontrolled, unblinded pilot study of
BT-001,
presented the data at Endocrine 2020, and published results in the Journal of the Endocrine Society. In BTX’s single-arm
pilot study, the addition of the
BT-001
treatment regimen to subjects who were, on average, already taking 2.2 oral diabetes medications and continued those medications during the study resulted in an average 1.0% estimated reduction in A1c of participants after 84 days. While the pilot study was not designed as a head-to-head
comparison of
BT-001
to oral medications, these data compare favorably to historical data published in the Journal of Diabetes Care in August 2010 which suggest an average 0.5% — 1.25% range of A1c reduction from untreated baseline with oral medications alone. The key finding was that the clinical outcomes measured were just as strong using a software-only product as for the earlier software-plus-coaching configuration. In the early feasibility study, the outcomes were attributed to the combination of the early
BT-001
software and the remote human intervention delivered by health coaches and behavioral specialists. In contrast, the outcomes found in the pilot could be attributed directly to the use of
BT-001
software.
The pilot study involved 80 adults with type 2 diabetes residing in 32 U.S. states who used
BT-001
for up to 12 weeks. Participants had a
3-day
average fasting blood glucose value of 152 mg/dL or greater, corresponding to a baseline A1c of 7% or greater. On average, participants were 55.7 years old, had a body mass index in the obese range, were taking 2.2 antihyperglycemic medications and were diagnosed with type 2 diabetes 10.4 years prior to the start of the study.

Use of
BT-001
resulted in clinically meaningful improvement in glycemic control. The mean decrease in fasting blood glucose (or FBG)
of -22.9 mg/dL
(p<.001) corresponds to approximately a 1.0% reduction in A1c. An A1c reduction of 1.0% has been associated with a 21% decrease in diabetes related mortality and a 40% reduction in microvascular complications in the UK Prospective Diabetes Study, a multisite randomized intervention trial involving 5,102 patients with
20-years
of follow up. BTX believes these results suggest use of
BT-001
may be associated with meaningful improvements in glycemic control in a widely distributed treatment population, offers potential as a standalone treatment or when used alongside medications, and is currently conducting further study in its potentially pivotal trial.
BTX observed a significant dose response (p=.04) (this result is considered to be statistically significant) between the degree of engagement in nCBT content and improvements in glycemic control among adults with type 2 diabetes. This is encouraging because it indicates that digitally delivered behavioral therapy using only software has the potential to treat disease at scale. Reductions in blood glucose were more significant and occurred faster than BTX had expected.
BT-001
allows patients to make behavioral changes at a self-determined pace, which means that for some individuals it might take longer to see blood glucose reductions. In this context, blood sugar control was achieved more rapidly than expected, with 42% of participants achieving a fasting blood glucose less than 152 mg/dL (corresponding to an A1c < 7%, which is commonly regarded as the goal for A1c for most patients with type 2 diabetes) and 16% achieving a fasting blood glucose less than 130 mg/dL (corresponding, on average to an A1c < 6.5%, a much more aggressive goal for A1c) after an average of 65 days.
Bi-weekly
fasting blood sugars values for participants are displayed in the table below, which suggests a rapid and progressive improvement in blood glucose. BTX hypothesized that longer duration of use may result in even greater improvements and BTX plans to study this hypothesis in a randomized controlled trial.

Changes in FBG Observed in a Pilot Study of
BT-001

Improvements in blood glucose occurred in participants from across the country and with longstanding diabetes. No serious adverse events were observed in the study period. While it is commonly assumed that only newly diagnosed patients will benefit from behavioral therapy, based on the generally accepted view that the lowering of HbA1c of 0.4 is significant, BTX was encouraged to see a clinical activity from the usage of
BT-001,
which is yet to be authorized for marketing by the FDA, in patients who were on average diagnosed with diabetes more than 10 years ago. At baseline, these patients all had poorly controlled diabetes despite taking a mean of 2.2 antihyperglycemic medications. BTX had geographic diversity with participants from 32 states, including those with increasing prevalence of diabetes (e.g., Florida, Indiana and North Carolina).
Potentially Pivotal Trial of
BT-001
BTX screened the first patient into BTX’s potentially pivotal unblinded study of
BT-001
in February 2021 and completed full enrollment in the fourth quarter of 2021, enrolling a total of 662 patients. The study will include about 650 individuals with poorly controlled type 2 diabetes (baseline A1c 7% or above and below 11%) who will each participate for six months. Prior to the start of the study, BTX discussed core aspects of the design of its potentially pivotal trial with the FDA during several formal meeting interactions. During these formal meeting interactions, BTX aligned with the FDA that an appropriate endpoint is a clinically meaningful change in A1c as determined by the mean change in A1c in the
BT-001
group compared to the mean change in the control group. The primary endpoint will be evaluated at 90 days, and it will also be evaluated as a secondary endpoint at 180 days. Primary endpoint readout is expected in the fourth quarter of 2022. The study is powered to detect a 0.4% or greater change in A1c at 90 days, between and control and a statistically significant change (p<0.05) in A1c at 180 days. The study will also assess a safety endpoint (the occurrence, relatedness and severity of Adverse Events) at day 90 and day 180. BTX will use the data from this study to prepare a de novo classification submission to the FDA. BTX believes a single potentially pivotal trial of
BT-001,
if successful and its results viewed favorably by the FDA, will be sufficient for the FDA to grant marketing authorization of
BT-001
for the treatment of diabetes.
Patients interested in participating in the
BT-001
potentially pivotal trial will be included if they are between 18 and 75 years old, have a body mass index of 25 kg/m2 or greater, have a stable A1c level and no recent changes in antihyperglycemic medications. Potential participants will be excluded if they use tobacco or other addictive substances, or are taking medications that would interfere with study measures, such as chemotherapy or steroids. Participants with unstable or life-threatening medical illnesses, such as
COVID-19
or active suicidality will also be excluded. The aim of recruitment is to generate a nationally representative sample of adults with type 2 diabetes located in 5 geographically distinct regions.
Those who pass the
run-in
period will be randomized in a
1-to-1
manner to either a standard of care (SOC) group or a standard of care plus
BT-001
group. Both groups will have blood tests and biometrics collected at 90 days and 180 days and will be followed closely for adverse events during the entire study period. In addition to A1c levels, participants will provide laboratory measures of cholesterol, inflammatory markers, and cardiovascular risk, along with blood pressure and weight at baseline, day 90 and day 180. Participants will also be asked to complete standardized surveys to assess changes in depression, quality of life and patient satisfaction at day 90 and day 180.
Data generated in the potentially pivotal study will, if successful, be used as the basis of a de novo classification submission to the FDA seeking marketing authorization. In addition, due to high rates of comorbidity with type 2 diabetes, BTX anticipates the potentially pivotal data read out from
BT-001
will also give BTX significant pilot data on up to four additional indications including type 2 diabetes with hypertension, hypertension, hyperlipidemia, and hypertriglyceridemia. BTX has named BTX’s PDT’s targeting these conditions,
BT-002
and
BT-003,
respectively. BTX expects to advance the most promising two of these to potentially pivotal trials in 2022 or early 2023.
BT-002 — Hypertension
Hypertension is a chronic health condition that results in high blood pressure. It occurs when the body is unable to properly regulate the pressure of blood moving through blood vessels. With chronic hypertension, the body’s organs are put under constant stress and are more likely to break down. It is common for patients with longstanding hypertension to develop heart disease, stroke, chronic kidney disease and/or dementia.
Hypertension is one of the most common chronic diseases. In 2017, it was estimated that 108 million U.S. adults have hypertension. Of these patients who are already taking blood pressure lowering medications, approximately 35% still have uncontrolled blood pressure.
Guidelines for the management of hypertension recommend a) changing behaviors to lower blood pressure, b) regular monitoring of blood pressure, kidney, and heart function, c) chronic use of antihypertensive medications. Widespread failure to change behavior and the inability of current medications to address root causes of hypertension has resulted in a massive, growing and unsustainable crisis in the treatment of this disease.
Solution
Under the guidance of a physician,
BT-003
is a PDT under development to help patients with hypertension improve their blood pressure. The software is designed to deliver behavioral therapy to patients via a mobile application that targets behaviors related to achieving blood pressure control and is intended to reduce systolic and diastolic blood pressure.

Market Opportunity
Patients with hypertension are estimated to have nearly triple the prescription drug costs as patients without hypertension. A 2016 study published in the Journal of the American Heart Association concludes the annual prescription drug cost was $2,400 for individuals with hypertension versus only $815 for those without hypertension. For all adults in the United States with hypertension, this represents an estimated annual incremental drug cost for patients with hypertension of $42 billion in 2016.
Clinical Development
A detailed plan for the
BT-003
potentially pivotal trial would be refined using blood pressure data obtained from the
BT-001
potentially pivotal randomized, controlled trial. BTX estimates that about one third of participants in the
BT-001
potentially pivotal trial will have comorbid hypertension that is poorly controlled at baseline. Since type 2 diabetes and hypertension share common root causes, BTX expects to see blood pressure improvements in these participants to a degree comparable to
BT-003.
Because the
BT-001
potentially pivotal trial includes measurement of blood pressure along with A1c at every time point, BTX expects to have 90 and 180 day randomized, controlled data on blood pressure for approximately 200 participants. 90 day data are expected in the first quarter of 2022 and BTX believes it may be sufficient pilot data to allow for planning the
BT-003
potentially pivotal trial.
It is anticipated that the
BT-003
potentially pivotal trial would evaluate the safety and effectiveness of
BT-003
in a nationally representative sample of approximately 500 U.S. adults with hypertension located in 5 geographically distinct regions. Adults, aged
18-75,
would be included if their resting blood pressure is poorly controlled (i.e., over 140/90 mmHg). These participants would be randomized in a one-to-one
fashion to a control or intervention group. The control group would be provided standard of care treatment. The intervention group would be provided standard of care along with
BT-003.
The primary outcome measure would be resting systolic blood pressure, measured at 90 days. The secondary outcome measure would be resting systolic blood pressure, measured at 180 days.
BT-003 — Hyperlipidemia
Hyperlipidemia is a chronic health condition that results in high levels of blood cholesterol. It occurs when the body is unable to get rid of harmful types of cholesterol circulating in the blood.
Low-density-lipoprotein
(LDL) cholesterol is the most common form of harmful cholesterol. A dietary pattern high in unhealthy fats, cholesterol, and refined carbohydrates along with insufficient exercise, are the most common causes of high blood cholesterol. Over time, the presence of too much harmful cholesterol leads to cholesterol build up in the body’s arteries, limiting blood flow. It is very common for patients with longstanding hyperlipidemia to develop one or more other medical conditions caused by cholesterol build-up
such as heart disease, stroke, and/or peripheral artery disease.
Hyperlipidemia is one of the most common chronic diseases. It was estimated that 65 million adults in the U.S. had hyperlipidemia in 2016. In 2016, it was estimated that 28 million adults had poorly controlled cholesterol levels.
Guidelines for the management of hyperlipidemia recommend a) changing behaviors to lower harmful cholesterol and raise healthy cholesterol levels, b) regular monitoring of blood cholesterol, blood sugar, and blood pressure, and c) chronic use of cholesterol-lowering medications. Widespread failure to change behavior and the inability of current medications to address root causes of hyperlipidemia has resulted in a massive, growing and unsustainable crisis in the treatment of this disease.
Solution
Under the guidance of a physician,
BT-004
is a PDT under development to help patients with hyperlipidemia improve cholesterol levels. The software is designed to deliver behavioral therapy to patients via a mobile application that targets behaviors related to the control of cholesterol levels and is intended to reduce LDL cholesterol.

Market Opportunity
According to American Heart Association, the annual incremental drug cost for patients with hyperlipidemia was estimated to be $12 billion in 2016. Also, due to updated clinical guidelines which make more aggressive treatment recommendations, an additional 12.3 million more Americans would be treated with cholesterol-lowering medications by 2025, increasing treatment costs by $13.3 billion per year.
Clinical Development
A detailed plan for the
BT-004
potentially pivotal trial would be refined using blood cholesterol data obtained from the
BT-001
potentially pivotal randomized, controlled trial. BTX estimates that about one quarter of participants in the
BT-001
potentially pivotal trial will have comorbid hyperlipidemia that is poorly controlled at baseline. Since type 2 diabetes and hyperlipidemia share common root causes, BTX expects to see cholesterol improvements in these participants to a degree comparable to
BT-004.
Because the
BT-001
potentially pivotal trial includes measurement of fasting blood cholesterol along with A1c at every time point, BTX expects to have 90 and 180 day randomized, controlled data on cholesterol for approximately 140 participants. These data are expected in the first quarter of 2022 and BTX believes it may be sufficient pilot data to allow for planning the
BT-004
potentially pivotal trial.
It is anticipated that the
BT-004
potentially pivotal trial would evaluate the safety and effectiveness of
BT-004
in a nationally representative sample of approximately 500 U.S. adults with hyperlipidemia located in 5 geographically distinct regions. Adults, aged
18-75,
would be included if their fasting LDL cholesterol is poorly controlled (i.e., above their risk-adjusted target). These participants would be randomized in a one-to-one
fashion to a control or intervention group. The control group would be provided standard of care treatment. The intervention group would be provided standard of care along with
BT-004.
The primary outcome measure would be fasting LDL cholesterol, measured at 90 days. The secondary outcome measure would be fasting LDL cholesterol, measured at 180 days.
Competitive Advantages
To establish competitive advantage in BTX’s target markets, BTX is building on BTX’s early recognition of the potential of PDT’s in CMDx, BTX’s focus on treating root causes, and BTX’s ability to leverage BTX’s platform to accelerate regulatory clearances of subsequent product launches. BTX believes it has the following advantages over existing and/or potential competitors:

•
Regulatory Lead Time
.    To achieve marketing authorization as a PDT, the FDA requires safety and efficacy data from a randomized controlled clinical trial, an extensive submission package for review, and a wait time for that decision, during which time FDA may make inquiries or requests of the applicant. Given that BTX is unaware of any competitors focused on PDTs in CMDx, BTX believes this current absence in the pipelines of competitors affords BTX a lead time for BTX’s products, if approved.

•
First Mover Market Advantage
.    In combination with other increasing advantages, BTX believes the branding and marketing benefits of launching BTX’s products as the first of a novel class of nCBT digital therapeutics will enable BTX to achieve and maintain a meaningful share of CMDx markets held by PDT’s, despite potential launches by followers.

•
Intellectual Property
.    BTX has filed four patent families covering methods of treatment, methods of managing medications, and the systems and software that comprise BTX’s platform. The expiration of any U.S. or foreign patents issuing from the first two families is 2038. The expiration of any U.S. or foreign patents issuing from the third family is 2039.

•
Network Effects
.    Every patient BTX treats generates data that we can use to improve BTX’s algorithms. The rate at which BTX’s patient data are increasing and BTX’s ability to continuously improve BTX’s products based on these data will make it increasingly challenging, BTX believes, for followers to offer products comparable in quality to BTX’s.

•
The potential to reverse disease.

At the time of diagnosis with type 2 diabetes the primary unknowns are the rates at which the patient is going to get sicker and require additional medications. The company recognizes a significant opportunity to intervene at two primary points in the progression of this disease: first diagnosis and just before the commencement of insulin. To halt its progression and for many patients reverse the disease altogether, BTX believes it can help reframe the dynamic of intervention around type 2 diabetes care away from the expectation of inevitable decline.

•
Rapid and
low-cost
development compared to traditional therapeutics.
    Unlike developing new traditional therapeutics, BTX believes it can generate the data needed to support regulatory authorization or clearance on the basis of a single pivotal randomized controlled trial. BTX expects many of these trials can be conducted in six months or less, and at a fraction of the cost of a drug trial. The regulatory review process, whether de novo
 or 510(k), takes only several months, on average.

•
Continuously improving therapeutics and more informed clinical decisions.
    With certain restrictions, BTX can use data generated through patient use of BTX’s PDTs to make continuous improvements in BTX’s existing and future products to incrementally increase efficacy and generalizability. BTX could also potentially use data to improve clinical decisions when it can be provided back to the prescribing physician, and future products could possibly help guide the appropriate de-prescription
of medications in those patients that are successful in changing behaviors and improving their condition.

Company Strategy
BTX aspires to change the way CMDx are treated to improve patient health and reduce healthcare spending. BTX believes its platform technology, first-to-market
advantage, intellectual property portfolio, and groundbreaking research will facilitate the achievement of this goal. BTX’s immediate focus is on:

•
Advancing BTX’s lead product candidate,
BT-001,
through its potentially pivotal trial and regulatory authorization.
    Approximately 27 million patients in the United States are receiving treatment for type 2 diabetes, of which approximately 13 million are uncontrolled (A1c 7% or above). In BTX’s single-arm
pilot study, the addition of the
BT-001
treatment regimen to subjects who were, on average, already taking 2.2 oral diabetes medications and continued those medications during the study resulted in an average 1.0% estimated reduction in A1c of participants after 84 days. While the pilot study was not designed as a head-to-head
comparison of
BT-001
to oral medications, these data compare favorably to historical data published in the Journal of Diabetes Care in August 2010 (Source 1. The Effect of Oral Anti-diabetic Agents on A1C Levels, Diabetes Care, Volume 33(8); 2010 Aug.) which suggest an average 0.5% — 1.25% range of A1c reduction from untreated baseline with oral medications alone. BTX is currently conducting a potentially pivotal unblinded trial of
BT-001
in patients with uncontrolled type 2 diabetes. The data from this trial will support BTX’s planned submission of a de novo
 application for marketing authorization.

•
Securing broad reimbursement coverage for BTX’s PDTs.
 BTX believes a PDT that targets root causes to improve glycemic control by lowering A1c, addresses common comorbidities, and potentially reduces or eliminates the ongoing need for medications would offer significant value to payers by reducing costs of treating this patient population. During blinded interviews conducted by BTX with a group of 8 key decision-makers across commercial, Medicare and Medicaid payers, all interviewees responded favorably to the
BT-001
target product profile with a willingness to reimburse within the range of other branded T2D treatments and pay in BTX’s current forecasted pricing range, with a pricing range of
$100-$250
being considered low risk of securing a favorable reimbursement coverage decision,
$250-$600
being considered moderate risk of securing a favorable reimbursement coverage decision and price of over $600 being considered high risk of securing a favorable reimbursement coverage decision. Further, BTX intends to pursue coverage from commercial insurance providers and Medicare Part B, but does not intend to pursue coverage by Medicaid.

•	Building a focused sales force to introduce BTX’s products to primary care providers. 4% of primary care providers treat approximately 20% of patients with type 2 diabetes. BTX believes these providers could be accessed with a
100-person
sales force, which BTX expects to have recruited and deployed by the midpoint of the first year of commercialization. Furthermore, BTX expects that due to the unique, innovative nature of BTX’s products and the company’s first mover advantage in large CMDx markets, BTX will be able to attract dedicated and talented sales professionals. BTX expects to increase the size of BTX’s sales force as reimbursement coverage increases and to support follow on products.

•
Integrating BTX’s products into the standard of care.
 Clinical guidelines for type 2 diabetes and other CMDx recommend that healthcare providers facilitate behavioral changes as the first line of therapy. However, they often do not have the ability to provide or prescribe effective behavioral therapy to their patients. This is the gap in treatment BTX seeks to fill. Through publications, presentations and medical education, BTX will help providers understand the potential of
BT-001
and future products to fully enact treatment guidelines. BTX conducts rigorous clinical and basic science research and will continue to publish the results of this research in peer-reviewed journals. To date, BTX has published five studies in peer-reviewed journals and BTX’s research has been highlighted at several conferences including the American College of Lifestyle Medicine, IPSOR 2019, and Endocrine 2020.

•
Using BTX’s platform capabilities to accelerate development across CMDx.
    BTX estimates that 20 or more CMDx indications share essentially the same root causes. Many CMDx have comorbidities with other CMDx, so BTX has the ability to gather efficacy data on multiple diseases with each clinical trial BTX conducts. This allows BTX to continually improve BTX’s platform for the benefit of all CMDx and accelerate the development and regulatory authorization or clearance of products targeting new indications.

Competition
The pharmaceutical, biotechnology and digital health industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. While BTX believes that BTX’s technology, development experience and scientific knowledge provide BTX with competitive advantages, BTX faces potential competition from many different sources, including large pharmaceutical and biotechnology companies, digital health companies, academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for the research, development, manufacturing and commercialization of cardiometabolic therapies. Any products that BTX successfully develop and commercialize will compete with new therapies that may become available in the future.
BTX competes in the segments of the pharmaceutical, biotechnology and other related markets that develop therapeutics as treatments for CMDx. There are many other companies that have commercialized and/or are developing such treatments for CMDx including large pharmaceutical and biotechnology companies such as Novo Nordisk, Eli Lilly, Merck, Sanofi, AstraZeneca, and Novartis.

The competitive landscape shown below illustrates BTX’s competitors in the market space commonly described as “diabetes tech”, the digital health space focused on addressing problems associated with type 2 diabetes. BTX believes the competitive landscape is best understood by comparing the primary mechanism of action (behavioral support/intervention or improving medication adherence and tracking); to the business model for patient acquisition (apps marketed direct-to-consumer;
tech-enabled healthcare services offered to members of health plans, most often those of self-insured employers; or regulated products prescribed by providers).

While some solutions have evolved to include elements of various mechanisms such as behavioral support, reminders for medication adherence, or remote monitoring and transmission of biometric data, in BTX’s view, each has a primary mechanism for affecting disease and a clearly defined model for acquiring patients or consumers.
To BTX’s knowledge, upon completion of BTX’s potentially pivotal trial, if successful, and regulatory authorization, BTX’s
BT-001
will be the only regulated PDT with a direct treatment claim for type 2 diabetes that can be prescribed by providers and reimbursed by insurance as a pharmacy benefit, much like a drug. Exploiting this opportunity requires BTX to generate significant evidence of safety, efficacy and impact on the total cost of care. While many early market entrants (in fact, nearly 360,000 health and wellness apps are now available in Apple’s App Store) are making marketing claims related to the ability to improve type 2 diabetes care and are acquiring patients through their employers or direct-to-consumer
advertising, BTX believes the landscape will change dramatically when new solutions that can be prescribed by providers and covered by insurance become broadly available.
There are a number of companies in the prescription digital therapeutics space but none of these companies have commercialized a prescription digital therapeutic to target a cardiometabolic disease at this time.
Many of the companies against which BTX is competing or against which BTX may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved drugs than BTX does. Mergers and acquisitions in the pharmaceutical, biotechnology, and digital health industries may result in even more resources being concentrated among a smaller number of BTX’s competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with BTX in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and enrolling subjects for BTX’s clinical trials, as well as in acquiring technologies complementary to, or necessary for, BTX’s programs.
BTX could see a reduction or elimination of BTX’s commercial opportunity if BTX’s competitors develop and commercialize products that are safer or more effective, are more convenient or are less expensive than any products that BTX or BTX’s collaborators may develop. BTX’s competitors also may obtain FDA or foreign regulatory authorization for their products more rapidly than BTX may obtain authorization for ours, which could result in BTX’s competitors establishing a strong market position before BTX or BTX’s collaborators are able to enter the market. The key competitive factors affecting the success of all of BTX’s products, if authorized for marketing, are likely to be their efficacy, safety, convenience, price, and the availability of reimbursement from government and commercial payers.
Intellectual Property
BTX’s success depends in part upon BTX’s ability to protect BTX’s core technology and intellectual property. To protect BTX’s intellectual property rights, BTX relies on patents, trademarks, copyrights and trade secret laws, confidentiality procedures, and employee disclosure and invention assignment agreements. BTX’s intellectual property is critical to BTX’s business and BTX strives to protect it through a variety of approaches, including by obtaining and maintaining patent protection in the United States and internationally for BTX’s digital therapeutic platform, novel treatment algorithms and uses thereof, and other inventions that are important to BTX’s business. For BTX’s digital therapeutic platform, BTX generally intends to pursue patent protection covering the machine learning aspects and key features of BTX’s products, along with the methods of use in treating a wide variety of cardiometabolic disorders and assisting patients and their caregivers in the management of disease. As BTX continues the development of BTX’s product candidates, BTX intends to identify additional means of obtaining patent protection that would potentially enhance commercial success, including through claims covering additional methods of use as well as subsequent iterations and improvements to BTX’s products and use of predictive analytics.
As of October 31, 2021, there are four patent families with national stage applications pending in the U.S., Europe and Canada, for a total of eight pending U.S. and foreign applications, with claims directed to systems encompassing BTX’s digital therapeutic platform, and related methods of use in treating cardiometabolic disorders. The statutory expiration for any U.S. and foreign patents issuing from these two patent families will be 2038. There is also a third patent family with national stage applications pending in the U.S., Europe and Canada, with claims directed to methods for predicting health outcomes and managing chronic medications. The statutory expiration for any U.S. and foreign patents issuing in this patent family will be 2039. In addition, there is a fourth patent family represented by a pending U.S. provisional application with claims directed to various implementations of nutritional cognitive behavioral therapy in our digital therapeutic platform. The statutory expiration for any U.S. and foreign patents issuing in this patent family will be 2041.
Government Regulation
Insurance and Coverage
In the United States and markets in other countries, patients generally rely on third-party payers to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payers is critical to new product acceptance. BTX’s ability to successfully commercialize BTX’s product candidates will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payers is essential for most patients to be able to afford treatments. Sales of product candidates that BTX may identify will depend substantially, both domestically and abroad, on the extent to which the costs of BTX’s product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payers.
There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities.
Payers consider the following factors in determining reimbursement are based on whether the product is:

•	a covered benefit under its health plan,

•	safe, effective and medically necessary,

•	appropriate for the specific patient,

•	cost-effective, and

•	neither experimental nor investigational.
Each payer determines whether or not it will provide coverage for a treatment, what amount it will pay the manufacturer for the treatment and on what tier of its formulary it will be placed. The position on a payer’s list of covered drugs, biological products, and medical devices, or formulary, generally determines the co-payment
that a patient will need to make to obtain the therapy and can strongly influence the adoption of such therapy by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payers to reimburse all or part of the associated healthcare costs. Patients are unlikely to use BTX’s products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of BTX’s products. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA.
In addition, in some foreign countries, the proposed pricing for a prescription device must be approved before it may be lawfully marketed. The requirements governing device pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of BTX’s product candidates. Historically, products launched in the European Union do not follow price structures of the U.S. and generally prices tend to be significantly lower.
Health Care Laws and Regulations
BTX is subject to applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute and the U.S. federal False Claims Act, or FCA, which may constrain the business or financial arrangements and relationships through which BTX sells, markets and distributes BTX’s products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry (e.g., healthcare providers, physicians and third-

party payers), are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. BTX also may be subject to patient information and privacy and security regulation by both the federal government and the states and foreign jurisdictions in which BTX conducts its business. The applicable federal, state and foreign healthcare laws and regulations laws that may affect BTX’s ability to operate include, but are not limited to:

•
the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties. On December 2, 2020, the Office of Inspector General, or OIG, published further modifications to the federal Anti-Kickback Statute. Under the final rules, OIG added safe harbor protections under the Anti-Kickback Statute for certain coordinated care and value-based arrangements among clinicians, providers, and others. This rule (with exceptions) became effective January 19, 2021. Implementation of this change is currently under review by the Biden administration and may be amended or repealed. BTX continues to evaluate what effect, if any, the rule will have on BTX’s business,

•
the federal civil and criminal false claims laws and civil monetary penalty laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; knowingly making, using or causing to be made or used, a false statement of record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. A person can be held liable under the federal False Claims Act even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery,

•
the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payer (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation,

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates, independent contractors or agents of covered entities, that perform services for them that involve the creation, maintenance, receipt, use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and
non-U.S.
laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts,

•
The U.S. federal transparency requirements under the ACA, including the provision commonly referred to as the Physician Payments Sunshine Act, and its implementing regulations, which requires applicable manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician
providers such as physician assistants and nurse practitioners,

•	federal government price reporting laws, which require BTX to calculate and report complex pricing metrics in an accurate and timely manner to government programs,

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers,

•
Additionally, BTX is subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payer. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to BTX’s business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental
payers, including private insurers. Several states also impose other marketing restrictions or require medical device manufacturers to make marketing or price disclosures to the state. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective May 2018 also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if BTX fails to comply with an applicable state law requirement, BTX could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

•
Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of BTX’s business activities could be subject to challenge and may not comply under one or more of such laws, regulations, and guidance. Law enforcement authorities are increasingly focused on enforcing fraud and abuse laws, and it is possible that some of BTX’s practices may be challenged under these laws. Efforts to ensure that BTX’s current and future business arrangements with third parties, and BTX’s business generally, will comply with applicable healthcare laws and regulations will involve substantial costs. If BTX’s operations, including BTX’s arrangements with physicians and other healthcare providers are found to be in violation of any of such laws or any other governmental regulations that apply to us, BTX may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of BTX’s operations, exclusion from participation in federal and state healthcare programs (such as Medicare and Medicaid), and imprisonment, as well as additional reporting obligations and oversight if BTX becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance
with these laws, any of which could adversely affect BTX’s ability to operate BTX’s business and BTX’s financial results.

Data Privacy and Security Laws
Numerous federal and state laws and regulations govern the collection, use, disclosure, storage and transmission of personally identifiable information, including protected health information. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on BTX’s business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the United States.
These varying interpretations can create complex compliance issues for BTX and BTX’s partners and potentially expose BTX to additional expense, adverse publicity and liability, any of which could adversely affect BTX’s business.
Federal and state consumer protection laws are increasingly being applied by the United States Federal Trade Commission, or FTC, and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.
The security measures that BTX and BTX’s third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect BTX’s facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Even though BTX provides for appropriate protections through BTX’s agreements with BTX’s third-party vendors, BTX still has limited control over their actions and practices. A breach of privacy or security of personally identifiable health information may result in an enforcement action, including criminal and civil liability, against us. BTX is not able to predict the extent of the impact such incidents may have on BTX’s business. Enforcement actions against BTX could be costly and could interrupt regular operations, which may adversely affect BTX’s business. While BTX has not received any notices of violation of the applicable privacy and data protection laws and believe BTX is in compliance with such laws, there can be no assurance that BTX will not receive such notices in the future.
There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification,
anonymization or pseudonymization of health information are sufficient, and the risk of re-identification
sufficiently small, to adequately protect patient privacy. BTX expects that there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the United States, such as the California Consumer Privacy Act, or CCPA, which went into effect on January 1, 2020 and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act, or CPRA, was passed by California voters on November 3, 2020. The CPRA will create additional obligations with respect to processing and storing personal information that are scheduled to take effect on January 1, 2023 (with certain provisions having retroactive effect to January 1, 2022). Additionally, a new Virginia privacy law, the Comprehensive Data Protection Act, or the VCDPA, was signed into law on March 2, 2021 and is also scheduled to take effect on January 1, 2023. The VCDPA will impose many similar obligations regarding the processing and storing of personal information as the CCPA and the CPRA. Other U.S. states also are considering omnibus privacy legislation, and industry organizations regularly adopt and advocate for new standards in these areas.

While the CCPA, CPRA, and VCDPA contain exceptions for certain activities involving PHI already regulated under HIPAA, BTX cannot yet determine the impact the CCPA, CPRA, VCDPA or other such future laws, regulations and standards may have on BTX’s business.
Health Care Legislative Reform
In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact BTX’s ability to sell BTX’s products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, was enacted, which, among other things, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019)
point-of-sale
discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and BTX expects there will be additional challenges and amendments to the ACA in the future. For example, various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court. Additionally, the Trump Administration has issued various Executive Orders which eliminated cost sharing subsidies and various provisions that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices and Congress has introduced several pieces of legislation aimed at significantly revising or repealing the ACA. Further, on December 20, 2019, President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repeals the Cadillac tax, the health insurance provider tax, and the medical device excise tax. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. BTX cannot predict what affect further changes to the ACA would have on BTX’s business, especially given the new administration.
Other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, and, due to subsequent legislative amendments, will remain in effect through 2030 unless additional Congressional action is taken. Pursuant to the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act, as well as subsequent legislation, these reductions have been suspended from May 1, 2020 through March 31, 2021 due to the
COVID-19
pandemic. Proposed legislation, if passed, would extend this suspension until the end of the pandemic.
There has been increasing legislative and enforcement interest in the United States with respect to prescription pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. The HHS has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. It is unclear what effect such legislative and enforcement interest may have on prescription devices. Further, it is unclear whether the Biden administration will challenge, reverse, revoke or otherwise modify the prior administration’s executive and administrative actions after January 20, 2021.
BTX expects that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that BTX received for any approved device, which could have an adverse effect on customers for BTX’s product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers.
There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels in the U.S. directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent BTX from being able to generate revenue, attain profitability or commercialize BTX’s products. Such reforms could have an adverse effect on anticipated revenue from product candidates that BTX may successfully develop and for which BTX may obtain regulatory approval and may affect BTX’s overall financial condition and ability to develop product candidates. If BTX or any third parties BTX may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if BTX or such third parties are not able to maintain regulatory compliance, BTX’s current or any future product candidates BTX may develop may lose any regulatory approval that may have been obtained and BTX may not achieve or sustain profitability.
FDA Regulation
United States
BTX’s products are medical devices subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act (“
FD&C Act
”) and its implementing regulations, as well as other federal and state regulatory bodies in the United States and comparable authorities in other countries under other statutes and regulations. The laws and regulations govern, among other things, product design and development, preclinical and clinical testing, manufacturing, packaging, labeling, storage, recordkeeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.
FDA’s Pre-market Clearance, Grant and Approval Requirements
Each digital therapeutic BTX seeks to commercially distribute in the United States will require either a prior de novo classification grant, 510(k) clearance, unless it is exempt, or a PMA from the FDA under its medical device authorities. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; or if there is no legally marketed predicate device and general controls alone or with special controls provide reasonable assurance of safety and efficacy, the FDA will allow the new device to be marketed under a de novo classification grant; otherwise, a PMA is required. Medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and efficacy. Class I devices are deemed to be low risk and are subject to the general controls of the FD&C Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market
notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA.

Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and efficacy. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market
notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market
notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner.
510(k) Clearance Pathway
When a 510(k) clearance is required, BTX must submit a
pre-market
notification to the FDA demonstrating that BTX’s proposed device is substantially equivalent to a predicate device, which is a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976. By regulation, a pre-market
notification must be submitted to the FDA at least 90 days before BTX intends to distribute a device. As a practical matter, clearance often takes significantly longer. To demonstrate substantial equivalence, the manufacturer must show that the proposed device has the same intended use as the predicate device, and it either has the same technological characteristics, or different technological characteristics and the information in the pre-market
notification demonstrates that the device is equally safe and effective and does not raise different questions of safety and efficacy. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously cleared device or use, the FDA will place the device into Class III.
There are three types of 510(k)s: traditional; special; and abbreviated. Special 510(k)s are for devices that are modified and the modification needs a new 510(k) but does not affect the intended use or alter the fundamental scientific technology of the device. Abbreviated 510(k)s are for devices that conform to a recognized standard. The special and abbreviated 510(k)s are intended to streamline review, and the FDA intends to process special 510(k)s within 30 days of receipt.
De Novo Classification
When it is determined there is no legally marketed predicate device, the de novo process provides a pathway to classify novel medical devices for which general controls alone, or general and special controls, provide reasonable assurance of safety and efficacy for the intended use. Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. The Food and Drug Administration Modernization Act of 1997, or FDAMA, established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the de novo classification procedure. This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the FDA Safety and Innovation Act of 2012, or FDASIA, a medical device could only be eligible for de novo classification if the manufacturer first submitted a 510(k)
pre-market
notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the de novo classification pathway by permitting manufacturers to request de novo classification directly without first submitting a 510(k)
pre-market
notification to the FDA and receiving a not substantially equivalent determination. Under FDASIA, the FDA is required to classify the device within 120 days following receipt of the de novo application. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and efficacy of the medical device. In addition, the FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed. Devices that are classified into class I or class II through a de novo classification request may be marketed and used as predicates for future premarket notification 510(k) submissions.
Pre-market
Approval Pathway
A
pre-market
approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market
approval application process is much more demanding than the 510(k)
pre-market
notification process. A
pre-market
approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and efficacy of the device.
After a
pre-market
approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market
approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision-making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation (“
QSR
”). The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.
FDA allows applicants to submit discrete sections (modules) of the PMA to FDA for review soon after completing the testing and analysis. FDA intends the modular review approach to provide a mechanism by which applicants may submit preclinical data and manufacturing information for review while still collecting, compiling, and analyzing the clinical data. Therefore, a modular PMA is a compilation of sections or “modules” submitted at different times that together become a complete application. Additionally, the modular approach allows the applicant to potentially resolve any deficiencies noted by FDA earlier in the review process than would occur with a traditional PMA application.
Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.
Clinical Trials
Clinical trials are almost always required to support
pre-market
approval, are often required for a de novo classification grant, and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an investigational device exemption, or IDE, to the FDA prior to initiating clinical trials. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. A nonsignificant risk device does not require FDA approval of an IDE; however, the clinical trial must still be conducted in compliance with various requirements of FDA’s IDE regulations and be approved by an IRB at the clinical trials sites. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.
Sponsors of clinical trials of devices are required to register with
 www.clinicaltrials.gov
, a public database of clinical trial information. Information related to the device, patient population, phase of investigation, study sites and investigators and other aspects of the clinical trial is made public as part of the registration.
Ongoing Regulation by the FDA
Even after a device receives clearance, grant or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•
the Quality System Regulation, or QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

•
medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•
corrections and removal reporting regulations, which require that manufactures report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FD&C Act that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and efficacy data for the device.
After a device receives 510(k) clearance or a de novo classification grant, any modification that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, will require a new clearance or possibly a PMA. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a determination not to seek a new 510(k) clearance, the FDA may retroactively require a manufacturer to seek 510(k) clearance or possibly a pre-market
approval. The FDA could also require a manufacturer to cease marketing and distribution and/or recall the modified device until 510(k) clearance or pre-market
approval is obtained. Also, in these circumstances, manufacturers may be subject to significant regulatory fines and penalties.

Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.
FDA regulations require manufacturers to register with the FDA and to list the devices they market. Additionally, the California Department of Health Services (“CDHS”), requires manufacturers to register within the state. Following these registrations, the FDA and the CDHS inspect manufacturers on a routine basis for compliance with the QSR and applicable state regulations. These regulations require that BTX manufacture BTX’s products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities. BTX is also subject to other federal, state and local laws and regulations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of BTX’s products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.
The Medical Device Reporting laws and regulations require manufacturers to provide information to the FDA when they receive or otherwise become aware of information that reasonably suggests their devices may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits marketed devices from being marketed for off-label
uses and regulates the advertising of certain devices as well. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label
uses, and a company that is found to have improperly promoted off-label
uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution, including False Claims Act liability for products covered under the federal health care programs.
Finally, newly discovered or developed safety or efficacy data may require changes to a marketed product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of BTX’s products under development.
Based on published guidance and four interactions with the FDA, the regulatory pathway for
BT-001
will be via a de novo classification request submission. Following the completion of BTX’s potentially pivotal study, BTX intends to prepare and submit to the FDA a de novo application and request for marketing authorization. After receiving marketing authorization for
BT-001,
BTX expects BTX’s following product candidates will most likely pursue 510(k) clearances.
Reimbursement Coverage
Despite widespread coverage of medications and digital disease management programs, commercial insurers, Medicare, and Medicaid (collectively “payers”) in the U.S. continue to be challenged with achieving cost effective care for their type 2 diabetes patient populations. It is estimated that type 2 diabetes adds an incremental $10,000 per patient per year or more in direct medical costs of which prescription drugs make up $4,500 per patient per year. Despite these high per patient costs and the considerable resources payers invest in the management of the disease, approximately half of type 2 diabetes patients are not able to achieve glycemic control.
BTX recently conducted research among eight of the 10 largest payers in the U.S. to gain insight into the willingness to provide reimbursement coverage for
BT-001
in type 2 diabetes. Key findings include:

•	Type 2 diabetes remains a high-cost area for payers despite widespread coverage of medications and disease management programs;

•	Payers are receptive to new solutions, including PDTs, to address the significant unmet medical needs in uncontrolled and comorbid patient populations;

•	PDTs would be evaluated using a rigorous drug-like review process and would be expected to demonstrate a compelling combination of clinical and health economic impacts;

•	PDTs may be covered as pharmacy or medical benefits, though a majority of payers favor covering them as pharmacy benefits;

•	A target product profile (TPP) was tested using pilot results for BT-001 and payers indicated a willingness to cover at prices comparable to branded, oral glycemic control medications;

•	Based on the TPP, payers are enthusiastic about BT-001’s potential to reduce A1c and associated comorbidities, while reducing the total cost of care.
BTX Payer Research

To optimize payer reimbursement coverage at and immediately following launch, BTX is generating evidence to substantiate the value of
BT-001
based on its impact on clinical outcomes, total cost of care and durability of effect. Evidence will be generated from BTX’s six-month
randomized controlled potentially pivotal trial, and a concurrent one-year
real world use study with at least one major U.S. health system. BTX is conducting such real world evidence study in partnerships with Catalyst Health Network, a clinically integrated network of more than 1,000 health care providers, and Colorado Prevention Center Clinical Research, an affiliate of the University of Colorado Health System.
BTX also plans to supplement this evidence with an assessment of the total cost of care in BTX’s intended patient population using multi-payer claims datasets. To estimate
BT-001’s
effect on total cost of care, BTX plans to leverage the totality of evidence related to
BT-001
use to create robust cost-effectiveness and budget impact models. BTX expects to publish these results with reputable organizations like the International Society for Pharmacoeconomics and Outcomes Research and utilize this evidence in the development of BTX’s Academy of Managed Care Pharmacy value dossier for submission to formulary review committees. Upon evidence availability, which BTX anticipates in the first half of 2022, BTX intends to engage payers to begin reimbursement coverage discussions.
BTX also expects to supplement this evidence with an assessment of the total cost of care in BTX’s intended patient population using multi-payer claims datasets. To estimate
BT-001’s
effect on total cost of care, BTX plans to leverage the totality of evidence related to
BT-001
use to create robust cost-effectiveness and budget impact models. BTX expects to publish these results with reputable organizations like the International Society for Pharmacoeconomics and Outcomes Research (ISPOR) and utilize this evidence in the development of BTX’s Academy of Managed Care Pharmacy (AMCP) value dossier for submission to formulary review committees. Upon evidence availability, which BTX anticipates in the first half of 2022, BTX intends to engage payers to begin reimbursement coverage discussions.
Subject to review of final pivotal trial and real-world data, BTX intends to set pricing for
BT-001
at a moderate discount to branded, oral glycemic control medications in order to gain maximum reimbursement coverage. Based on data from BTX’s pilot study of
BT-001
and an early health economic model BTX published in the Journal of Medical Internet Research (JMIR) following peer-review, BTX estimates
BT-001
has the potential to demonstrate dominant cost effectiveness and result in net healthcare cost savings of more than $4,500 per patient over a three-year period, primarily through decreased use of medications.
BTX believes it may be successful in obtaining broad reimbursement coverage for
BT-001
because: 1) it addresses an enormous problem — commercial payers and Medicare spend approximately $200 billion each year on type 2 diabetes; 2) these two payer types insure 86% of diabetes patients; 3) it will save payers money; and 4) it fills a gap in existing clinical guidelines and integrates with existing provider workflows.
Sales and Marketing
The intended use at launch for
BT-001
would be to improve glycemic control in patients with uncontrolled type 2 diabetes, under the supervision of their physician. This represents a target patient population of about 13 million in the U.S. and $40 billion a year spent on prescription drugs. It is estimated that 86% of type 2 diabetes patients receive regular care from their primary care provider to treat their condition. Within primary care, treatment of type 2 diabetes is concentrated. Based on a review of metformin prescribing data, BTX estimates 4% (about 17,000) of primary care providers treat about 20% of type 2 diabetes patients (approximately 5 million), suggesting that a relatively small number of primary care providers treat a disproportionate number of diabetes patients.

Concentration of Diabetes Patients Among Providers

In recent years, the delivery of primary care services has migrated from solo and small practice settings to larger group practices. Today, an estimated 70% of primary care providers are practicing in large group practice settings. The combination of patients being treated disproportionately by a relatively small number of providers and large-group practice settings creates an opportunity for a focused sales force to engage providers in a cost and time efficient manner to drive awareness and adoption of
BT-001
and
follow-on
products.
BTX intends to build a primary care sales force of approximately 100, at an annual cost of $30 million during the first-year commercial launch (2023), and scale that organization as widespread reimbursement coverage is achieved and follow-on
products are launched.
Go-to-market
strategy
As a first mover with a novel class of therapeutic for type 2 diabetes, BTX has a unique opportunity to raise awareness to PDTs in treating CMDx. Combining advanced targeting analytics with digital marketing, BTX intends to build awareness among patients and providers of the unique role PDTs can play to improve outcomes by addressing the maladaptive behaviors at the root of type 2 diabetes. BTX intends to leverage evidence generated from BTX’s ongoing potentially pivotal trial and real-world use studies to publish clinical and health outcomes data to showcase
BT-001’s
benefits. BTX intends to present these results to key at upcoming congresses and society meetings in 2022. With the evidence generated, BTX also expects to begin the process of advocating for the incorporation of
BT-001
into future consensus guidelines to further integrate its use as a first line PDT for treating type 2 diabetes.
At launch, we plan to transition from general awareness-building to branded promotional activities to generate demand for
BT-001.
These efforts will utilize the full spectrum of BTX’s marketing capabilities, including peer-to-peer
education and active participation in professional society meetings. BTX also plans to continue BTX’s investment in targeting analytics, as well as digital and non-personal
promotion; these will extend the reach of BTX’s sales force and help them efficiently and effectively educate primary care providers on
BT-001.
As payer reimbursement coverage increases, BTX expects to implement targeted, direct to consumer advertising to further educate patients on the benefits of
BT-001
in type 2 diabetes.
Alongside these efforts, BTX intends to build a medical affairs organization whose primary responsibilities will include engaging thought leaders in scientific discourse, establishing an advisory board of key opinion leaders, creating a primary care-based speaker’s panel and building advocates to support inclusion of
BT-001
as part of future type 2 diabetes consensus guidelines. BTX’s medical affairs team will also play a critical, ongoing role in generating and publishing evidence that demonstrates the impact
BT-001
and future platform products can have on clinical outcomes, durability of effect and total cost of care.
Integration with the Standard of Care
Type 2 diabetes is a devastating disease that progressively worsens over time and often leads to the development of complex comorbidities, such as hypertension, high cholesterol, heart failure and chronic kidney disease. Lacking the tools to address the maladaptive behaviors that cause disease progression, providers utilize the only treatment options currently available — medications. As a patient’s diabetes worsens, providers typically add multiple medications in an attempt to achieve glycemic control for their patients. By age 65, type 2 diabetes patients are taking an average of five medications for treating diabetes and common comorbidities, while many are failing to achieve glycemic control.
Clinical treatment guidelines from the American Diabetes Association (ADA) recommend use of behavioral therapy as a first line treatment on a standalone basis or alongside medications. Despite widespread alignment with these consensus guidelines, there are currently no
FDA-regulated
treatments available to address this unmet need or practical way for the healthcare system to deliver them.
BT-001
represents a unique opportunity for providers to prescribe to their patients
FDA-regulated
behavioral therapy. Because
BT-001
is specifically intended to address the behaviors that are the root causes of their condition, BTX’s first-to-market
PDT treatment of type 2 diabetes holds out the hope for many of these patients to achieve better glycemic control, reduce or eliminate the need for medications, and avoid insulin therapy altogether.
BTX believes there are two primary points in the patient journey where prescribing
BT-001
would have the greatest clinical impact: 1) upon first diagnosis; and 2) during the immediate period preceding the commencement of insulin, when patient motivation to seek alternative solutions and avoid lifelong insulin injections is greatest.
These two primary points for initiating
BT-001
treatment fit easily within existing provider workflows to enable adoption at scale.
BT-001
will be prescription-based and follow the same standard of care for the management of type 2 diabetes. Despite
BT-001
being a new product form, BTX expects it will not negatively impact provider workload.
Partnering
BTX will progressively increase business development efforts to maximize the value of
BT-001
and BTX’s platform in
non-dilutive
ways. BTX will explore opportunities to partner with pharmaceutical companies marketing traditional drug therapies for CMDx that may benefit from an increase in efficacy and durability when combined with a BTX prescription digital therapeutic. Opportunities may also exist to co-develop
novel combination products with a pharmaceutical company operating in the cardiometabolic space.
BTX intends to commercialize BTX’s products in the United States. BTX will also pursue opportunities to partner with pharmaceutical companies to commercialize BTX’s products outside of the United States.
Employees and Human Capital Resources
As of October 31, 2021, BTX had 40 employees, all of which were full-time employees, including three in general operations, one in commercial, nine in clinical care and operations, six in engineering, and eight in product and design. None of BTX’s employees are represented by a labor union and BTX believes that its relationships with its employees are good.
BTX believes that its future success depends upon BTX’s continued ability to attract and retain highly skilled employees. BTX provides its employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives, including health care, retirement planning and paid time off. As part of BTX’s promotion and retention efforts, BTX also invests in ongoing development.
BTX’s success is rooted in the diversity of its teams and BTX’s commitment to inclusion. BTX values diversity at all levels and continue to focus on extending BTX’s diversity and inclusion initiatives across BTX’s entire workforce, from working with managers to develop strategies for building diverse teams to promoting the advancement of leaders from different backgrounds.
Legal Proceedings
BTX is not currently a party to any material legal proceedings. In the ordinary course of business, the company may be subject to legal proceedings, claims and litigation.
Corporate Reorganization
BTX was formed as a Delaware limited liability company on April 1, 2015 under the name Nutrition Development Group LLC, or the LLC. The LLC’s name was changed to Farewell LLC on August 18, 2016 and to Better Therapeutics LLC on January 4, 2018. The LLC merged into its wholly owned subsidiary Better Therapeutics, Inc., a Delaware corporation, on August 14, 2020 with the corporation surviving the merger. The foregoing transaction is referred to herein as the “Corporate Reorganization.” Pursuant to the Corporate Reorganization, (a) each LLC profits interest unit granted under the LLC’s 2015 Equity Incentive Plan was converted into one share of BTX common stock or restricted stock subject to a restricted stock agreement; (b) each LLC Common Unit was exchanged for one share of BTX common stock; (c) each LLC Series Seed Preferred Unit was exchanged for one share of BTX Series Seed preferred stock; (d) each LLC Series A Preferred Unit was exchanged for one share of BTX Series A preferred stock; and (e) the LLC convertible promissory notes were exchanged for LLC Simple Agreements for Future Equity (“SAFEs”) in an amount equal to the convertible promissory note principal and accrued interest prior to the Corporate Reorganization, and such LLC SAFEs were exchanged for BTX SAFEs as part of the Corporate Reorganization. On October 28, 2021, BTX merged with and into MCAD Merger Sub, a wholly-owned subsidiary of MCAD.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Our mission is to address unmet needs for treatment of cardiometabolic diseases such as diabetes and heart disease. The U.S. spends approximately $4.0 trillion per year on healthcare, and approximately 90% of that spending is for the treatment of chronic diseases. Most chronic diseases are caused predominantly by behaviors, including cardiometabolic diseases such as diabetes and heart disease. The root causes of cardiometabolic diseases are behaviors relating to diet, physical activity, and other lifestyle factors, yet current treatments are focused on reducing the effects of those diseases rather than addressing the root causes.
In response to addressing the root causes of cardiometabolic diseases, we developed a proprietary platform for the development of
FDA-regulated,
software-based, prescription digital therapeutics (PDTs) for treating diabetes, heart disease, and other cardiometabolic conditions. Our PDTs deliver a novel form of cognitive behavioral therapy that enables changes in neural pathways of the brain so that lasting changes in behavior become possible. Our lead product candidate for the treatment of patients with type 2 diabetes,
BT-001,
has completed enrolling patients in a pivotal study designed to support a regulatory submission for marketing authorization from the FDA as of November 2021. The unique characteristics of prescription digital therapeutics and cardiometabolic diseases, or CMDx, may make it possible for us to launch multiple products now in development for the treatment of other CMDx over the next few years.
We are building a fully integrated PDTs company focused on treating the root causes of cardiometabolic diseases. Our therapeutics are intended to fill a known gap in the treatment of cardiometabolic diseases and integrate within the existing healthcare system. We expect primary care providers to prescribe our therapeutics and insurers to reimburse them much like they would a drug, and for the patient to remain in the care of their provider while using them.
Financial Overview
Since our inception in 2015, we have focused substantially all of our resources on conducting research and development activities, including discovery and preclinical studies, establishing and maintaining our intellectual property, hiring personnel, raising capital and providing general and administrative support for these operations. We have recorded revenue from a pilot program with a private health insurance provider to provide a digital therapeutic program that includes a mobile app and health coaching services. We have funded our operations to date primarily from the issuance of convertible notes and simple agreements for future equity (SAFEs), the issuance and sale of our preferred units, borrowing on our term loan agreement and funding from the merger with MCAD.
We have incurred net losses in each year since inception. Our net losses were $26,441thousand for the nine months ended September 30, 2021, and $6,387 thousand and $5,784 thousand for 2020 and 2019, respectively. As of September 30, 2021 and December 31, 2020, we had an accumulated deficit of $57,849 thousand and $31,408 thousand. Substantially all of our net losses have resulted from costs incurred in connection with our research and development programs and from general and administrative costs associated with our operations. We expect to continue to incur significant expenses and increasing operating losses over at least the next several years. We expect our expenses will increase substantially in connection with our ongoing activities, as we:

•	advance our products through clinical trials;

•	pursue regulatory authorization or clearance of our products;

•	operate as a public company;

•	continue our preclinical programs and clinical development efforts; and

•	continue research activities for the discovery of new products.

We were initially formed as a limited liability company under the laws of the State of Delaware and converted to a Delaware Corporation in August 2020. In connection with our conversion to a Delaware corporation, each of our outstanding shares of the members of the limited liability company was converted into shares of capital stock. On the date of conversion, the following conversions of limited liability shares took place: (i) each Series Seed convertible preferred unit converted into one share of Series Seed convertible preferred stock, (ii) each Series A convertible preferred unit converted into one share of Series A convertible preferred stock, (iii) each Common Unit was converted into one share of common stock, and (iv) each outstanding convertible note converted into a SAFE with a corresponding investment balance as the converted convertible notes.
Impact Of
COVID-19
In March 2020, the World Health Organization declared
COVID-19
a global pandemic.
COVID-19
has not had a significant impact on our operations. Management is unable to estimate the future financial effects, if any, to our business as a result of
COVID-19
because of the high level of uncertainties and unpredictable outcomes of this disease.
We are continuing to evaluate the impact of
COVID-19
pandemic on our business and are taking proactive measures to protect the health and safety of our employees, as well as to maintain business continuity. Based on guidance issued by federal, state and local authorities, we transitioned to a fully remote work model for our employees, effective July 2020. We believe that the measures we are implementing are appropriate, reflecting both regulatory and public health guidance, to maintain business continuity. We will continue to closely monitor and seek to comply with guidance from governmental authorities and adjust our activities as appropriate.
The ultimate impact of the
COVID-19
pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trial, healthcare systems or the global economy as a whole. However, these effects could harm our operations, and we will continue to monitor the
COVID-19
situation closely.
Components of Results of Operations
Revenue
Since our inception in 2015, we have recognized an immaterial amount of revenue with such revenue resulting from a pilot programs with a private health insurer. We expect that our primary sources of revenue will be through reimbursement coverage for our treatments by commercial insurers, Medicare, and Medicaid (collectively “payers”) in the U.S. and our near-term plan is to obtain broad reimbursement coverage for our first PDT for treating type 2 diabetes,
BT-001.
We expect to be successful in obtaining a broad reimbursement coverage through demonstrating and generating a comprehensive set of evidence to substantiate the value of
BT-001
based on its impact on clinical outcomes, total cost of care, and durability of effect. Obtaining a broad reimbursement coverage and timing of obtaining such coverage for
BT-001
and our other product candidates is highly uncertain. As a result, the timing and the amount of revenue we expect to recognize from monetizing our product candidates may vary based on various factors.
We also may explore opportunities to partner with pharmaceutical companies marketing traditional drug therapies for cardiometabolic diseases that may benefit from an increase in efficacy and durability when combined with a BTX prescription digital therapeutic.
Cost of Revenue
Cost of revenue consists of expenses that are closely correlated or directly related to delivery of our products. The main component of cost of revenue is personnel expenses associated with supporting these functions, including expenses for salaries, bonuses, benefits, stock-based compensation and allocation of certain overhead expenses.

Operating Expenses
We classify operating expenses into three main categories: (i) research and development expenses, (ii) sales and marketing expenses, and (iii) general and administrative expenses.
Research and Development Expenses
Our research and development expenses consist of external and internal expenses incurred in connection with our research activities and development programs. These expenses include external expenses, including expenses associated with contract research organizations engaged to manage and conduct clinical trials; and other research and development expenses associated with software development and licenses, and other external development spend. Additionally, our research and development expenses include internal personnel expenses, including expenses for salaries, bonuses, benefits, stock-based compensation, and allocation of certain overhead expenses.
Research and development costs incurred to develop software and our platform for internal use are capitalized and separately presented on the balance sheet as capitalized software development costs. Costs incurred during the preliminary planning and evaluation stage of the project are expensed as incurred. Costs incurred during the application development stage of the project are capitalized. To date, the majority of these expenses have been incurred to advance our lead product candidate,
BT-001.
We expect our research and development expenses to increase substantially for the foreseeable future as we continue to invest in research and development activities related to developing our platform and our product candidates, as our product candidates advance into later stages of development, and as we continue to conduct clinical trials. The successful development of our platform and our product candidates is highly uncertain. As a result, we are unable to determine the duration and completion costs of our research and development projects or when and to what extent we will generate revenue from the commercialization and sale of any of our product candidates.
Sales and Marketing Expenses
Sales and marketing expenses consist primarily of advertising and public relations costs, consulting services expenses, and commercial strategy costs. We expect our sales and marketing expenses to increase for the foreseeable future as we prepare to launch
BT-001.
Our sales and marketing efforts are expected to focus on targeting patients and primary care physicians through general awareness and branded promotional activities. We expect to incur significant investments in building a primary care sales force, and our plan and expectation is to have recruited and deployed such sales force during the first year of commercialization of our initial product candidate.
General and Administrative Expenses
General and administrative expenses consist primarily of personnel-related costs, facilities costs, depreciation expense and professional services expenses, including legal, recruiting, audit and accounting services. Personnel-related costs consist of salaries, benefits, and stock-based compensation. Facilities costs consist of rent and maintenance of facilities. We expect our general and administrative expenses to increase for the foreseeable future due to anticipated increases in headcount to advance our product candidates and as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC, additional insurance expenses, investor relations activities and other administrative and professional services. Due to our remote work model, which was employed in July 2020, we expect the increase in general and administrative expenses to be somewhat offset by a decrease in facility costs.
Interest Expense, Net
Interest expense, net primarily consists of interest expense related to convertible notes.

Change in Fair Value of SAFEs
The expense related to the change in fair value of our SAFEs is primarily related to the increase or decrease in fair value of the SAFEs, which directly results in an increase or decrease to the liability on our balance sheet.
Results of Operations
Comparisons of the Years Ended December 31, 2019 and 2020
The following table summarizes our results of operations for the periods presented (in thousands):

	Twelve Months Ended, December 31,
	2020	2019	$ Change	% Change
Revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . .	$8	$18	$(10)	-56%
Cost of Revenue . . . . . . . . . . . . . . . . . . . . .	682	898	(216)	-24%

Gross Loss. . . . . . . . . . . . . . . . . . . .	(674)	(880)	206	-23%
Operating expenses:
Research and development	2,978	2,290	688	30%
Sales and marketing	216	406	(190)	-47%
General and administrative	2,455	2,197	258	12%

Total operating expenses	5,649	4,893	756	15%

Loss from operations	(6,323)	(5,773)	(550)	10%
Interest expense, net	(100)	(11)	(89)	N/M
Change in fair value of SAFEs	189	—	189	N/M

Loss before provision for income taxes	(6,234)	(5,784)	(450)	8%
Provision for income taxes	153	—	153	N/M

Net loss	$(6,387)	$(5,784)	$(603)	10%

N/M — The percentage change is not meaningful
Cost of Revenue
Costs of revenue were $682 thousand for the year ended December 31, 2020, compared to $898 thousand for the year ended December 31, 2019, representing a decrease of $216 thousand, or 24%. The overall decrease in cost of revenue was primarily related to a decrease of $139 thousand in personnel related costs as a result of headcount reductions in health coaching as we de-emphasized
this aspect of our solution, and a decrease of $73 thousand relating to allocated facility expenses as we terminated our office lease in 2020 due to the
COVID-19
pandemic.
Research and Development Expenses
Research and development expenses were $2,978 thousand for the year ended December 31, 2020, compared to $2,290 thousand for the year ended December 31, 2019, representing an increase of $688 thousand, or 30%. The increase was primarily due to a $743 thousand increase in costs incurred to prepare out product candidates for clinical trial in 2021. The remaining increase was driven by a $174 thousand increase, net of capitalized costs, in personnel related costs as additional full-time personnel were hired within both product design and engineering. The increase was offset by a $191 thousand decrease in the allocated facilities expense as we terminated our facility lease in 2020 due to the
COVID-19
pandemic.
Sales and Marketing Expenses
Sales and marketing expenses were $216 thousand for the year ended December 31, 2020, compared to $406 thousand for the year ended December 31, 2019, representing a decrease of $190 thousand, or 47%. The overall decrease in sales and marketing expenses was primarily related to a decrease of $185 thousand in consulting fees relating to a pre-commercial
pilot program.
General and Administrative Expenses
General and administrative expenses were $2,455 thousand for the year ended December 31, 2020, compared to $2,197 thousand for the year ended December 31, 2019, representing an increase of $258 thousand, or 12%. The overall increase in general and administrative expenses was primarily related to an increase of $245 thousand in personnel related costs as we hired of a Chief Commercial Officer during 2020, and an increase of $42 thousand in consulting costs related to efforts required for HIPAA compliance.
Interest Expense, Net
Interest expense, net was $100 thousand for the year ended December 31, 2020, compared to $11 thousand for the year ended December 31, 2019, representing an increase of $89 thousand. The increase in interest expense, net was the result of interest expense incurred on new convertible notes that were issued during the second half of 2019 and first half of 2020.
Change in Fair Value of SAFEs
The expense related to the change in fair value of our SAFEs was $189 thousand for the year ended December 31, 2020, compared to zero for the year ended December 31, 2019. The increase in expense was the result of the issuance and subsequent change in fair value of the SAFEs during the year ended December 31, 2020.
Results of Operations
Comparisons of the three and nine months ended September 30, 2021 and 2020
The following table summarizes our results of operations for the periods presented (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Revenue	$—	$1	N/M	$—	$8	N/M
Cost of Revenue	201	161	25%	498	519	(4)%

Gross Loss	(201)	(160)	26%	(498)	(511)	(3)%
Operating expenses:
Research and development	6,466	1,187	445%	12,584	2,330	440%
Sales and marketing	552	82	573%	1,159	139	734%
General and administrative	1,776	981	81%	4,215	1,825	131%

Total operating expenses	8,794	2,250	291%	17,958	4,294	318%

Loss from operations	(8,995)	(2,410)	273%	(18,456)	(4,805)	284%
Interest expense, net	—	(24)	(100)%	(3)	(98)	(97)%
Change in fair value of SAFEs	(3,466)	338	N/M	(8,779)	338	N/M
Gain on loan forgiveness	—	—	N/M	647	—	N/M

Loss before benefit from income taxes	(12,461)	(2,096)	495%	(26,591)	(4,565)	482%
Provision for (benefit from) income taxes	—	71	N/M	(150)	71	N/M

Net loss	$(12,461)	$(2,167)	475%	$(26,441)	$(4,636)	470%

N/M — The percentage change is not meaningful
Cost of Revenue
Costs of revenue were $201 thousand for the three months ended September 30, 2021 compared to $161 thousand for the three months ended September 30, 2020, an increase of $40 thousand, or 25%. The increase in cost of revenue was primarily related to an increase of $38 thousand in personnel related costs.
Costs of revenue were $498 thousand for the nine months ended September 30, 2021 compared to $519 thousand for the nine months ended September 30, 2020, a decrease of $21 thousand, or 4%. The decrease in cost of revenue was primarily related to a decrease of $15 thousand relating to allocated facility expenses as we terminated our office lease in 2020 due to the
COVID-19
pandemic.
Research and Development Expenses
Research and development expenses were $6,466 thousand for the three months ended September 30, 2021, compared to $1,187 thousand for the three months ended September 30, 2020, representing an increase of $5,279 thousand, or 445%. The increase was primarily due to a $3,909 thousand increase in clinical trial and consulting costs as we began our pivotal trial of
BT-001
in April 2021. In addition, we stopped capitalizing internal use software costs at the end of the first quarter of 2021 as we completed the application development of our product for use in the pivotal trial of
BT-001,
and we began amortization of the internal use software. This resulted in a $1,031 thousand increase in research and development costs. We also had an increase of personnel costs of $183 thousand to support the pivotal trial of
BT-001.
Research and development expenses were $12,584 thousand for the nine months ended September 30, 2021, compared to $2,330 thousand for the nine months ended September 30, 2020, representing an increase of $10,254 thousand, or 440%. The increase was primarily due to a $7,375 thousand increase in clinical trial and consulting costs as we began our pivotal trial of
BT-001
in April 2021. In addition, we stopped capitalizing internal use software costs at the end of the first quarter of 2021 as we completed the application development of our product for use in the pivotal trial of
BT-001
and began amortization of the internal use software. This resulted in a $2,080 thousand increase in research and development costs. Additionally, we had an increase of personnel costs of $253 thousand to support the pivotal trial of
BT-001.
The increase was offset by a $40 thousand decrease in the allocated facilities expense as we terminated our facility lease in 2020 due to the
COVID-19
pandemic.
Sales and Marketing Expenses
Sales and marketing expenses were $552 thousand for the three months ended September 30, 2021, compared to $82 thousand for the three months ended September 30, 2020, representing an increase of $470 thousand. Sales and marketing expenses increased over the prior year period as we began preparing for the commercialization of our product.
Sales and marketing expenses were $1,159 thousand for the nine months ended September 30, 2021, compared to $139 thousand for the nine months ended September 30, 2020, representing an increase of $1,020 thousand. Sales and marketing expenses increased over the prior year period as we began preparing for the commercialization of our product.
General and Administrative Expenses
General and administrative expenses were $1,776 thousand for the three months ended September 30, 2021, compared to $981 thousand for the three months ended September 30, 2020, representing an increase of $795 thousand, or 81%. The overall increase in general and administrative expenses was primarily related to an increase of $234 thousand in personnel related costs and $761 thousand in professional fees as we prepare for public company compliance, offset by the lease expense accrual as we terminated our facility lease in 2020 due to
COVID-19
pandemic.

General and administrative expenses were $4,215 thousand for the nine months ended September 30, 2021, compared to $1,825 thousand for the nine months ended September 30, 2020, representing an increase of $2,390 thousand, or 131%. The overall increase in general and administrative expenses was primarily related to an increase of $560 thousand in personnel related costs and $1,908 thousand in professional fees as we prepare for public company compliance.
Interest Expense, Net
Interest expense, net was zero for the three months ended September 30, 2021, compared to $24 thousand for the three months ended September 30, 2020, representing a decrease of $24 thousand. The decrease in interest expense, net was the result of the conversion of our convertible notes to non-interest-bearing
SAFEs during the second half of 2020 and the PPP loan forgiveness in Q2 2021.
Interest expense, net was $3 thousand for the nine months ended September 30, 2021, compared to $98 thousand for the nine months ended September 30, 2020, representing a decrease of $95 thousand. The decrease in interest expense, net was the result of the conversion of our convertible notes to non-interest-bearing
SAFEs during the second half of 2020 and the PPP loan forgiveness in Q2 2021.
Change in Fair Value of SAFEs
The expense related to the change in fair value of our SAFEs was $3,466 thousand for the three months ended September 30, 2021, compared to a gain of $338 for the three months ended September 30, 2020. The increase in expense was the result of the issuance of SAFEs beginning in August 2020 and subsequent change in fair value during the three months ended September 30, 2021.
The expense related to the change in fair value of our SAFEs was $8,779 thousand for the nine months ended September 30, 2021, compared to a gain of $338 for the nine months ended September 30, 2020. The increase in expense was the result of the issuance of SAFEs beginning in August 2020 and subsequent change in fair value during the nine months ended September 30, 2021.
Gain on Loan Forgiveness
On May 9, 2020 (the “Origination Date”), the Company received $640 in aggregate loan proceeds (the “PPP Loan”) from Celtic Bank Corporation (the “Lender”) pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. In May 2021, the Company received approval of loan forgiveness and recorded a gain on loan forgiveness of $647 thousand.
Liquidity and Capital Resources
Since our inception through September 30, 2021, our operations have been financed primarily by the sale of convertible promissory notes, sale of SAFEs and the sale and issuance of Series Seed and Series A preferred units, which has resulted in net proceeds of approximately $46,132 thousand. As of September 30, 2021, we had $3,232 thousand in cash, and an accumulated deficit of $57,849 thousand. We received $2,000 thousand in proceeds in July 2021 and $6,000 thousand in proceeds in August 2021 from the sale and issuance of additional SAFEs.
In October 2021 we raised $59,000 thousand in funding upon the completion of the merger with Mountain Crest Acquisition Corp. II.
Our primary use of cash is to fund operating expenses, which consist of research and development expenses related to our lead product candidate,
BT-001,
and preclinical programs, and to a lesser extent, general and administrative expenses. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in our outstanding accounts payable and accrued expenses.

We have incurred negative cash flows from operating activities and investing activities and significant losses from operations in the past. We expect to continue to incur operating losses at least for the next 12 months due to the investments that we intend to make in our business and, as a result, we may require additional capital resources to grow our business.
On April 6, 2021, the Company entered into a merger agreement with Mountain Crest Acquisition Corp. II (“MCAD”), a special purpose acquisition company. In October 2021, we completed the merger with MCAD. Under the merger Agreement, MCAD acquired all of the outstanding shares of the Company in exchange for 15,174,729 shares of MCAD. In connection with the merger, MCAD was renamed Better Therapeutics, Inc.
On August 18, 2021, we entered into a $50,000 thousand secured term loan agreement with Hercules Capital, Inc. (“Hercules”). The term loan has a maturity date of August 1, 2025, which can be extended to February 1, 2026, and is secured by substantially all of our assets. Payments due for the term loan are interest-only until March 1, 2023 (subject to extension to September 1, 2023 or September 1, 2024 upon the achievement of certain milestones), after which principal shall be repaid in equal monthly installments. Interest is payable monthly in arrears. The outstanding principal bears interest at the greater of (a) 8.95% or (b) 8.95% plus the prime rate minus 3.25%. Prepayment of the outstanding principal is permitted under the secured term loan agreement and subject to certain prepayment fees. In connection with the secured term loan agreement, we paid an initial facility charge of $212,500. In addition, we will be required to pay an end of term charge of the greater of (a) $892,500 and (b) 5.95% of the aggregate outstanding principal upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. We are permitted to borrow the loans in four tranches based on the completion of certain milestones which include, as set forth more fully in the secured term loan agreement: (i) $15.0,000 thousand upon the closing of the Business Combination, (ii) $10,000 thousand when we achieve certain positive clinical trial results sufficient to submit a de-novo
classification request with respect to
BT-001,
(iii) $10,000 thousand when we have received FDA approval for such marketing of
BT-001
for the improvement of glycemic control in people with type 2 diabetes and received, prior to March 15, 2023, net cash proceeds of at least $40,000 thousand dollars from equity financings, and (iv) $15,000 thousand on or before June 15, 2023, subject to Hercules’ approval. In October 2021, we borrowed $10,000 thousand under the secured term loan agreement.
We believe that following the closing of the merger transaction, we will have sufficient capital to fund our planned operations for at least the next 12 months.
We expect to incur substantial expenses in the foreseeable future for the development and potential commercialization of our product candidates and ongoing internal research and development programs. At this time, we cannot reasonably estimate the nature, timing or aggregate amount of costs for our development, potential commercialization, and internal research and development programs. However, in order to complete our planned product development, and to complete the process of obtaining regulatory authorization or clearance for our product candidates, as well as to build the sales, marketing and distribution infrastructure that we believe will be necessary to commercialize our product candidates, if approved, we may require substantial additional funding in the future. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be adversely affected.

Summary Statement of Cash Flows
The following table sets forth the primary sources and uses of cash, cash equivalents and restricted cash for the periods presented below (in thousands):

	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash used in operating activities.	$(5,774)	$(6,217)
Cash used in investing activities	(2,305)	(2,736)
Cash provided by financing activities	7,445	8,700

Net decrease in cash and cash equivalents	$(634)	$(253)

Cash Used in Operating Activities
In 2020, net cash used in operating activities was $5,774 thousand, which consisted of a net loss of $6,387 thousand, partially offset by a net change of $306 thousand in our net operating assets and liabilities and $307 thousand in non-cash
charges. The net change in our operating assets and liabilities was primarily due a net decrease in accounts payable and accrued expenses of $252 thousand and a net decrease in prepaid expenses of $54 thousand. The non-cash
charges of $307 thousand consisted of share-based compensation expense, deferred income taxes, depreciation expense, loss on the write-off
of property and equipment and change in fair value of SAFEs.
In 2019, net cash used in operating activities was $6,217 thousand, which consisted of a net loss of $5,784 thousand and a net change of $589 thousand in our net operating assets and liabilities, partially offset by $156 thousand in non-cash
charges. The net change in our operating assets and liabilities was primarily due to an increase in prepaid expenses and other assets of $532 thousand, offset by a net increase in accounts payable and accrued expenses of $57 thousand. The non-cash
charges of $156 thousand is related to shared based compensation expense and depreciation expense.
Cash Used in Investing Activities
In 2020, cash used in investing activities was $2,305 thousand and was primarily related to capitalized internal-use
software costs.
In 2019, cash used in investing activities was $2,736 thousand and was primarily related to capitalized internal-use
software costs.
Cash Provided by Financing Activities
In 2020, cash provided by financing activities was $7,445 thousand, consisting of $3,650 thousand in net proceeds from the issuance of convertible notes, $3,155 thousand in net proceeds from the issuance of SAFEs, and $640 thousand from proceeds from the Payroll Protection Program note.
In 2019, cash provided by financing activities was $8,700 thousand, consisting of $5,000 thousand in net proceeds from the issuance of convertible notes and $3,700 thousand from the sale of Series A redeemable convertible preferred stock.

The following table sets forth the primary sources and uses of cash, cash equivalents and restricted cash for the periods presented below (in thousands):

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cash used in operating activities	$(14,967)	$(4,233)
Cash used in investing activities	(599)	(1,731)
Cash provided by financing activities	18,675	5,815

Net increase (decrease) in cash and cash equivalents	$3,109	$(149)

Cash Used in Operating Activities
During the nine months ended September 30, 2021, net cash used in operating activities was $14,967 thousand, which consisted of a net loss of $26,441 thousand, partially offset by a net change of $2,341 thousand in our net operating assets and liabilities and $9,133 thousand in non-cash
charges. The net change in our operating assets and liabilities was primarily due a net increase in accounts payable and accrued expenses of $4,313 thousand, offset by an increase in prepaid expenses and other assets of $1,972 thousand. The non-cash
charges of $9,133 thousand consisted of the change in fair value of SAFEs, depreciation and amortization expense, share-based compensation expense, deferred income taxes and gain on loan forgiveness.
During the nine months ended September 30, 2020, net cash used in operating activities was $4,233 thousand, which consisted of a net loss of $4,636 thousand and a net change of $382 thousand in our net operating assets and liabilities, partially offset by $21 thousand in non-cash
charges. The net change in our operating assets and liabilities was primarily due to an increase in accounts payable and accrued expenses of $366 thousand. The non-cash
charges are related to change in fair value of SAFEs, shared based compensation expense and depreciation expense.
Cash Used in Investing Activities
During the nine months ended September 30, 2021, cash used in investing activities was $599 thousand and was primarily related to capitalized internal-use
software costs.
During the nine months ended September 30, 2020, cash used in investing activities was $1,731 thousand and was primarily related to capitalized internal-use
software costs offset by capital expenditures.
Cash Provided by Financing Activities
During the nine months ended September 30, 2021, cash provided by financing activities was $18,675 thousand consisting of net proceeds from the issuance of SAFEs.
During the nine months ended September 30, 2020, cash provided by financing activities was $5,815 thousand consisting of net proceeds from the issuance of convertible notes and SAFEs and proceeds from a PPP loan.
Contractual Obligations and Commitments
Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business. We terminated our lease on August 31, 2020, and as such, we do not have any contractual obligations and other commitments as of September 30, 2021, outside of the Simple Agreements for Future Equity, which we classify as contingently redeemable liabilities under ASC 480.

Off-Balance
Sheet Arrangements
Since the date of our incorporation, we have not engaged in any off-balance
sheet arrangements, as defined in Regulation
S-K,
Item 303(a)(4)(ii).
Critical Accounting Policies, Significant Judgments and Use of Estimates
Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses, as well as the related disclosure of contingent assets and liabilities as of the date of the financial statements. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While our significant accounting policies are described in the notes to our financial statements, we believe that the following critical accounting policies are most important to understanding and evaluating our reported financial results.
Simple Agreements for Future Equity (“SAFE”)
We classify SAFEs as contingently redeemable liabilities under ASC 480 as a result of certain redemption provisions which may result in the SAFEs being redeemed for cash or other assets upon a liquidity event with such events not solely within our control. Additionally, the SAFEs are settleable into a variable-number of shares of preferred stock, at a stated discount, upon a preferred stock financing event. As further discussed in footnote 6 of our financial statements for the period ending on December 31, 2020, we have determined that our preferred stock is contingently redeemable upon certain events not solely within our control. As a result, the SAFEs would potentially be settled in contingently redeemable shares with redemption of such shares being outside of the control of BTX.
The SAFEs are measured and recognized at fair value using a Monte Carlo valuation approach and are subject to remeasurement at each balance sheet date. The Monte Carlo valuation approach takes into consideration the probability of various events, including liquidity events and equity financing events, and places a value for each event. The fair value of SAFEs was determined to be $39,194 thousand and $11,740 thousand as of September 30, 2021 and December 31, 2020, respectively.
At the end of each reporting period, changes in fair value during the period are recognized and presented as a financial statement line item in the consolidated statements of operations and comprehensive loss. We will continue to adjust the SAFE liability for changes in the fair value until the earlier of (i) dissolution event, (ii) liquidity events, such as IPO or a change in control of BTX, and (iii) an equity financing event.
When, and if, the Business Combination is completed, we expect that the SAFEs will be settled through the issuance of common stock of the Combined Entity.
Share-Based Compensation Expense
We account for share-based compensation expense by measuring and recognizing compensation expense for all share-based awards made to employees and non-employees
based on estimated grant-date fair values.

Excluding performance-based stock awards, we recognize compensation costs on a straight-line basis over the requisite service period of the employee and nonemployee, which is generally the option vesting term of four years. For performance-based awards, share-based compensation expense will be recognized when it is probable that the performance criteria will be achieved. We recognize actual forfeitures by reducing the share-based compensation expense in the same period as the forfeitures occur.
We estimate the fair value of stock options and profit interest units granted to employees and non-employees
using the Black-Scholes option-pricing valuation model. The Black-Scholes model requires the input of subjective assumptions, including fair value of the underlying profit interest unit or stock award, expected term, expected volatility, risk-free interest rate, and expected dividend yield, which are described in greater detail below. Estimating the fair value of stock options and profit interest units as of the grant date using the Black-Scholes option pricing model is affected by assumptions regarding several complex variables. Changes in the assumptions can materially affect the fair value and ultimately how much share-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop. These inputs are as follows:

•
Fair value of profit interest units and common stock — Historically, as there has been no public market for our profit interest units and common stock, the fair value of our profit interest units and common stock was determined by BTX’s Board based in part on valuations of our profit interest units and common stock prepared by a third-party valuation firm. See the subsection titled “Determination of Fair Value of Common Stock” below.

•
Expected term — The expected term represents the period that our profit interest units and options granted are expected to be outstanding and is determined using the simplified method for employees (based on the mid-point
between the vesting date and the end of the contractual term) and is based on the remaining contractual term for non-employees.
We have very limited historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior for our stock option grants.

•
Expected volatility — Since we are a privately-held company and do not have any trading history for our common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the profit interest units and stock option grants. The comparable companies were chosen based on their similar size, life cycle stage, or area of specialty.

•	Risk-free interest rate — The risk-free interest rate is based on the U.S. constant maturity rates with remaining terms similar to the expected term of the profit interest units and stock options.

•	Expected dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
We will continue to use judgment in evaluating the expected volatility, expected terms, and interest rates utilized for our stock-based compensation expense calculations on a prospective basis.
Prior to our conversion into a Delaware corporation in August 2020, we had granted profit interest units to employees and non-employees.
In August 2020, in conjunction with the conversion of the company to a Delaware corporation, the profits interest units were converted to common stock of BTX, and the common stock issued in exchange for the profit interest units continue to be subject to the same vesting conditions as the previously granted profit interest. We accounted for the conversion of profit interest units into common stock as a modification under ASC 718.
The profits interest units were common units with a profits interest distribution threshold and give the holder a right to share in the appreciation in the value of BTX and share in of any distributions of profits. The profit interest unit awards generally vest over four years and automatically in full upon a sale of the business. The grantees had the right to retain vested units upon termination of employment or when non-employees
ceasing to provide services or goods to us. Prior to the conversion, we had not made distributions to the holders of the profits interest units.
Determination of Fair Value of Profit Interests and Common Stock
As there has been no public market for our profit interests or common stock to date, the estimated fair value of our profit interests and common stock has been determined by BTX’s Board as of the date of each stock award grant, with input from management, considering contemporaneous independent third-party valuations of our profit interests and common stock, and BTX’s Board’s assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. These independent third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide,
Valuation of Privately-Held-Company Equity Securities Issued as Compensation
, or the Practice Aid. The methodology to determine the fair value of our profit interests and common stock included estimating the fair value of the enterprise using a market approach, which estimates the fair value of a company by including an estimation of the value of the business based on guideline public companies under a number of different scenarios. The assumptions used to determine the estimated fair value of our profit interests and common stock are based on numerous objective and subjective factors, combined with management judgment, including external market conditions affecting the pharmaceutical and biotechnology industry and trends within the industry; our stage of development; the rights, preferences and privileges of our redeemable convertible preferred stock relative to those of our common stock; the prices at which we sold shares of our redeemable convertible preferred stock; our financial condition and operating results, including our levels of available capital resources; the progress of our research and development efforts and business strategy; the timing and probability of future financings; equity market conditions affecting comparable public companies; general U.S. market conditions; and the lack of marketability of our common stock.
The Practice Aid identifies various available methods for allocating enterprise value across classes and series of capital stock to determine the estimated fair value of common stock at each valuation date. Given the absence of a public trading market of our common stock, the BTX Board considered numerous subjective and objective factors to determine the best estimate of fair value of our profit interests and common stock underlying the stock options granted to our employees and non-employees.
The grant date fair value of our profit interests and common stock was determined using the Option Pricing Method, or OPM. Under the OPM, shares are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class. The estimated fair values of the preferred and common stock are inferred by analyzing these options. This method is appropriate to use when the range of possible future outcomes is so difficult to predict that estimates would be highly speculative, and dissolution or liquidation is not imminent.
Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding time from valuation date to the option or incentive unit expiration, volatility of the underlying stock or incentive unit, and an assumption for a discount for lack of marketability. Changes in any or all of these estimates and assumptions, or the relationships between those assumptions, impact our valuations as of each valuation date and may have a material impact on the valuation of common stock. The assumptions underlying these valuations represent our management’s best estimate, which involve inherent uncertainties and the application of management judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our stock-based compensation expense could be materially different. Following the closing of the offering, the fair value of our common stock will be determined based on the quoted market price of our common stock.
When, and if, Business Combination is completed, we intend to determine the fair value of our common stock based on the closing price of our common stock on the date of grant.

JOBS Act
We are an “emerging growth company” as defined in the JOBS Act. The JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We could be an emerging growth company until the last day of the fiscal year ending after the fifth anniversary of this offering, although circumstances could cause us to lose that status earlier, including if we become a “large accelerated filer” as defined in Rule
12b-2
under the Exchange Act or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible
debt during any three year period before that time, we would cease to be an emerging growth company immediately.
Recently Adopted Accounting Pronouncements
See Note 2 to our annual financial statements for the period ending December 31, 2020, each included elsewhere in this prospectus, for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one yet, of their potential impact on our financial condition and our results of operations.
Quantitative and Qualitative Disclosures About Market Risk
Interest Rate Risk
Our cash and cash equivalents as of September 30, 2021 and December 31, 2020 consisted of readily available checking funds. We do not believe that our cash or cash equivalents have significant risk of default or illiquidity. While we believe our cash and cash equivalents do not contain excessive risk, we cannot provide absolute assurance that in the future any investment will not be subject to adverse changes in market value. In addition, we maintain significant amounts of cash and cash equivalents at one financial institution that is in excess of federally insured limits.
Additionally, on August 14, 2020, upon the conversion of the company to a Delaware corporation, our convertible promissory notes and accrued interest were exchanged for an equivalent amount of simple agreements for future equity (“SAFE”) agreements. As such, as of September 30, 2021 and December 31, 2020, we do not have any interest rate risk.
Effects of Inflation
Inflation generally affects us by increasing our cost of labor and clinical trial costs. We do not believe that inflation had a material effect on our financial statements included elsewhere in this prospectus.
Effects of Exchange Rate Fluctuations
We do not believe that exchange rate fluctuations had a significant impact on our results of operations for any periods presented herein.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than as described above under the sections entitled “
Executive Compensation
” and “
Director Compensation
” in this prospectus and the transactions described below, since April 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which:

•	BTX or BTXO was, or will be, a participant;

•	the amount involved exceeded, or will exceed, $120,000; and

•
in which any director, executive officer, holder of 5% or more of any class of its capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Amended and Restated Registration Rights Agreement
In connection with the Business Combination, the Company entered in to the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with Kevin Appelbaum Revocable Trust, an affiliate of Kevin Appelbaum, our director and chief executive officer and beneficial owner of more than 5% of our common stock, and David P. Perry 2015 Trust (the “Perry Trust”), an affiliate of David Perry, the executive chairman of our board of directors and beneficial owner of more than 5% of our common stock, Mountain Crest Capital LLC (the “Sponsor”), a beneficial owner of more than 5% of our common stock, and certain affiliates of the Sponsor. The Amended and Restated Registration Rights Agreement amended and restated the Registration Rights Agreement dated January 7, 2021 by and among the Company, the Sponsor and its affiliates. The Amended and Restated Registration Rights Agreement requires the Company to, among other things, file a resale registration statement on behalf of the stockholders no later than 30 days from the Closing. The Registration Rights Agreement also provides certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company has agreed to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement. A copy of the Amended and Restated Registration Rights Agreement is included as Exhibit 4.1 to this Registration Statement on
Form S-1
and is incorporated by reference herein.
PIPE Subscription Agreements and Resale Registration Rights
In connection with the Business Combination, the Company entered into Subscription Agreements with the PIPE Investors for $50,000,000 in PIPE Investment, including $100,000 subscribed by the Perry Trust and $13,500,000 subscribed by entities managed by Farallon Capital Management LLC (“Farallon”), a beneficial owner of more than 5% of our common stock as a result of such investment. The PIPE Investment was consummated with the Closing. Pursuant to the Subscription Agreements, the Company has agreed to file a registration statement registering the resale of the shares of common stock purchased in the private placement by the PIPE Investors (the “Resale Registration Statement”) with the SEC no later than thirty (30) calendar days following the Closing. The Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practical but no later than the earlier of (i) the 90th calendar day following the filing date thereof (in the event the SEC notifies the Company that it will “review” the Resale Registration Statement) and (ii) the 5th business day after the date the Company is notified by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. A copy of the form of the Subscription Agreements is included as Exhibit 4.3 to this Registration Statement on
Form S-1 and
is incorporated by reference herein.
Indemnification Agreements
BTX has entered into agreements to indemnify its directors and officer. These agreements require BTX to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in BTX’s right, on account of any services undertaken by such person on behalf of BTX or that person’s status as a member of BTX’s board of directors to the maximum extent allowed under Delaware law. A copy of the forms of the indemnification agreements for directors and officer is included as Exhibits 10.7 and 10.8 to this Registration Statement on
Form S-1 and
is incorporated by reference herein.
Certain Relationships and Related Person Transactions — MCAD
Founder Shares
On October 16, 2020, the Company issued 1,437,500 shares of common stock (the “Founder Shares”) to the Sponsor, for an aggregate purchase price of $25,000 or approximately $0.017 per share. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the MCAD IPO. As a result of the underwriters’ election to fully exercise their over-allotment option on January 14, 2021, no Founder Shares were subject to forfeiture.
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the closing of the Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a
30-trading
day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the closing of the Business Combination, or earlier in each case if, subsequent to the Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement
In connection with MCAD’s IPO on January 12, 2021, the Sponsor and Chardan purchased, pursuant to a written purchase agreement with the Company, 185,000 private units for a total purchase price of $1,850,000, of which 135,000 private units were purchased by the Sponsor and 50,000 private units were purchased by Chardan. The private units are identical to the units sold in the MCAD IPO. Additionally, simultaneously with the sale of the over-allotment option, MCAD consummated the private sale of an additional 15,000 Private Units, generating gross proceeds of $150,000. The Sponsor and Chardan agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the Closing of the Business Combination.
Administrative Services Agreement
MCAD entered into an agreement, commencing on January 12, 2021 through the earlier of the MCAD’s consummation of a Business Combination and its liquidation, to pay the Sponsor, the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s Audit Committee that the Company lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with a Business Combination.
Promissory Note — Related Party
On August 1, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company could borrow up to an aggregate amount of $500,000 to cover expenses related to the MCAD IPO. The Promissory Note was non-interest
bearing and payable on the completion of the IPO. The promissory note was repaid at the closing of the IPO on January 12, 2021.

Related Party Loans
In order to finance transaction costs in connection with the Business Combination, the Sponsor, an affiliate of the Sponsor, or MCAD’s officers and directors could, but were not obligated to, loan MCAD funds from time to time or at any time, as may be required (“Working Capital Loans”), each evidenced by a promissory note. The Working Capital Loans could either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans could be converted into private units at a price of $10.00 per unit. As of Closing, no such Working Capital Loans were outstanding.
Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, was paid to MCAD insiders or any of the members of our management team, for services rendered to the Company prior to, or in connection with the consummation of the Business Combination. However, such individuals received reimbursement for any out-of-pocket
expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. The amount of out-of-pocket
expenses reimbursed did not exceed the available proceeds deposited in the trust account and the interest income earned on the amounts held in the trust account.
Stock Purchase Agreement for the Sale of MCAD Shares
MCAD, the Sponsor and the Perry Trust entered into a stock purchase agreement pursuant to which the Sponsor transferred 200,000 shares of MCAD common stock held by the Sponsor to the Perry Trust upon the closing of the Business Combination, for $1.8 million.
Certain Relationships and Related Person Transactions — BTXO
Series Seed Preferred Unit Financing
On May 4, 2015, BTXO entered into the Preferred Unit Purchase Agreement, pursuant to which BTXO sold to the Perry Trust an aggregate of 1,066,667 Series Seed Preferred Units at a purchase price of $1.875 per share.
Convertible Note Financings
From February 24, 2017 to May 22, 2018, BTXO issued and sold convertible promissory notes in the aggregate principal amount of $7,800,000 to the Perry Trust. Such notes together with accrued interest were converted into Series A Preferred Units on August 27, 2018 as described below. From July 9, 2019 to July 19, 2020, BTXO issued and sold convertible promissory notes to the following affiliates of David Perry and his immediate family members: $7,650,000 in aggregate principal amount to the Perry Trust and $1,000,000 in principal amount to Belinda Barclay-White. Such notes together with accrued interest were exchanged for SAFEs on August 14, 2020 as described below.
Series A Preferred Unit Financings
On December 2, 2015, BTXO entered into the Series A Preferred Unit Purchase Agreement, pursuant to which BTXO sold to the Perry Trust an aggregate of 1,351,048 Series A Preferred Units at a purchase price of $4.441 per unit.
On August 27, 2018, BTXO entered into the Series A Preferred Unit Purchase Agreement, as amended, pursuant to which BTXO sold to Series A Preferred Units at a purchase price of $4.441 per units to the following affiliates of David Perry or his immediate family members: 3,399,056 units to the Perry Trust; 5,630 units to Allison Perry, Trustee of the Allison Perry Trust; 22,518 units to Pensus Limited Trust FBO Georgianna Maule-Ffinch; 11,259 units to Pensus Limited Trust FBO Ashleigh Maule-Ffinch; and 4,504 units to Belinda Barclay-White. The Perry Trust paid $8,195,199 of the purchase price for such Series A Preferred Units via conversion of its then-outstanding convertible promissory notes.

SAFE Financings
From August 14, 2020 to September 7, 2021, BTXO issued Simple Agreements for Future Equity, as amended (“SAFEs”) to the following affiliates of David Perry or his immediate family members: $22,101,878 in aggregate purchase amount to the Perry Trust and $1,015,738 in purchase amount to Belinda Barclay-White. Of such SAFEs, $8,672,617 were issued upon the exchange of then-outstanding convertible promissory notes as described above.
From August 24, 2020 to September 7, 2021, BTXO issued SAFEs to Andrew Armanino, a director of BTX, or the following affiliates of Andrew Armanino or his immediate family members: $100,000 in purchase amount to the Andrew J. Armanino III and Denise M. Armanino Family Trust, $100,000 in purchase amount to Matt Armanino, and $300,000 in purchase amount to Andrew Armanino. Of such SAFEs, $300,000 were issued upon the exchange of then-outstanding convertible promissory notes as described above.
From April 7, 2021 to September 9, 2021, BTXO sold and issued SAFEs to the following other related parties: $250,000 in purchase amount to Geoffrey M. Parker and Jill G. Parker Rev Trust, an affiliate of Geoffrey M. Parker, a director of BTX; $100,000 in purchase amount to Mark Berman, an executive officer of BTX; $50,000 in purchase amount to Mark Heinen, an officer of BTX; $5,000,000 in purchase amount to Farallon.
Policies for Approval of Related Party Transactions
The Audit Committee of BTX’s board of directors reviews and approves transactions with directors, officers and holders of 5% or more of its capital stock and their immediate family members, each a related party. Prior to this transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to its board of directors prior to their consideration of such transaction, and the transaction is not considered approved by BTX’s board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. If advance review by the Committee is not feasible, then the Related Person Transaction shall be reviewed at the Committee’s next regularly scheduled meeting.
The Committee may review and
pre-approve
a list of related party transactions and each of the
pre-approved
transactions shall not be subject to further review by the Committee under the terms of this policy. In connection with each regularly scheduled meeting of the Committee, a summary of any new related party transactions deemed pre-approved
(other than director and executive compensation arrangements) shall be provided to the Committee for its review. If a related party transaction will be ongoing, the Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, on at least an annual basis, the Committee will review and assess such ongoing related party transaction and confirm that the ongoing dealings with the related person have been in compliance with the guidelines established by the Committee.

MANAGEMENT
The following sets forth certain information, as of the date of this prospectus, concerning the directors and executive officers of BTX.

Name	Age	Position(s)
David Perry	53	Executive Chairman of the Board
Kevin Appelbaum	57	Chief Executive Officer, President and Director
Dr. Mark Berman	45	Chief Medical Officer
Kristin Wynholds	48	Chief Product Officer
Justin Zamirowski	45	Chief Commercial Officer
Mark Heinen	51	Head of Finance and interim Chief Financial Officer
Dr. Richard Carmona	71	Director
Andrew Armanino	56	Director
Geoffrey Parker	56	Director
Risa Lavizzo-Mourey	67	Director
Dr. Major General Elder Granger	67	Director
Dr. Suying Liu	33	Director
Executive Officers
David Perry
is our
co-founder
and has served as the chairman of BTXO board of directors since 2015 and as executive chairman of the BTX Board since the Closing. Mr. Perry, has been the founder or founding CEO of three multi- billion-dollar companies in his career. He was the founding CEO at Anacor Pharmaceuticals where he led the company from its inception in 2002 until 2014, a time period that included an IPO in 2010 and the development of two drugs to treat infections (Tavaborole) and inflammation (Eucrisa) that were subsequently approved by the FDA, along with multiple programs to treat neglected diseases. Pfizer purchased Anacor for $5.2 billion in 2016. Most recently, he was the CEO of Indigo Agriculture where he led the company in raising over $1.2 billion, becoming the first agriculture technology company to be valued at over $1 billion. Indigo was ranked #1 on CNBC’s Most Disruptive Companies list in 2019. Earlier in his career, Mr. Perry was the founder and CEO of the business-to-business
e-commerce
pioneer Chemdex in 1997, which he subsequently took public in 1999. Mr. Perry has also served as a director on the board of Evelo Biosciences, Inc. from June 2016 to present. Mr. Perry has a B.S.E. in Chemical Engineering from the University of Tulsa and an MBA from Harvard Business School. Due to his experience in management, operations, fundraising and launching companies, especially in the life sciences space, we believe Mr. Perry is well equipped to be a director of BTX.
Kevin Appelbaum
is our
co-founder,
chief executive officer, president and director, a position he has held since 2015 in BTXO and since the Closing in BTX. Mr. Appelbaum has been an entrepreneur for more than 25 years, often using digital technology to transform consumer and healthcare businesses. Most recently, he led Tria Beauty, the first company to make regulated medical laser technologies accessible to consumers for home-use,
from preclinical to global commercial operations. During his tenure, the company received its first, and four subsequent FDA 510(k) clearances across three indications. Earlier in his career, he led the digital transformation of Sephora, a multi-billion- dollar retailer, and led businesses at Procter & Gamble and PepsiCo. His first startup was a joint venture with The Culinary Institute of America, focused on improving food literacy and healthy eating behaviors. Mr. Appelbaum has a B.S.E. in Chemical Engineering from the University of Pennsylvania, where he was a distinguished military graduate. Following graduation, he served peacetime and combat assignments as an officer in the U.S. Army Rangers. We believe Mr. Appelbaum is well equipped to be a director of BTX due to his extensive experience and history of success with life sciences companies, including obtaining regulatory approvals.
Dr.
 Mark Berman
is our Chief Medical Officer, a position he has held since 2019 in BTXO and since the Closing in BTX. Previously, Dr. Berman was the Head of Health at BTXO 2015 to 2019. Prior to joining us,

Dr. Berman practiced as an internal and lifestyle medicine physician at One Medical. Dr. Berman studied physical therapy at McGill University and received his M.D. from Yale. He completed residency at Harvard’s Brigham and Women’s Hospital and a clinical research fellowship at University of California, San Francisco, where he was a Doris Duke Clinical Research Fellow. He is a fellow and has served as a director of the American College of Lifestyle Medicine. At our company, Dr. Berman oversees all clinical development and delivery, and leads regulatory, research, and publication efforts. Mr. Berman served as the special assistant to the CEO and president for Childhood Obesity at the Robert Wood Johnson Foundation from 2007 to 2009. Dr. Berman is social entrepreneur whose work focuses on cardiometabolic health, plant-based diets, and digital therapeutics.
Kristin Wynholds
is our Chief Product Officer, a position she has held since 2019 in BTXO and since the Closing in BTX. Previously, Ms. Wynholds was the Head of Design at BTXO from 2018 to 2019. Prior to working with us, she spent 7 years as a Principal Product Designer at Carbon Five, a product development consultancy, from 2011- 2018. Ms. Wynholds is a Silicon Valley native who has spent two decades helping startups, as well as growth and enterprise companies, creating compelling, user-centered products. She has been involved with or led more than 30 digital product launches for companies in diverse fields, such as communications, finance, fashion, and healthcare. Some notable companies include Skype, The Gap, Thomson Reuters, Moodys, Coinbase, Stanford Health and Grand Rounds. Ms. Wynholds has a B.A. degree in clinical psychology from UC Santa Barbara.
Justin Zamirowski
is our Chief Commercial Officer, a position he has held since 2020 in BTXO and since the Closing in BTX. Mr. Zamirowski is a biotech commercialization veteran with over two decades of experience launching products across several disease areas including cardiovascular, CNS, GI and Oncology. His commercial model experience spans across orphan, specialty and chronic diseases in both inpatient and outpatient care settings. Most recently, Mr. Zamirowski was the Launch Excellence Practice lead at Guidehouse (a/k/a Navigant Consulting), where he was employed from 2018 to 2020, and led the practice in supporting multiple biotech companies as they prepared for initial market entry. Prior to that, Mr. Zamirowski was Vice President of Commercial at Edge Therapeutics, where he was employed from 2015 to 2018 and Sr. Director of Commercial Operations at Otsuka America. In consulting and operating roles, Mr. Zamirowski has led or been involved with over 15 therapeutics launches for companies including PDL BioPharma, Otsuka and Edge Therapeutics, generating in excess of $2.5 billion in U.S. sales. Mr. Zamirowski has a B.S. in biology from Illinois Wesleyan University. At BTX, Mr. Zamirowski is responsible for all commercial functions, and most notably, the launch of our
BT-001
product.
Mark Heinen
is our Head of Finance and interim Chief Financial Officer, a position he has held since January 2021 in BTXO and since the Closing in BTX. Mr. Heinen is a finance veteran with over a decade of experience in high level accounting and financial oversight roles across multiple fields, including cloud computing and database management. Mr. Heinen previously held the Chief Financial Officer position at Omnigo LLC, in 2020. Prior to that, Mr. Heinen was the SVP, Global Corporate Controller and interim Chief Financial Officer at Trintech Inc. from 2017- 2020. Prior to his Trintech Inc. role, Mr. Heinen was the acting CFO at Daegis Inc. from 2013-2016. In CFO roles, Mr. Heinen has overseen the sale and acquisition of both public and private companies. Mr. Heinen has over 25 years of finance and accounting experience in both publicly traded and private companies. Mr. Heinen has a B.B.A. in Accounting and an M.B.A. from the University of Oklahoma.
Directors
Upon the Closing, and in accordance with the terms of the Merger Agreement, each director and executive officer of MCAD ceased serving in such capacities, with the exception of Suying Liu who continued as a director, and six (6) directors of BTXO were appointed to the BTX Board. Following the Closing, a new director was also appointed to the BTX Board. The Board is divided into three staggered classes of directors and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2022 for Class I directors, 2023 for Class II directors and 2024 for Class III directors.

•	the Class I directors are Richard Carmona and David Perry, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors are Suying Liu, Kevin Appelbaum and Geoffrey Parker, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Risa Lavizzo-Mourey, Andrew Armanino and Elder Granger, and their terms will expire at the annual meeting of stockholders to be held in 2024.
Dr.
 Richard Carmona
has served as a member of BTXO board of directors since 2017, and as a member of the BTX Board since the Closing. Dr. Carmona has been chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since August 2017. He previously served as vice chairman of Canyon Ranch, chief executive officer of the Canyon Ranch health division, and president of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first distinguished professor of public health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of vice admiral. Previously, he was chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces. Dr. Carmona serves as a director of the Clorox Company (2007 to present), Axon Enterprise, Inc. (formerly Taser International, 2007 to present), and Herbalife Ltd. (October 2013 to present). Dr. Carmona has dedicated his career of more than 50 years toward helping individual and public health in various positions including nurse, trauma surgeon, police officer, public health official, and combat-decorated Special Forces Vietnam veteran. Due to the depth and breadth of experience and knowledge that Dr. Carmona brings to the board of directors, we believe Dr. Carmona is well equipped to be a director of BTX.
Andrew Armanino
has served as a member of BTXO board of directors since March 2021, and as a member of the BTX Board since the Closing. Mr. Armanino is currently the chairman of the board of directors of Moore Global International, an accounting and business advisory network of independent accounting firms. He is also a member of the board of directors of Armanino Foundation, a community service organization and serves on the American Institute of CPAs council, and a member of the board of directors of the California Bank of Commerce. Mr. Armanino was the Managing Partner and Chief Executive Officer of Armanino LLP, a
1,500-person
public accounting firm, from 2005 to 2018, at which time he retired and is no longer affiliated with the firm. He has a B.S. in accounting from Santa Clara University. We believe Mr. Armanino is well equipped to be a director of BTX due to the depth and breadth of his business, accounting, and management experience. Mr. Armanino’s significant accounting experience provides in-depth
knowledge of generally accepted accounting principles and auditing standards to the Board. With years of providing services to small and medium-sized
businesses, he brings valuable insights to the Board regarding these.
Geoffrey Parker
has served as a member of BTXO board of directors since March 2021, and as a member of the BTX Board since the Closing. Mr. Parker is currently the Chief Financial Officer and Chief Operating Officer of Tricida, Inc. (Nasdaq: TCDA). Mr. Parker joined Tricida in 2017. Prior to that, Mr. Parker was Chief Financial Officer of Anacor Pharmaceuticals, Inc. from September
2010-May
2015 and a Managing Director at Goldman Sachs where he led the West Coast Healthcare Investment Banking group from April 1997 to April 2009. Mr. Parker serves as a director on the boards of directors of ChemoCentryx, Inc., where he served as the chair of the audit committee, as a director on the board of directors of Perrigo Company plc, where he served as a member of the audit committee, and as a director on the board of directors of Genomic Health, Sunesis Pharmaceuticals, Inc., and Genoptix, Inc. Mr. Parker has a B.A. in in a double major of economics and engineering sciences from Dartmouth College and an MBA from Stanford Graduate School of Business. We believe Mr. Parker is well equipped to be a director of BTX due to his extensive management and operations experience, especially in the life science sector.

Risa
Lavizzo-Mourey
has served as a member of BTXO board of directors since April 2021, and as a member of the BTX Board since the Closing.
Dr. Lavizzo-Mourey
was a professor at the University of Pennsylvania from 1986 until 2021, and served as the Robert Wood Johnson Foundation Professor of Health Equity and Health Policy from 2018 to 2021.
Dr. Lavizzo-Mourey
was the Chief Executive Officer of the Robert Wood Johnson Foundation from 2003 to 2017, where she spearheaded initiatives to reverse the childhood obesity epidemic, create an affordable and inclusive healthcare system, and address social factors associated with adverse health impacts. Dr. Lavizzo- Mourey also has extensive government experience in a wide range of roles from 1985 to 1998, including as a
Co-Chair
of the White House Health Care Reform Task Force and as an Advisory Committee Member on the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry.
Dr. Lavizzo-Mourey
has served as an independent director for Intel (NYSE: INTC) since 2018, where she is a member of the nominating and governance committee, as an independent director for Merck (NYSE: MRK) since 2020, where she is a member of the compensation and benefits and governance committees, and as an independent director for General Electric (NYSE: GE) since 2017, where she sits on the governance and public affairs committee.
Dr. Lavizzo-Mourey
got her B.S. at the State University of New York, Stony Brook, her M.D. at Harvard University, and her MBA at the University of Pennsylvania. We believe
Dr. Lavizzo-Mourey
is well equipped to be a director of BTX due to her wealth of knowledge and experience, including in functional and thought leadership, across the healthcare spectrum, and her work as a primary care physician and shaping health policy on a national level.
Dr. Lavizzo-Mourey
has demonstrated a passion for cognitive behavioral therapy, having been the river behind Robert Wood Johnson Foundation’s strategic shift towards the behavioral space.
Dr.
 Suying Liu
has served as a member of BTX Board since inception and previously served as the chairman and chief executive officer of MCAD. Dr. Liu was a director of PLBY Group, Inc. (Nasdaq: PLBY) from the closing of its business combination with Mountain Crest Acquisition Corp (Nasdaq: MCAC) in February 2021 through August 2021. Dr. Liu has been serving as the Chief Executive Officer, the Chief Financial Officer, and the Chairman of Mountain Crest Acquisition Corp. III (Nasdaq: MCAE) since March 2021. He also has been serving as the Chairman, Chief Executive Officer, and Chief Financial Officer of Mountain Crest Acquisition Corp. IV (Nasdaq: MCAF) since June 2021. He served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies, with a primary focus in commercial mortgages. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis. We believe Dr. Liu is qualified to serve on our board based on his diverse experience in corporate and investment strategies.
Dr.
 Elder Granger
has served as a member of BTX Board since November 2021. He is a U.S. Army Major General (Retired) and has served as the President and Chief Executive Officer of THE 5Ps, LLC, a healthcare, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for over 35 years before retiring in June 2009 and was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. He is board certified by the American College of Physician Executives, American College of Healthcare Executives, American Board of Medical Quality, and American Board of Internal Medicine, National Association of Corporate Directors, and holds numerous medical certifications. General Granger currently serves on the board of directors of Cigna Corporation (NYSE: CI) since 2018, Cerner Corporation (Nasdaq: CERN) since 2020 and DLH Holdings Corp (Nasdaq: DLHC) since 2014, and he previously served on the board of directors of Express Scripts Holding Company (from 2015 to 2018). He received his Bachelor of Science Degree from Arkansas State University in 1976 and earned his medical degree from University of Arkansas School of Medicine in 1980. We believe General Granger is well-equipped to serve as a director of BTX due to his extensive experience in health care management and operations, including health policy, planning, budgeting, compliance, and execution related to the health program for uniformed service members around the globe. General Granger has unique leadership and policy experience through his career with the U.S. Army and the commercial sector.
Director Independence
The rules of the Nasdaq require that a majority of the BTX Board be independent. An “independent director” is defined generally as a person other than an executive officer or employee of MCAD or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The BTX Board has determined that each individual who serves on the BTX Board, other than David Perry, Kevin Appelbaum and Suying Liu, qualifies as an independent director under Nasdaq listing standards.
Committees of the Board of Directors
The BTX Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Copies of each committee’s charter are posted on the investor relations section of our website. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.
Audit Committee
The members of our audit committee are Andrew Armanino, Geoffrey Parker and Risa
Lavizzo-Mourey,
and Andrew Armanino serves as the chairperson of the audit committee. Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee. The rules of the Nasdaq and
Rule 10A-3 of
the Exchange Act require that the audit committee of a listed company be composed solely of independent directors for audit committee purposes, and each member is qualified as independent directors for audit committee purposes under applicable rules. Each of Andrew Armanino, Geoffrey Parker and Risa
Lavizzo-Mourey,
is financially literate and Andrew Armanino qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee
The members of our compensation committee are Risa
Lavizzo-Mourey
and Richard Carmona, all of whom are independent directors, and Risa
Lavizzo-Mourey
serves as the chairperson of the compensation committee.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Geoffrey Parker and Richard Carmona, all of whom are independent directors, and Geoffrey Parker serves as the chairperson of the nominating and corporate governance committee.
Role of Our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee will also have the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee will be responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee will assess and monitor whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our company.
Code of Ethics
Our board of directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics is available on our website.
We intend to disclose future amendments to certain provisions of our code of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

EXECUTIVE COMPENSATION
Executive Compensation Overview
This section discusses the material components of the executive compensation program offered to the executive officers of BTX who would have been “named executive officers” of BTX for 2020. Such executive officers consist of the following persons, referred to herein as our named executive officers (the “NEOs”):

•	Kevin Appelbaum, its Co-Founder and Chief Executive Officer;

•	Mark Berman, M.D., its Chief Medical Officer; and

•	Kristin Wynholds, its Chief Product Officer.
2020 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to BTX’s named executive officers for services rendered to BTX in all capacities in fiscal year ended December 31, 2020, or Fiscal Year 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Kevin Appelbaum Co-Founder & Chief Executive Officer	2020	468,115	—	42,250	—	510,365

Mark Berman, M.D. Chief Medical Officer	2020	348,333	—	16,115	—	364,448

Kristin Wynholds Chief Product Officer	2020	317,147	—	5,403	5,399	327,949

(1)
Amount reflects the incremental fair value, determined in accordance with ASC Topic 718, recognized in connection with the conversion of the named executive officer’s Common Units (4,000,000 common units of Better Therapeutics LLC for a purchase price of $10, issued in 2015) under BTX’s 2015 Equity Incentive Plan (the “2015 Plan”) to common stock and/or restricted stock awards in connection with the Corporate Reorganization

(2)
The amounts reported represent the aggregate grant date fair value of the stock option awards granted to our named executive officer during 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in note 12 of our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the stock option awards or any sale of the underlying shares of BTX common stock.

Narrative Disclosure to the Summary Compensation Table
2020 Base Salaries
Each of the named executive officers is paid a base salary commensurate with his or her skill set, experience, performance, role and responsibilities. For Fiscal Year 2020, the base salaries for Messrs. Appelbaum and Berman and Ms. Wynholds were $450,000, $350,000 and $325,000, respectively.
Treatment of Equity Interests in the Corporate Reorganization
In connection with the Corporate Reorganization, outstanding Common Units granted under the Better Therapeutics, LLC 2015 Equity Incentive Plan were converted into shares of BTX common stock and restricted stock pursuant to individual restricted stock agreements between BTX and each applicable named executive officer. The portion of the outstanding Common Units that were vested as of the time of the Corporate Reorganization were converted into shares of BTX common stock and the portion of unvested outstanding Common Units were converted into shares of BTX restricted stock. The shares of restricted stock were subject to time- and/or performance-based vesting conditions, in accordance with the terms and conditions of the Common Units from which such shares were converted. See “Corporate Reorganization”. The number of shares of restricted stock and common stock issued to our named executive officers in connection with the Corporate Reorganization as of the date of such Corporate Reorganization are set forth in the table below.

Named Executive Officer	Number of Common Units	Number of Shares of BTX Restricted Stock	Number of Shares of BTX Common Stock
Kevin Appelbaum	2,540,000	323,334	2,216,666
Mark Berman, M.D.	230,711	115,623	115,088
Kristin Wynholds	95,000	41,562	53,438
Following the Corporate Reorganization, we have only granted the following equity awards to our named executive officers in Fiscal Year 2020:
Ms. Wynholds – an option to purchase 30,000 shares.
Employment Arrangements with BTX’s Named Executive Officers
BTX has entered into offer letters with each of its named executive officers and entered into a new employment agreement with Mr. Appelbaum in connection with this Business Combination. BTX adopted an executive severance plan in connection with the Business Combination (the “
Executive Severance Plan
”), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. All of the named executive officers other than Mr. Appelbaum will participate in the Executive Severance Plan and the terms of the Executive Severance Plan will replace the severance provisions in such named executive officers’ offer letters, if any.
Employment Agreements and Offer Letters
The material terms of the applicable employment agreement and offer letters with Messrs. Appelbaum and Berman, and Ms. Wynholds are described below.
Kevin Appelbaum
. We entered into an executive employment agreement with Mr. Appelbaum effective as of April 6, 2021, with certain provisions thereof effective as of the Closing (the “
Appelbaum Employment Agreement
”), for the position of President and Chief Executive Officer. The Appelbaum Employment Agreement provides for the terms and conditions of Mr. Appelbaum’s employment and set forth his annual base salary of $520,000, his target bonus amount equal to 50% of his annual base salary, transaction and other bonuses of $560,000 in the aggregate subject to the consummation of the Business Combination, his eligibility to participate in our equity incentive plans, and his eligibility to participate in our benefit plans generally. Additionally, Mr. Appelbaum was granted a stock option award to purchase 250,000 shares of BTX common stock Mr. Appelbaum is subject to our standard employment, non-competition,
non-
solicitation, confidentiality and assignment agreement.
Pursuant to the Appelbaum Employment Agreement, if (i) Mr. Appelbaum’s employment is terminated without “cause” outside of the “change in control period”, (ii) he resigns for “good reason” outside of the “change in control period” or (iii) he resigns upon a “good leaver termination”, as each term is defined in the Appelbaum Employment Agreement, Mr. Appelbaum will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (A) continuation of his then current base salary for a period of 12 months following his termination of employment, (B) reimbursement for COBRA premiums for himself and his dependents for up to 12 months following his termination of employment and (C) six months’ acceleration of vesting of outstanding time-based equity awards and for performance-based vesting awards, the vesting of a number of shares equal to the number of shares that would have vested pursuant to such performance-based vesting awards subject to the Company’s achievement of the applicable performance-based vesting conditions described therein within the six-month
period following the date of termination.
Upon the consummation of a “change in control” (as defined in the Appelbaum Employment Agreement) and subject to Mr. Appelbaum’s continued employment with the Company through such date, all shares subject to performance-based vesting will convert to time-based vesting awards at target without proration, which shall vest in substantially equal monthly installments each month following the consummation of such change in control over (i) the remainder of the applicable performance period set forth in the underlying award agreement, or (ii) twenty-four (24) consecutive months following the consummation of such change in control, if no such performance period is contained in the underlying award agreement. If Mr. Appelbaum’s employment is terminated without “cause” or he resigns for “good reason”, in each case within 12 months following a “change in control” (i.e., the change in control period) as each term is defined in the Appelbaum Employment Agreement, in lieu of the benefits described above, Mr. Appelbaum will be entitled to receive the following severance benefits, subject to his execution of an irrevocable separation agreement and release within 60 days after the date of termination: (1) a lump sum payment equal to 24 months of his then current base salary, (2) 200% of his then-current target bonus opportunity, (3) reimbursement for COBRA premiums for himself and his dependents for up to 24 months following his termination of employment and (4) 100% acceleration of vesting of outstanding equity awards.
The payments and benefits provided under the Appelbaum Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to each executive in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax
benefit to him.
Prior to the effectiveness of the Appelbaum Employment Agreement, Mr. Appelbaum’s employment with us was subject to the terms and conditions of an executive employment agreement entered into by Mr. Appelbaum, effective as of May 1, 2015, which was later amended effective as of May 2, 2019 (as amended, the “Prior Appelbaum Employment Agreement”), for the position of Chief Executive Officer. The Prior Appelbaum Employment Agreement was superseded by the Appelbaum Employment Agreement.
The Prior Appelbaum Employment Agreement provided for Mr. Appelbaum’s employment prior to the Closing and set forth his annual base salary, his target bonus amount, the term of his employment, his eligibility to participate in our equity incentive plan, and his eligibility to participate in our benefit plans generally. Mr. Appelbaum was subject to our standard employee confidential information and inventions assignment agreement. The Prior Appelbaum Employment Agreement provided that, if Mr. Appelbaum’s employment was terminated without “cause” or he resigns for “good reason,” as each term is defined in the Prior Appelbaum Employment Agreement, Mr. Appelbaum would have been entitled to receive a lump sum severance payment equal to 12 months of his then current base salary and reimbursement for COBRA premiums for himself and his dependents for a
12-month
period following his termination of employment, in each case, subject to Mr. Appelbaum’s execution and non-revocation
of a separation and release agreement.
Mark Berman
. We entered into an offer letter with Mr. Berman, dated as of November 23, 2015 (the “Berman Offer Letter”). The Berman Offer Letter provided for Mr. Berman’s employment and set forth the term of his employment, his positions and duties, his eligibility to receive equity compensation, and his eligibility to participate in our benefit plans generally. Mr. Berman is subject to our standard confidential information agreement.
Kristin Wynholds
.
We entered into an offer letter with Ms. Wynholds, dated as of October 9, 2018 (the “Wynholds Offer Letter”). The Wynholds Offer Letter provided for Ms. Wynholds’ employment and set forth the term of her employment, her positions and duties, her eligibility to receive equity compensation, and her eligibility to participate in our benefit plans generally. Ms. Wynholds is subject to our standard confidential information agreement.
Better Therapeutics, Inc. Executive Severance Plan
The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year
anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 9 months of the participant’s annual base salary in effect immediately prior to such termination, payable over 9 months, (ii) up to 9 monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination.
The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 12 months following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement; provided further, that if the treatment of outstanding and unvested equity awards subject to performance conditions is not addressed in the applicable award agreement, then the performance conditions applicable to such equity awards will be deemed satisfied at the maximum level specified in the terms of the applicable award agreement.
The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax
benefit to the applicable participant.

Outstanding Equity Awards at 2020
Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of its named executive officers as of December 31, 2020.

	Option awards (1)						Stock awards (2)
	Grant date (2)	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) exercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
Kevin Appelbaum	12/8/2017	5/17/2017	—	—		—	—	41,667	(4)	18,333	240,000	(5)	105,600
Mark Berman	2/4/2019	1/3/2020	—	—		—	—	96,339	(6)	42,389	—		—
Kristin Wynholds	2/4/2019	10/22/2018	—	—		—	—	43,542	(7)	19,158	—		—
	8/14/2020	2/1/2020	—	30,000	(8)	0.47	8/13/2030	—		—	—		—

(1)	Unless otherwise specified, each equity award was granted under and is subject to the terms of our 2020 Plan.
(2)
Each stock award was granted pursuant to individual restricted stock agreements between the Company and each applicable named executive officer. The stock awards represent the unvested Common Unit awards converted into BTX restricted stock in connection with Corporate Reorganization discussed in further detail above. The grant date listed for such awards represent the original grant date of the equity award (i.e., the grant date of Common Units under the 2015 Plan).

(3)	Assumes a market value of $0.44 per share as of December 31, 2020, based on an independent valuation report effective as of such time.
(4)
With respect to 400,000 shares of BTX Common Stock subject to this award, 1/48 of the shares subject to the equity award vest each month following the vesting commencement date, subject to continued service relationship through each applicable vesting date.

(5)
With respect to 240,000 shares of BTX Common Stock subject to this award, 120,000 shares vest upon consummation of an equity financing resulting in gross proceeds exceeding $20 million, based on a pre-
money enterprise valuation of our company of at least $100 million and the remaining 120,000 shares vest upon the achievement by us of the earlier of (i)
12-month
trailing booked revenues of at least $20 million, or (ii) filing of a de novo submission to the FDA. Upon the occurrence of a sale of our company (as defined in our 2015 Plan), all unvested shares will automatically vest.

(6)
With respect to 124,980 shares of BTX Common Stock subject to this award, 1/48th of the shares subject to the equity award vest each month following the vesting commencement date, subject to continued service relationship through each applicable vesting date. Upon the occurrence of a sale of our company, all unvested shares will automatically vest.

(7)
With respect to 95,000 shares of BTX Common Stock subject to this award, 25% of such shares vest upon the vesting commencement date and 1/36 of the remaining shares subject to the equity award vest each month thereafter, subject to continued service relationship through each applicable vesting date. Upon the occurrence of a sale of our company, all unvested shares will automatically vest.

(8)
With respect to 30,000 shares of BTX Common Stock subject to this award, 25% of such shares vest upon the one year anniversary of the vesting commencement date and 1/48 of the shares subject to the equity award vest each month thereafter, subject to the named executive officer’s continued service relationship with the Company through each applicable date. Upon the occurrence of a sale event (as defined in our 2020 Plan), all unvested shares will automatically vest.

Employee benefit and equity compensation plans and arrangements
2020 Stock Option and Grant Plan
The 2020 Plan allowed for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of incentive stock options, nonqualified stock options, restricted stock, unrestricted stock, and restricted stock units awards to BTX employees, officers, directors and consultants of ours and our subsidiary corporations. Our 2020 Plan was terminated in connection with the Closing, and accordingly, no shares will be available for future issuance under the 2020 Plan following the Closing. Our 2020 Plan will continue to govern outstanding awards granted thereunder.

Under the 2020 Plan, BTX had reserved for issuance an aggregate of 902,775 shares of its common stock. The number of shares of common stock reserved for issuance is subject to adjustment in the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in its capital structure that constitutes an equity restructuring and no more than 902,775 shares may be issued pursuant to incentive stock options.
The 2020 Plan is administered by BTX’s Board or a committee appointed by it. The plan administrator has full power to, among other things, select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to accelerate the time at which a stock award may be exercised or vest, to amend the 2020 Plan and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. The plan administrator may exercise its discretion to reduce the exercise price of outstanding options under the 2020 Plan or effect repricing through cancellation of such outstanding and by granting such holders new awards in replacement of the cancelled options.
Stock options could have been granted under our 2020 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years. An incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of our stock on the date of grant, or any subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value per share of our common stock on the date of grant. The plan administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or certain other property or other consideration acceptable to the plan administrator. After a participant’s termination of service, the participant generally may exercise his or her options, to the extent vested as of such date of termination, for 90 days after termination. If termination is due to death or disability, the option generally will remain exercisable, to the extent vested as of such date of termination, until the one-year
anniversary of such termination. However, in no event may an option be exercised later than the expiration of its term. If termination is for cause, then an option automatically expires upon the date of the optionee’s termination.
Restricted stock could have been granted under our 2020 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeitures provisions. Shares of restricted stock will vest, and the restrictions on such shares will lapse, in accordance with terms and conditions established by the plan administrator.
Unrestricted stock could have been granted under our 2020 Plan. Unrestricted stock awards may have been granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.
Restricted stock units could have been granted under our 2020 Plan. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. The plan administrator determines the terms and conditions of restricted stock units, including the number of units granted, the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment.
Our 2020 Plan generally does not allow for the transfer or assignment of awards, other than, at the discretion of the plan administrator, by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners, and only the recipient of an award may exercise such an award during his or her lifetime.
In the event of certain changes in our capitalization, the exercise prices of and the number of shares subject to outstanding options, and the purchase price of and the numbers of shares subject to outstanding awards will be proportionately adjusted, subject to any required action by BTX’s Board or BTX’s stockholders.

The 2020 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2020 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2020 Plan. To the extent that awards granted under the 2020 Plan are not assumed or continued or substituted by the successor entity, all options and all other awards granted under the 2020 Plan shall terminate. In the event of such termination, individuals holding options will be permitted to exercise such options (to the extent exercisable) prior to the sale event. In addition, in connection with the termination of the 2020 Plan upon a sale event, we may make or provide for a cash payment equal to (A) in the case of vested and exercisable options, the difference between (1) the per share cash consideration payable to stockholders (as determined by the plan administrator) in the sale event times the number of shares subject to the options being cancelled and (2) the aggregate exercise price of the options and (B) in the case of restricted stock and restricted stock unit awards, the per share cash consideration payable to stockholders in the sale event multiplied by the number of shares of stock subject to such stock awards (payable at the time of the sale event or upon the later vesting of the awards). In the event of the forfeiture of shares of restricted stock issued under our 2020 Plan, such shares of restricted stock shall be repurchased from the holder at a price per share equal to the original per share purchase price paid by the recipient of such shares. Additionally, BTX’s Board may resolve, in its sole discretion, to subject any assumed options or payments in respect of options to any escrow, holdback, indemnification, earn-out
or similar provisions in the transaction agreements as such provisions apply to holders of our Common Stock.
BTX’s Board has determined not to grant any further awards under the 2020 Plan after the Closing.
As of the Closing, options to purchase up to 900,275 shares of common stock were outstanding under the 2020 Plan.
2015 Equity Incentive Plan
The 2015 Plan was adopted by the board of directors of Better Therapeutics, LLC in June 2015. In connection with the Corporate Reorganization, all awards for Common Units and Profits Interest Units (as defined in the 2015 Plan) were cancelled and exchanged for common stock and restricted stock of BTX under its 2020 Plan. Following the Corporate Reorganization, no further grants of any awards were or will be made under the 2015 Plan.
Employees, directors, and consultants of Better Therapeutics, LLC and its subsidiaries were eligible to participate in the 2015 Plan.
The board of directors of Better Therapeutics, LLC administered the 2015 Plan. The plan administrator had the authority to select award recipients, determine the size, types and terms of awards, interpret the plan and prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2015 Plan.
The 2015 Plan originally reserved 1,664,097 Common Units available for issuance as awards under such plan. If awards were forfeited due to a failure to vest, the underlying Common Units were available for future grant under the 2015 Plan. Awards issued under the 2015 Plan were granted subject to the terms and conditions of the Limited Liability Company Agreement of Better Therapeutics, LLC, or the Operating Agreement, as well as the terms and conditions of the 2015 Plan.
In the event of any recapitalization, reorganization, merger, split-up,
spin-off,
subdivision of Common Units, repurchase, or exchange of Common Units or other securities of Better Therapeutics, LLC, or other change in capital structure of Better Therapeutics, LLC affecting the Common Units, the plan administrator will adjust the number and class of Common Units that may be delivered under the 2015 Plan, and/or the number, class and distribution threshold of Common Units covered by each outstanding award. In the event of a “sale of the business” (as defined in the Operating Agreement), the 2015 Plan provided each outstanding Award will be subject to the Operating Agreement and to the agreement governing the sale of the business, which may provide for one of the following: (i) that awards will be assumed or substituted by the successor corporation; (ii) that outstanding awards will (A) be terminated in exchange for cash and/or property per Profits Interest Unit equal to the value of a Common Unit in the sale of the business, minus the distribution threshold or (B) be replaced with other rights or pertly selected by the plan administrator in its sole discretion; (iii) any combination of the foregoing. No awards remain outstanding under the 2015 Plan.
Awards under the 2015 were generally not transferrable other than by will or by the laws of descent and distribution. Awards under the 2015 Plan were subject to the transfer restrictions set forth in the Operating Agreement and any special forfeiture conditions, rights of repurchase, rights of first refusal or other transfer restrictions as determined by the board of directors of Better Therapeutics, LLC.
The board of directors of Better Therapeutics, LLC had the authority to amend or modify the 2015 Plan at any time; provided, that any amendment that adversely affected rights under any outstanding award would have required consent by the holder of such award. The 2015 Plan was terminated in connection with the Corporate Reorganization.
Better Therapeutics, Inc. 2021 Stock Option and Incentive Plan
At the special meeting of MCAD stockholders held on October 28, 2021, MCAD stockholders considered and approved the Better Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “
2021 Plan
”).
The following is a summary of the material features of the 2021 Plan.
Summary of the Better Therapeutics, Inc. 2021 Stock Option and Incentive Plan
The 2021 Plan was adopted by the Board prior to the Closing, subject to stockholder approval, and became effective upon the date immediately prior to the Closing (the “
2021 Plan
 Effective Date
”). The 2021 Plan allows BTX to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
BTX has initially reserved 3,600,000 shares of Common Stock of the Company for the issuance of awards under the 2021 Plan (the “Initial Limit”). The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of Common Stock of the Company on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, extraordinary cash dividend, reverse stock split or other similar change in the Company’s capitalization. The maximum aggregate number of shares of Common Stock of the Company that may be issued upon exercise of incentive stock options under the 2021 Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase or 3,600,000 shares of Common Stock of the Company. Shares underlying any awards under the 2021 Plan and under the BTX 2020 Stock Option and Grant Plan, or 2020 Plan, that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2021 Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.
The 2021 Plan contains a limitation whereby the value of all awards under the 2021 Plan and all other cash compensation paid by the Company to any non-employee
director may not exceed $750,000 in any calendar year; provided, however, that such amount will be $1,000,000 for the first calendar year a non-employee
director is initially appointed to the Company’s Board of Directors.

The 2021 Plan may be administered by the compensation committee of the Company’s Board of Directors, the Company’s Board of Directors or such other similar committee pursuant to the terms of the 2021 Plan. The plan administrator, which initially is the compensation committee of the Board of Directors, has full power to, among other things select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan. The plan administrator may delegate to a committee consisting of one or more officers, including the chief executive officer, the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines. Persons eligible to participate in the 2021 Plan are officers, employees, non-employee
directors and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion.
The 2021 Plan permits the granting of both options to purchase Common Stock of the Company intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2021 Plan will be non-qualified
options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries.
Non-qualified
options may be granted to any persons eligible to receive awards under the 2021 Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by our plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of Common Stock of the Company that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified
options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.
The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Common Stock of the Company, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of Common Stock of the Company on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised.
The plan administrator may award restricted shares of Common Stock of the Company and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The plan administrator may also grant shares of Common Stock of the Company that are free from any restrictions under the 2021 Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock of the Company.

The plan administrator may grant cash-based awards under the 2021 Plan to participants, subject to the achievement of certain performance goals.
The 2021 Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
The 2021 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2021 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2021 Plan. To the extent that awards granted under the 2021 Plan are not assumed or continued or substituted by the successor entity, all awards granted under the 2021 Plan shall terminate and in such case except as may be otherwise provided in the relevant award agreement, all stock options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the sale event shall become fully vested and exercisable as of the effective time of the sale event, all other awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Board’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (a) receive a payment in cash or in kind for each share subject to such award that is exercisable in an amount equal to the per share cash consideration payable to stockholders in the sale event less the applicable per share exercise price (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration payable to stockholders in the sale event, such option or stock appreciation right shall be cancelled for no consideration) or (b) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event. The plan administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares under such awards.
Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock of the Company to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.
The 2021 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified
stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.
The plan administrator may amend or discontinue the 2021 Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2021 Plan will require the approval of the Company’s stockholders.
No awards may be granted under the 2021 Plan after the date that is ten years from the 2021 Plan Effective Date. No awards under the 2021 Plan have been made prior to the date hereof.

Better Therapeutics, Inc. 2021 Employee Stock Purchase Plan
At the special meeting of MCAD stockholders held on October 28, 2021, MCAD stockholders considered and approved the Better Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “
2021 ESPP
”).
The following is a summary of the material features of the 2021 ESPP.
Summary of the Material Provisions of the 2021 ESPP
The following description of certain provisions of the 2021 ESPP is intended to be a summary only. It is our intention that the 2021 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
An aggregate of 280,000 shares are reserved and available for issuance under the 2021 ESPP. The 2021 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the lesser of 560,000 shares of Common Stock of the Company, 1% of the outstanding number of shares of the Common Stock of the Company on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. If our capital structure changes because of a stock dividend, subdivision of outstanding shares or similar event, the number of shares that can be issued under the 2021 ESPP will be appropriately adjusted.
The 2021 ESPP may be administered by the person or persons appointed by the Board of Directors. The plan administrator, which initially is the compensation committee of the Board of Directors, has full authority to make, administer and interpret such rules and regulations regarding the 2021 ESPP as it deems advisable.
Any employee of the Company or one of its subsidiaries that has been designated to participate in the 2021 ESPP is eligible to participate in the 2021 ESPP so long as the employee is customarily employed for more than 20 hours a week. No person who owns or holds, or as a result of participation in the 2021 ESPP would own or hold, Common Stock of the Company or options to purchase Common Stock of the Company, that together equal to 5% or more of total combined voting power or value of all classes of stock of the Company or any parent or subsidiary is entitled to participate in the 2021 ESPP. No employee may exercise an option granted under the 2021 ESPP that permits the employee to purchase Common Stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.
Participation in the 2021 ESPP is limited to eligible employees who authorize payroll deductions equal to a whole percentage of base pay to the 2021 ESPP. Employees may authorize payroll deductions, with a minimum of 1% of base pay and a maximum of 15% of base pay. Once an employee becomes a participant in the 2021 ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the 2021 ESPP, becomes ineligible to participate in the 2021 ESPP, or his or her employment ceases.
Unless otherwise determined by the compensation committee, each offering of the Company’s Common Stock under the 2021 ESPP will be for a period of 24 months, which we refer to as an “offering period.” Each offering will consist of one or more purchase periods. Offerings under the 2021 ESPP will generally begin on the first trading day occurring on or after each December 1 and will end on the last trading day occurring on or before the November 30 that is two years later. Further, separate offerings under the 2021 ESPP will generally begin on the first trading day occurring on or after each June 1 and will end on the last trading day occurring on or before the May 31 that is two years later. Unless the plan administrator determines otherwise, each offering will be divided into four purchase periods. Shares are purchased on the last business day of each purchase period, with that day being referred to as an “exercise date.” The plan administrator may establish different offering periods or exercise dates under the 2021 ESPP.

Unless as otherwise determined by the plan administrator, participants will only be permitted to participate in one offering at a time. Unless the plan administrator, in its sole discretion, chooses otherwise prior to an offering date, and to the extent an offering has more than one purchase period and to the extent permitted by applicable law, if the fair market value of the Common Stock on any exercise date in an offering is lower than the fair market value of the Common Stock on the offering date, then all participants in such offering automatically will be withdrawn from such offering immediately after the exercise of their option on such exercise date and automatically re-enrolled
in the immediately following offering as of the first day thereof and the preceding offering will terminate.
On the exercise date of each purchase period, the employee is deemed to have exercised the option, at the exercise price for the lowest of (i) a number of shares of Common Stock of the Company determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) a number of shares of Common Stock of the Company determined by dividing $25,000 by the fair market value of the Common Stock on the first day of the offering; or (iii) such lesser number as established by the plan administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of Common Stock of the Company on the first day of the offering period or (ii) 85% of the fair market value per share of Common Stock of the Company on the exercise date.
In general, if an employee is no longer a participant on an exercise date, the employee’s option will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.
Except as may be permitted by the plan administrator in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any purchase period but may increase or decrease his or her payroll deduction with respect to the next purchase period by filing a new enrollment form at least 15 business days before the next purchase period. A participant may also increase or decrease the amount of his or her payroll deductions with respect to the next offering period by filing a new enrollment form at least 15 business days before such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the beginning of the next payroll period immediately following the date that the plan administrator receives the employee’s written notice of withdrawal under the 2021 ESPP.
In the case of and subject to the consummation of a “sale event,” the plan administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions under the 2021 ESPP or with respect to any right under the 2021 ESPP or to facilitate such transactions or events: (a) to provide for either (i) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such option had such option been currently exercisable or (ii) the replacement of such outstanding option with other options or property selected by the plan administrator in its sole discretion; (b) to provide that the outstanding options under the 2021 ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (c) to make adjustments in the number and type of shares of Common Stock of the Company (or other securities or property) subject to outstanding options under the 2021 ESPP and/or in the terms and conditions of outstanding options and options that may be granted in the future; (d) to provide that the offering and any applicable purchase period with respect to which an option relates will be shortened by setting a new exercise date on which such offering or applicable purchase period will end; and (e) to provide that all outstanding options shall terminate without being exercised and all amounts in the accounts of participants shall be promptly refunded.
The 2021 ESPP will automatically terminate on the
10-year
anniversary of the ESPP effective date. The Company Board of Directors may, in its discretion, at any time, terminate or amend the 2021 ESPP.

Senior Executive Cash Incentive Bonus Plan
The Board of Directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, effective as of the Closing. The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by our compensation committee. The payment targets will be related to financial and operational measures or objectives with respect to our company, or corporate performance goals, as well as individual performance objectives.
The BTX compensation committee may select corporate performance goals from among the following: research, pre-clinical,
non-clinical,
developmental, publication, clinical or regulatory milestones; scientific or technological advances; R&D capabilities; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; acquisitions or strategic transactions, including licenses, collaborations, joint ventures or promotion arrangements; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; total shareholder return; gross or net profit levels; productivity; expense; efficiency; margins; operating efficiency; satisfaction of, or other achievement metrics relating to, key third parties; working capital; earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention, and recruiting and other human resources matters; operating income and/or net annual recurring revenue, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax
or
post-tax
basis (if applicable).
Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the compensation committee and communicated to each executive officer. The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the compensation committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each such performance period, but no later than two and one-half
months after the end of the fiscal year in which the performance period ends. Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment, unless otherwise determined by the compensation committee. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion and provides the compensation committee with discretion to adjust the size of the award as it deems appropriate.
Better Therapeutics 401(k) Plan
BTX maintains the BTX 401(k) Plan, a
tax-qualified
retirement plan that provides eligible employees, including its named executive officers, with an opportunity to save for retirement on a tax-advantaged
basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. Employees’
pre-tax
or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. BTX may make matching contributions on a discretionary basis, but did not make any matching contributions in Fiscal Year 2020. BTX’s 401(k) plan is intended to be qualified under Section 401(a) of the Code with its 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Indemnification Agreements
As of the Closing Date, BTX entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by BTX of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to BTX or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Compensation Risk Assessment
BTX believes that although a portion of the compensation provided to its executive officers is performance- based, BTX’s executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily because its compensation programs are designed to create a greater focus on long-term value creation while balancing the need to meet shorter-term goals. The framework and goals of its annual performance-based incentive plan are consistent for all employees with a maximum cap for all payouts. Further all compensation decisions for its officers are approved by the compensation committee, while the chief executive officer’s compensation requires further approval by its board of directors.
In addition, following this transaction, the compensation committee of the Board of Directors of the Company will be responsible for reviewing and approving the design, goals and payouts under the Company’s annual bonus plan and equity incentive program for its named executive officers. The compensation committee directly engages an independent compensation consultant who advises on market competitive and best practices, as well as any potential risks related to its compensation programs. This includes pay mix, compensation vehicles, pay for performance alignment, performance measures and goals, payout maximums, vesting periods and compensation committee oversight and independence. Based on all the factors mentioned, BTX believes its compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the company.

DIRECTOR COMPENSATION
During Fiscal Year 2020, we did not provide any compensation to our non-employee
directors for their services on our board of directors.
2020 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee
director of its board during Fiscal Year 2020. Mr. Appelbaum, our Chief Executive Officer, Chief Technology Officer, Founder and Chairperson of the BTX Board, did not receive any additional compensation from Better Therapeutics for his services on its board of directors as Chairperson. The compensation received by Mr. Appelbaum as an NEO is set forth above in “
Executive Compensation — 2020 Summary Compensation Table.
”

Name	Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
David Perry (1)	—	—		—
Richard Carmona (2)	—	1,756	(3)		1,756

(1)	As of December 31, 2020, Mr. Perry did not hold any outstanding awards.
(2)	As of December 31, 2020, Mr. Carmona held an outstanding restricted stock award for 162,126 shares of BTX Common Stock.
(3)
Amount reflects the incremental fair value, determined in accordance with ASC Topic 718, recognized in connection with the conversion of the director’s Common Units under the 2015 Plan to common stock and/or restricted stock awards under in connection with the Corporate Reorganization.

In connection with but prior to the consummation of the Business Combination, we entered into an executive chairperson agreement with Mr. Perry, (the “
Perry Agreement
”), providing for standard terms of employment as the executive chairman of our Board, including an initial $260,000 annual base salary, eligibility to participate in the health and welfare benefits offered to full-time employees and the initial grant of a nonqualified stock option to purchase 28,300 shares of our Common Stock (the “
Initial Option
”), which will vest 1/3 on the first anniversary of the grant date and in equal monthly installments over the next two years, subject to Mr. Perry’s continued service as a member of the Board on each applicable vesting date; provided, that the Initial Option shall fully vest in the event of a sale event (as defined in the Perry Agreement). In addition to the Initial Option on each of the Company’s annual meeting of stockholders, if Mr. Perry continues thereafter to be a member of the Board, he will receive a grant of a non-statutory
stock option to purchase 11,800 shares of our Common Stock on the date of such annual meeting (the “
Annual Grant
”). The Annual Grant will vest in full on the earlier of (i) the one-year
anniversary of the grant date or (ii) the Company’s next annual meeting of stockholders, subject to Mr. Perry’s continued service as a member of the Board on such vesting date; provided, that the Annual Grant shall fully vest in the event of a sale event. The Perry Agreement requires Mr. Perry to execute the Company’s standard form of restrictive covenants agreement.
Retainers, Meeting Fees and Expenses
Kevin Appelbaum, the Company’s Chief Executive Officer, does not receive any compensation from BTX for his services on its board of directors as Chairperson. Mr. Appelbaum’s compensation during fiscal year 2020, for his service as a director and then as Chief Executive Officer, is set forth above in “
Executive Compensation—2020 Summary Compensation Table.
” Each of its
remaining non-employee directors
is eligible to receive compensation, as applicable, under
BTX’s non-employee director
compensation policy, or
the Non-Employee Director
Compensation Policy.

Non-Employee Director
Compensation Policy
In connection with the Business Combination, BTX approved the non-employee
director compensation policy described below, which is designed to align compensation with BTX’s business objectives and the creation of stockholder value, while enabling BTX to attract, retain, incentivize and reward directors who contribute to the long-term success of the company.
Under the contemplated policy, our
non-employee
directors will be eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$40,000
Additional retainer for annual service as non-executive chairperson	$30,000
Additional retainer for annual service as a lead director of the board of directors	$15,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and governance committee chairperson	$8,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000
In addition, our policy provides that, upon initial election or appointment to the BTX Board, each new non-employee
director will be granted a
non-statutory
stock option to purchase 28,300 shares of our Common Stock, or the Director Initial Grant. The Director Initial Grant will vest 1/3 on the first anniversary of the grant date and then in substantially equal monthly installments over the next two years. On the date of each annual meeting of stockholders of our company following the completion of the Business Combination, each non-employee
director who will continue as a
non-employee
director following such meeting will be granted an annual award of a non-statutory
stock option to purchase 11,800 shares of our Common Stock, or the Director Annual Grant. If a new
non-employee
director joins the BTX Board between annual meetings of stockholders, then such non-employee
director will be granted, at the next annual meeting of stockholders, a pro-rata
portion of the Director Annual Grant based on the time between such director’s appointment and our next annual meeting of stockholders. The Director Annual Grant will vest in full on the earlier of the one-year
anniversary of the grant date or on the date of our next annual meeting of stockholders. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of our company. All of the foregoing stock options would be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and would have a 10 year term.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee
director of BTX in a calendar year period will not exceed $750,000 in the first calendar year such individual becomes a non-employee
director and $1,000,000 in any other calendar year.
We will reimburse all reasonable
out-of-pocket
expenses incurred by directors for their attendance at meetings of the Board or any committee thereof.
Employee directors will receive no additional compensation for their service as a director.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of our capital stock does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively.
Authorized Capitalization
General
The total amount of our authorized share capital consists of 200,000,000 shares of Common Stock, par value of $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value of $0.0001 per share. As of October 29, 2021, there were 23,599,718 shares of Common Stock outstanding, and no shares of Preferred Stock outstanding.
The following summary describes all material provisions of our capital stock. We urge you to read the Certificate of Incorporation and the Bylaws.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor.
Liquidation, Dissolution and Winding Up
In the event of the Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up,
the holders of the Common Stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders.
Preemptive or Other Rights
There are no sinking fund provisions applicable to the Common Stock.
Preferred Stock
The BTX Board has the authority without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Currently, no shares of preferred stock will be outstanding, and there is no present plan to issue any shares of preferred stock.

Undesignated Preferred Stock
The Certificate of Incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of the stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the BTX Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the BTX Board, but currently consists of eight (8) directors, which are divided into three (3) classes, designated Class I, II and III, with Class I consisting of two (2) directors, Class II consisting of three (3) directors and Class III consisting of three (3) directors
Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the BTX Board.
Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of our Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the BTX Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.
Subject to the rights, if any, of any series of our Preferred Stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of
the outstanding voting stock (as defined below) of BTX then entitled to vote at an election of directors. In case the BTX Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by BTX, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no Bylaw so adopted will invalidate any prior act of the directors which would have been valid if such Bylaw had not been adopted.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of our Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the our Preferred Stock.

Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Delaware Anti-Takeover Law
The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•
at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds
of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Choice of Forum
The Bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or the Proposed Certificate of Incorporation or the Company’s Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this choice of forum provision does not apply to any causes of action arising under the Securities Act or the Exchange Act. The Bylaws further provide that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. We recognize that the forum selection clause in the Bylaws may impose additional litigation costs on stockholders in pursuing any such claims. Additionally, the forum selection clause in the Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware or the federal district courts of the United States of America may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals
Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our Preferred Stock, special meetings of our stockholders, for any purpose or purposes, may be called only (i) by a majority of the BTX Board or (ii) at any time when no annual meeting has been held for a period of thirteen (13) months after our last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.
The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the BTX Board or of any committee thereof may be taken without a meeting, if all members of the BTX Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the BTX Board or committee.
In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.
These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds
(2/3) in voting power of all the then outstanding shares of BTX’s stock entitled to vote thereon and the affirmative vote of at least two-thirds
(2/3) of the outstanding shares of each class entitled to vote thereon as a class:

•	the provisions regarding the size of the BTX Board, including the number of directors and term in office;

•	the provisions prohibiting stockholder actions without a meeting;

•	the provisions regarding amendment of the Certificate of Information;

•	the provisions regarding amendment of the Bylaws by the stockholders;

•	the provisions regarding the limited liability of directors of BTX; or

•	the provisions regarding the election not to be governed by Section 203 of the DGCL.
The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire BTX Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the BTX Board) or (B) without the approval of the BTX Board, by the affirmative vote of the holders of at least two-thirds
(2/3) of the outstanding voting stock of BTX entitled to vote on such amendment or repeal, voting as a single class, provided that if the BTX Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, then such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting as a single class.
Limitations on Liability and Indemnification of Officers and Directors
The Certificate of Incorporation limits the liability of the directors of BTX to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of BTX or any of its subsidiaries or was serving at BTX’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Transfer Agent and Warrant Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock by:

•	each person known by BTX to be the beneficial owner of more than 5% of BTX’s outstanding Common Stock immediately following the consummation of the Transactions (as of October 29, 2021);

•	each of BTX’s executive officers and directors; and

•	all of BTX’s executive officers and directors as a group after the consummation of the Transactions (as of October 29, 2021).
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Closing Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Closing Date or subject to restricted stock units that vest within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to BTX, BTX believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of BTX is 548 Market Street, #49404, San Francisco, CA 94104. The percentage of beneficial ownership of BTX is calculated based on 23,599,718 shares of Common Stock outstanding as of October 29, 2021.

Name and Address of Beneficial Owners	Number of Shares	%
Greater than 5% holders:
David P. Perry 2015 Trust (1)	10,830,037	45.9%
Kevin Appelbaum Revocable Trust (2)	2,406,719	10.2%
Entities affiliated with Farallon Capital Management LLC (3)	2,016,667	8.5%
Mountain Crest Capital LLC (4)	1,388,250	5.9%

Named Executive Officers and Directors:
David Perry (1)	10,830,037	45.9%
Kevin Appelbaum (2)	2,406,719	10.2%
Mark Berman	231,939	*
Kristin Wynholds (5)	103,043	*
Justin Zamirowski (6)	28,524	*
Richard Carmona	153,619	*
Andrew Armanino (7)	61,662	*
Geoffrey Parker (8)	33,333	*
Risa Lavizzo-Mourey	—	*
Mark Heinen	6,667	*
Suying Liu (9)	—	*
All directors and officers as a group (16 persons)	13,855,543	58.7%

*	Less than 1%.
(1)
Consists of (i) 10,464,015 shares held by the David P. Perry 2015 Trust, over which David P. Perry has sole voting and dispositive power, (ii) 51,536 shares held by Mr. Perry, (iii) 293,150 shares by Mr. Perry’s spouse, Georgianna Maule-Ffinch, (iv) and 21,336 shares held by Donald R. Leo, Trustee of Pensus Limited Trust dated 06/12/2010 for the benefit of Georgianna Maule-Ffinch.

(2)
Consists of shares held by Kevin Appelbaum, or his successor(s), as Trustee of the Kevin Appelbaum Revocable Trust under Revocable Trust Declaration dated May 16, 2020, as amended, over which Mr. Appelbaum has sole voting and dispositive power.

(3)
Consists of shares held by eight limited partnerships for which Farallon Capital Management, L.L.C. is the registered investment adviser, including (i) 19,305 shares held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (ii) 102,195 shares held by Farallon Capital F5 Master I, L.P. (“F5MI”), (iii) 557,685 shares held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (iv) 124,065 shares held by Farallon Capital Partners, L.P. (“FCP”), (v) 371,655 shares held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (vi) 77,355 shares held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (vii) 46,710 shares held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (viii) 51,030 shares held by Four Crossings Institutional Partners V, L.P. (“FCIP V” and collectively with FCAMI, F5MI, FCOI II, FCP, FCIP, FCIP II and FCIP III, the “Farallon Funds”), all issuable in connection with the PIPE Investment and (ix) 666,667 shares held among the Farallon Funds issuable in connection with the SAFEs. Farallon Partners, L.L.C., (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, or the FPLLC Entities, may be deemed to beneficially own such shares held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C., or F5MI GP, as the general partner of F5MI, may be deemed to beneficially own such shares held by F5MI. Farallon Institutional (GP) V, L.L.C., or FCIP V GP, as the general partner of FCIP V, may be deemed to beneficially own such shares held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly, or the Farallon Managing Members, as a (i) managing member or senior managing member, as the case may be, of FPLLC, or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC, F5MI GP or FCIP V GP, may be deemed to beneficially own such shares held by the FPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The address of each of the entities and individuals identified in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(4)
Consists of shares held by Mountain Crest Capital LLC, of which Mr. Dong Liu is the sole Managing Member and has sole voting and dispositive power. The address of Mountain Crest Capital LLC is 311 West 43rd Street, 12th Floor, New York, New York 10036.

(5)	Includes 13,028 shares which Ms. Wynholds has the right to acquire through exercise of stock options within 60 days from October 29, 2021.
(6)	Consists of 28,524 shares which Mr. Zamirowski has the right to acquire through exercise of stock options within 60 days from October 29, 2021.
(7)
Consists of (i) 48,328 shares held by Andrew J. Armanino III and Denise M. Armanino Family Trust, over which Mr. Armanino and his spouse, Denise M. Armanino, have shared voting and dispositive power, and (ii) 13,334 shares held by Mr. Armanino.

(8)	Consists of shares held by Geoffrey M. Parker and Jill G. Parker Rev Trust dtd 1/27/00, over which Mr. and Mrs. Parker have shared voting and dispositive power.
(9)
On October 28, 2021, Dr. Suying Liu resigned from his Managing Member position at Mountain Crest Capital LLC, which owns 1,388,250 shares of our Common Stock. He disclaims any beneficial ownership except to the extent of his pecuniary interests in these shares. See also note (4) above.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to an aggregate of 20,406,908 shares of common stock (consisting of up to an aggregate of 5,000,000 shares of our common stock that were issued to the PIPE Investors in the PIPE Financing, and up to an aggregate of 15,406,908 shares of our common stock otherwise held by the Selling Stockholders). The Selling Stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale.
The following table sets forth, as of October 29, 2021, the names of the Selling Stockholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. The percentage of beneficial ownership after the offered shares are sold is calculated based on 23,599,718 shares of common stock outstanding as of October 29, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such common stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “
Plan of Distribution
.”

Selling Securityholder	Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially Owned after the Offered Shares are Sold	Percentage of Shares Beneficially Owned after the Offered Shares are Sold
Entities affiliated with Monashee Investment Management, LLC (1)	400,000	400,000	—	—
Alyeska Master Fund, L.P. (2)	500,000	500,000	—	—
Blue Water Life Science Master Fund, Ltd. (3)	100,000	100,000	—	—
Entities affiliated with Farallon Capital Management LLC (4)	2,016,667	1,350,000	666,667	*
Mossrock Capital, LLC (5)	50,000	50,000	—	—
Entities affiliated with Pura Vida Investments, LLC (6)	300,320	300,000	320	*
Roystone Capital Partners LP (7)	286,667	200,000	86,667	*
Entities associated with RS Investments (8)	1,200,000	1,200,000	—	—
Entities associated with Sectoral Asset Management (9)	1,291,200	800,000	491,200	*
Cowen Investments II LLC (10)	70,000	70,000	—	—
Mountain Crest Capital LLC (11)	1,388,250	1,388,250	—	—
Nelson Haight (12)	2,000	2,000	—	—
Todd Milbourn (13)	2,000	2,000	—	—
Wenhua Zhang (14)	2,000	2,000	—	—
Chardan Capital Markets, LLC (15)	262,000	262,000	—	—
David P. Perry and affiliates (16)	10,830,037	10,830,037	—	—
Kevin Appelbaum Revocable Trust (17)	2,406,719	2,406,719	—	—
Andrew Armanino (18)	61,662	61,662	—	—
Kristin Wynholds (19)	103,043	90,015	13,028	*
Mark Berman (20)	231,939	231,939	—	—
Mark Heinen (20)	6,667	6,667	—	—
Richard Carmona (20)	153,619	153,619	—	—

Total	21,664,470	20,406,908	1,257,562

*	Less than 1%.
(1)
Consists of 118,477 shares owned by DS Liquid Div RVA MON LLC (“DS”), 101,692 shares owned by BEMAP Master Fund Ltd. (“BEMAP”), 81,819 shares owned by Monashee Solitario Fund LP (“Solitario”), 65,072 shares owned by Monashee Pure Alpha SVP I LP (“Pure Alpha”), 17,876 shares owned by SFL SPV I LLC (“SFL”), and 15,064 shares owned by Bespoke Alpha MAC MIM LP (“Bespoke”). Each of DS, BEMAP, Solitario, Pure Alpha, SFL and Bespoke is managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of such shares held by DS, BEMAP, Solitario, Pure Alpha, SFL, and Bespoke. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of DS, BEMAP, Solitario, Pure Alpha, SFL, Bespoke, Monashee Management and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(2)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska MF”), has voting and investment control of the shares held by Alyeska MF. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska MF. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601
(3)
Nate Cornell, the Founder and CIO of Blue Water Life Science Master Fund, Ltd. has voting and dispositive power over the shares owned by Blue Water Life Science Master Fund, Ltd. The business address of Blue Water Life Science Master Fund, Ltd. is 80 E. Sir Francis Drake Blvd., Suite 4A Larkspur, CA 94939.

(4)
Consists of shares held by eight limited partnerships for which Farallon Capital Management, L.L.C. is the registered investment adviser, including (i) 19,305 shares held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (ii) 102,195 shares held by Farallon Capital F5 Master I, L.P. (“F5MI”), (iii) 557,685 shares held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (iv) 124,065 shares held by Farallon Capital Partners, L.P. (“FCP”), (v) 371,655 shares held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (vi) 77,355 shares held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (vii) 46,710 shares held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (viii) 51,030 shares held by Four Crossings Institutional Partners V, L.P. (“FCIP V” and collectively with FCAMI, F5MI, FCOI II, FCP, FCIP, FCIP II and FCIP III, the “Farallon Funds”), all issuable in connection with the PIPE Investment and (ix) 666,667 shares held among the Farallon Funds issuable in connection with the SAFEs. Farallon Partners, L.L.C., (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI, or the FPLLC Entities, may be deemed to beneficially own such shares held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C., or F5MI GP, as the general partner of F5MI, may be deemed to beneficially own such shares held by F5MI. Farallon Institutional (GP) V, L.L.C., or FCIP V GP, as the general partner of FCIP V, may be deemed to beneficially own such shares held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly, or the Farallon Managing Members, as a (i) managing member or senior managing member, as the case may be, of FPLLC, or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC, F5MI GP or FCIP V GP, may be deemed to beneficially own such shares held by the FPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares. The address of each of the entities and individuals identified in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(5)
Thomas Malley, the Managing Member of Mossrock Capital, LLC, has voting and dispositive power over the shares owned by Mossrock Captial, LLC. The business address of Mossrock Capital, LLC is 19 Martin Lane, Englewood, CO 80113.

(6)
Includes 12,000 registrable shares and 50 shares purchased pursuant to open market transactions, all held by Sea Hawk Multi-Strategy Master Fund Ltd, 18,600 registrable shares held by Walleye Manager Opportunities LLC and 28,200 registrable shares and 270 shares purchased pursuant to open market transactions, all held by Walleye Opportunities Master Fund Ltd. (collectively, the “PV Managed Accounts”); 68,700 registrable shares held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20 (the “Highmark Managed Account”); and 172,500 registrable shares held by Pura Vida Master Fund Ltd. (the “PV Fund,” together with the PV Managed Accounts and the Highmark Managed Account, the “PV Selling Stockholders” and such above mentioned registrable shares, the “PV Shares”). Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to the PV Managed Accounts and the investment manager to the Highmark Managed Account and the PV Fund. Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the PV Shares held by the PV Managed Accounts, the Highmark Managed Account, and the PV Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the PV Shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the PV Shares reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein. Based on information provided to us by the PV Managed Accounts, each of the PV Managed Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the PV Selling Stockholders acquired the PV Shares in the ordinary course of business, and at the time of the acquisition of the PV Shares, the PV Selling Stockholders did not have any agreements or understandings with any person to distribute such PV Shares.
(7)
Rich Barrera, the Founder of Roystone Capital Partners, LP, has voting and dispositive power over the shares owned by Roystone Capital Partners, LP. The business address of Roystone Capital Partners, LP is 767 Third Avenue, 29th Floor, New York, NY 10017.

(8)
By delegation from the Fund and its Board of Trustees, Victory Capital Investment Management Inc., the Fund’s investment adviser (“Victory Capital”), has the power to dispose of the securities acting through members of its investment franchise, RS Investments Growth, and to vote the securities in accordance with Victory Capital’s proxy voting policy through its proxy committee, which is composed of eight individuals. Victory Capital’s business address is 15935 La Cantera Parkway San Antonio, TX 78256.

(9)
Consists of 597,015 shares owned by Norges Bank, 162,313 shares owned by Variopartner SICAV PTG (24153), 65,672 shares owned by Variopartner SICAV PTG (17915), and 466,200 shares owned by other stockholders. Each of the foregoing is an investment advisory client of Sectoral Asset Management Inc. Michael Sjostrom and Jerome Pfund are the beneficial owners and senior executives of Sectoral Asset Management Inc., and have voting and dispositive power over the shares held by their advisory clients. The business address of Sectoral Asset Management Inc. is 1010 Sherbrooke St. West, #1610, Montreal, QC Canada, H3A 2R7.

(10)
As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Mr. Jeffrey Solomon may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. The business address for Cowen Investments II LLC is 599 Lexington Avenue, New York, New York 10022. Cowen Investments II LLC is an affiliate of Cowen and Company, LLC, a registered broker-dealer and FINRA member.

(11)
Dong Liu, the sole Managing Member of Mountain Crest Capital LLC, has sole voting and dispositive power over the shares owned by Mountain Crest Capital LLC. The address of Mountain Crest Capital LLC is 311 West 43rd Street, 12th Floor, New York, New York 10036.

(12)	The address of Mr. Haight is c/o Mountain Crest Capital LLC, 311 West 43rd Street, 12th Floor, New York, New York 10036.
(13)	The address of Mr. Milbourn is 7720 Gannon Ave, St. Louis, MO 63130.
(14)	The address of Mr. Zhang is c/o Mountain Crest Capital LLC, 311 West 43rd Street, 12th Floor, New York, New York 10036.
(15)
Steven Urbach, the CEO of Chardan Capital Markets, LLC, has voting and dispositive power over the shares owned by Chardan Capital Markets, LLC. The address of Chardan Capital Markets, LLC is 17 State Street, Suite 2130, New York, NY, 10004

(16)
Consists of (i) 10,464,015 shares held by the David P. Perry 2015 Trust, over which David P. Perry has sole voting and dispositive power, (ii) 51,536 shares held by Mr. Perry, (iii) 293,150 shares by Mr. Perry’s spouse, Georgianna Maule-Ffinch, (iv) and 21,336 shares held by Donald R. Leo, Trustee of Pensus Limited Trust dated 06/12/2010 for the benefit of Georgianna Maule-Ffinch. The address of Mr. Perry is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California, 94104.

(17)
Consists of shares held by Kevin Appelbaum, or his successor(s), as Trustee of the Kevin Appelbaum Revocable Trust under Revocable Trust Declaration dated May 16, 2020, as amended, over which Mr. Appelbaum has sole voting and dispositive power. The address of Mr. Appelbaum is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California, 94104.

(18)
Consists of (i) 48,328 shares held by Andrew J. Armanino III and Denise M. Armanino Family Trust, over which Mr. Armanino and his spouse, Denise M. Armanino, have shared voting and dispositive power, and (ii) 13,334 shares held by Mr. Armanino. The address of Mr. Armanino is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California, 94104.

(19)
Includes 13,028 shares which Ms. Wynholds has the right to acquire through exercise of stock options within 60 days from October 29, 2021. The address of Ms. Wynholds is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California, 94104.

(20)	The address of the stockholder is c/o Better Therapeutics, Inc., 548 Market Street, #49404, San Francisco, California, 94104.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation,
or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES
FEDERAL NON-INCOME, STATE,
LOCAL,
AND NON-U.S. TAX
LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions
. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “
U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock
” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S.
holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders
may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock
. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S.
holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.
Information Reporting and Backup Withholding
. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are
a “Non-U.S. holder.”
As used herein, the
term “Non-U.S. holder”
means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions
. In general, any distributions we make to
a Non-U.S. holder
of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s
conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder
is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or
W-8BEN-E).
Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the
Non-U.S.
holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under
“Non-U.S.
Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to
a Non-U.S. holder
who provides a
Form W-8ECI, certifying
that the dividends are effectively connected with
the Non-U.S. holder’s
conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder
were a U.S. resident, subject to an applicable income tax treaty providing otherwise.
A Non-U.S. corporation
receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock
.
A Non-U.S. holder
generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder
within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);
or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder
held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder
has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s
holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder
were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder
that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to
a Non-U.S. holder,
gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.
Information Reporting and Backup Withholding
. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock.
A Non-U.S. holder
may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder
will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes
. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities
unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS
Form W-8BEN-E). Foreign
financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder
might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder
might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the possible offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of (i) up to an aggregate of 5,000,000 shares of our common stock that were issued to PIPE Investors in a private placement in connection with the closing of the Business Combination (as defined below), and (ii) up to an aggregate of 15,406,908 shares of our common stock otherwise held by the Selling Stockholders. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders incurred by the Selling Stockholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling
securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market
or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•
through trading plans entered into by a Selling Stockholder pursuant to
Rule 10b5-1 under
the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution
of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will
be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends
to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.
With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling stockholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.
In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Stockholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
Our common stock is listed on Nasdaq under the symbol “BTTX”.
The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts.
A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

ADDITIONAL INFORMATION
Legal Matters
The validity of the shares of our common stock offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.
Experts
The financial statements of Better Therapeutics, Inc. (formerly, Mountain Crest Acquisition Corp. II) as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP (“Marcum”), independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Better Therapeutics OpCo, Inc. (formerly, Better Therapeutics, Inc.) as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, appearing in this Prospectus and Registration Statement have been audited by Elliot Davis, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Changes in Registrant’s Certifying Accountant
Dismissal of Previous Independent Registered Public Accounting Firm.
On November 19, 2021, our Audit Committee of the Board of Directors (the “Audit Committee”) approved the dismissal of Marcum as our independent registered public accounting firm, effective as of the filing on November 22, 2021 of our Quarterly Report on Form
10-Q
for the period ended September 30, 2021.
The reports of Marcum on the financial statements of MCAD (our legal predecessor) as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim period through September 30, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of
Regulation S-K) with
Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of
Regulation S-K).
We have provided Marcum with a copy of these disclosures and requested that Marcum furnish a letter addressed to the SEC stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter dated November 24, 2021 is filed as Exhibit 16.1 hereto.
Engagement of New Independent Registered Public Accounting Firm.
On November 19, 2021, the Audit Committee approved the engagement of Elliot Davis, LLC (“Elliot Davis”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. That engagement is effective on November 22, 2021 as of the filing of our Quarterly Report on Form
10-Q
for the period ended September 30, 2021.
During the period from July 31, 2020 (inception) through December 31, 2020 and the subsequent interim periods through September 30, 2021 and thereafter, neither we nor anyone on our behalf consulted with

Elliot Davis regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and a written report or oral advice was provided to us that Elliot Davis concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of
Regulation S-K or
any reportable event within the meaning of Item 304(a)(1)(v) of
Regulation S-K.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on
Form S-1, including
exhibits, under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain a website at http://www.bettertx.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on
Form 10-K, quarterly
reports on
Form 10-Q, current
reports on
Form 8-K and
amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

BETTER THERAPEUTICS, INC.
(F/K/A MOUNTAIN CREST ACQUISITION CORP. II)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of Mountain
Crest Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Mountain Crest Acquisition Corp. II. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 30, 2021

MOUNTAIN CREST ACQUISITION CORP. II
BALANCE SHEET DECEMBER 31, 2020

ASSETS
Current asset — cash	$24,764
Deferred offering costs	61,894

TOTAL ASSETS	$86,658

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$1,450
Promissory note — related party	61,894

Total Current Liabilities	63,344

Commitments and Contingencies

Stockholder’s Equity
Common stock, $0.0001 par value; 5,000,000 shares authorized; 1,437,500 shares issued and outstanding (1)	144
Additional paid-in capital	24,856
Accumulated deficit	(1,686)

Total Stockholder’s Equity	23,314

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$86,658

(1)	Included up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$1,686

Net Loss	$(1,686)

Weighted average shares outstanding, basic and diluted (1)	1,250,000

Basic and diluted net loss per common share	$(0.00)

(1)	Excluded an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. II
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance — July 31, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Founder Shares to Sponsor (1)	1,437,500	144	24,856	—	25,000
Net loss	—	—	—	(1,686)	(1,686)

Balance — December 31, 2020	1,437,500	$144	$24,856	$(1,686)	$23,314

(1)	Included 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(1,686)
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Accrued expenses	1,450

Net cash used in operating activities	(236)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to the Sponsor	25,000
Proceeds from promissory note — related party	61,894
Payment of offering costs	(61,894)

Net cash provided by financing activities	25,000

Net Change in Cash	24,764
Cash — Beginning	—

Cash — Ending	$24,764

The accompanying notes are an integral part of the financial statements.

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Mountain Crest Acquisition Corp. II (the “Company”) was incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 31, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units”) “and, with respect to the shares of common stock included in the Units sold, the “Public Shares at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 185,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Mountain Crest Capital LLC (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), generating gross proceeds of $1,850,000, which is described in Note 4.
Following the closing of the Initial Public Offering on January 12, 2021, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), of which $500,000 was deposited on January 13, 2021, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
On January 14, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 750,000 Units issued for an aggregate amount of $7,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 15,000 Private Units at $10.00 per Private Unit, generating total proceeds of $7,650,000. A total of $7,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $57,500,000 (see Note 8).
Transaction costs amounted to $4,844,093 consisting of $1,150,000 of underwriting fees, $1,725,000 of deferred underwriting fees and $1,969,093 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

previously released to the Company to pay its tax obligations) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6).
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Sponsor will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company has until October 12, 2021 (or until April 12, 2022 if the Company has executed a definitive agreement for a Business Combination by October 12, 2021 but has not completed the Business Combination within such
9-month
period) to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by October 12, 2021, and the Company has not entered into a definitive agreement for a Business Combination by such date, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 15 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case, or an aggregate of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline, for each three month extension.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on    the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (continued)

Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern and Management’s Plan
Prior to the completion of the initial public offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since competed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations one year from the issuance date of these financial statements and therefore substantial doubt has been alleviated.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

that apply to
non-emerging
growth companies but any

such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Deferred Offering Costs
Deferred offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. On January 12, 2021, offering costs amounting to $4,844,093 were charged to stockholder’s equity upon the completion of the Initial Public Offering (see Note 1). As of December 31, 2020, there were $61,894 of deferred offering costs recorded in the accompanying balance sheet.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss Per Common Share
Net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 shares of common stock that were subject to forfeiture by the Sponsor if the over-allotment option is not exercised by the underwriter (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units, inclusive of 750,000 Units sold to the underwriters on January 14, 2021 upon the underwriters’ election to fully exercise their over- allotment option at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth
of one share of common stock at the closing of a Business Combination (see Note 7).
NOTE 4 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and Chardan (and/or their designees) purchased an aggregate of 185,000 Private Units, at a price of $10.00 per Private Unit, for an aggregate purchase price of $1,850,000, in a private placement. The Sponsor purchased 135,000 Private Units and Chardan purchased 50,000 Private Units. On January 14, 2021, in connection with the underwriters’ election to fully

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 4 — PRIVATE PLACEMENT (continued)

exercise their over-allotment option, the Company sold an additional 15,000 Private Units to the Sponsor, at a price of $10.00 per Private Unit, generating additional gross proceeds of $150,000. (see Note 8). Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth
of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
On October 16, 2020, the Company issued 1,437,500 shares of common stock (the “Founder Shares”) to th
e Sponsor
for an aggregate purchase price of $25,000. The 1,437,500 Founder Shares include an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over- allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on January 14, 2021, no Founder Shares are currently subject to forfeiture (see Note 8).
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a
30-trading
day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on January 12, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s Audit Committee that the Company lacks sufficient funds held outside the Trust    Account to pay actual or anticipated expenses in connection with a Business Combination.
Promissory Note — Related Party
On August 1, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $500,000 to cover expenses related to the Initial Public Offering. The Promissory Note is
non-interest
bearing and payable on the completion of the Initial Public Offering. As of December 31, 2020, there was $61,894 in borrowings outstanding under the Promissory Note, which is currently due on demand.

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 5 — RELATED PARTY TRANSACTIONS (continued)

Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 15 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case, or an aggregate of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest
bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
NOTE 6 — COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on January 7, 2021, the holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) will be entitled to registration rights requiring the Company to register such securities for resale. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three
months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Chardan may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of the Initial Public Offering and may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 6 — COMMITMENTS (continued)

Underwriting Agreement
The underwriters are entitled to 5.5% of the gross proceeds of the Company’s IPO as underwriting discounts, of which 2.0% was paid at the closing of the Company’s IPO. The payment of 3.5% of the gross proceeds of the Company’s IPO was deferred until the consummation of a business combination involving the Company, out of which 3.0% will be paid in cash and 0.5% will be paid in the form of the Company’s shares. On January 12, 2021, the Company consummated the IPO of 5,000,000 units, generating gross proceeds of $50,000,000, and paid $1,000,000 to the underwriters as the underwriting discounts.
The Company granted the underwriters a
45-day
option from the date of the Initial Public

Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 14, 2021, the underwriter’s elected to fully exercise the over-allotment option to purchase an additional 750,000 Public Shares at a price of $10.00 per Public Share (see Note 8).
The underwriters are entitled to a deferred fee of $0.30 per Unit, or $1,725,000, upon the exercise of the over-allotment option, on January 14, 2021. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
In addition, the Company has agreed to issue Chardan and/or its designees at the close of a Business Combination, a deferred discount equal to 0.5% of the amount sold in the Initial Public Offering in the form of the Company’s shares of common stock, at a price of $10.00 per share (28,750 shares), see Note 8.
NOTE 7 — STOCKHOLDER’S EQUITY
Common Stock
— The Company is authorized to issue 5,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020, there were 1,437,500 shares of common stock issued and outstanding.
Rights
— Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth
(1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business
combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth
(1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted
into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 8 in order to receive shares for all of the holders’ rights upon closing of a Business

MOUNTAIN CREST ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
NOTE 7 — STOCKHOLDER’S EQUITY (continued)

Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Representative Shares
In January 2021, the Company intended to issue to Chardan and/or its designees 170,000 shares of common stock (the “Representative Shares”). The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,700,000 based upon the offering price of the Units of $10.00 per Unit. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
The Representative Shares have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a lock-up
for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.
NOTE 8 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 12, 2021, the Company consummated the IPO of 5,000,000 units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a
45-day
option to purchase up to 750,000 additional Units to cover over-allotments. Simultaneously with the closing of the IPO, the Company consummated the private placement with Mountain Crest Capital LLC and Chardan Capital Markets, LLC of 185,000 units, generating total proceeds of $1,850,000.
Transaction costs associated with the underwriters’ full exercise of their over-allotment option amounted to $375,000, consisting of $150,000 in cash underwriting fees and $225,000 of deferred underwriting fees. A total of $7,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $57,500,000.
As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 187,500 Founder Shares are no longer subject to forfeiture.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash	$248,460	$24,764
Prepaid expenses	43,250	—

Total Current Assets	291,710	24,764
Deferred offering costs	—	61,894
Marketable securities held in Trust Account	57,506,681	—

Total Assets	$57,798,391	$86,658

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable and accrued expenses	$244,568	$1,450
Promissory note — related party	—	61,894

Total Current Liabilities	244,568	63,344
Deferred underwriting fee payable	2,012,500	—

Total Liabilities	2,257,068	63,344

Commitments
Common stock subject to possible redemption 5,750,000 and no shares at redemption value at September 30, 2021 and December 31, 2020, respectively	57,500,000	—
Stockholders’ (Deficit) Equity
Common stock, $0.0001 par value; 30,000,000 shares authorized, and 1,807,500 and 1,437,500 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively (1) (excluding 5,750,000 shares subject to possible redemption at September 30, 2021)	181	144
Additional paid in capital	—	24,856
Accumulated deficit	(1,958,858)	(1,686)

Total Stockholders’ (Deficit) Equity	(1,958,677)	23,314

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$57,798,391	$86,658

(1)	At December 31, 2020, shares issued and outstanding included up 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	For the Period from July 31, 2020 (Inception) Through September 30, 2020
General and administrative expenses	$240,394	$557,079	$1,000

Loss from operations	(240,394)	(557,079)	(1,000)

Other income
Interest earned on marketable securities held in Trust Account	1,450	6,681	—

Other income	1,450	$6,681	—

Net loss	$(238,944)	$(550,398)	$(1,000)

Basic and diluted weighted average shares outstanding common stock, Redeemable	5,750,000	5,491,758	1,250,000

Basic and diluted net loss per share, Common stock, Redeemable	$(0.03)	$(0.08)	$(0.00)
Basic and diluted weighted average shares outstanding common stock, Non-Redeemable	1,807,500	1,782,885	—

Basic and diluted net loss per share, Common stock, Non-Redeemable	$(0.03)	$(0.08)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
(UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balance — December 31, 2020	1,437,500	$144	$24,856	$(1,686)	$23,314
Sale of 200,000 Private Units	200,000	20	1,999,980	—	2,000,000
Issuance of Representative Shares	170,000	17	1,699,983	—	1,700,000
Accretion for common stock to redemption amount	—	—	(3,724,819)	(1,406,774)	(5,131,593)
Net loss	—	—	—	(147,635)	(147,635)

Balance — March 31, 2021 , as restated	1,807,500	$181	$—	$(1,556,095)	$(1,555,914)
Net loss	—	—	—	(163,819)	(163,819)

Balance — June 30, 2021 , as restated	1,807,500	$181	$—	$(1,719,914)	$(1,719,733)
Net loss	—	—	—	(238,944)	(238,944)

Balance — September 30, 2021	1,807,500	$181	$—	$(1,958,858)	$(1,958,677)

FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

Balance — July 31, 2020 (Inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(1,000)	(1,000)

Balance — September 30, 2020				$(1,000)	$(1,000)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30, 2021	For the Period from July 31, 2020 (Inception) through September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(550,398)	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(6,681)	—
Changes in operating assets and liabilities:
Prepaid expenses	(43,250)	—
Accounts payable and accrued expenses	243,118	—

Net cash used in operating activities	(357,211)	(1,000)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(57,500,000)	—

Net cash used in investing activities	(57,500,000)	—
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	56,350,000	—
Proceeds from sale of Private Units	2,000,000	—
Repayment of promissory note — related party	(61,894)	—
Payment of offering costs	(207,199)	—

Net cash provided by financing activities	58,080,907	—
Net Change in Cash	223,696	—
Cash — Beginning	24,764	—

Cash — Ending	$248,460	$—

Non-cash investing and financing activities:
Issuance of Representative Shares	$1,700,000	$—

Initial classification of common stock subject to possible redemption	$57,500,000	$—

Deferred underwriting fee payable	$2,012,500	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS

OPERATIONS
Mountain Crest Acquisition Corp. II (the “Company”) was incorporated in Delaware on July 31, 2020. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses (a “Business Combination”). On April 6, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MCAD Merger Sub, and Better Therapeutics, Inc., a Delaware Corporation, (“Better Therapeutics”) relating to a proposed Business Combination transaction between the Company and Better Therapeutics (the “Transaction”).
The Company has one subsidiary, MCAD Merger Sub Inc., a direct wholly owned subsidiary of the Company incorporated in Delaware on April 6, 2021 (“MCAD Merger Sub”.) (see Note 10)
Business Combination
As previously announced, On October 28, 2021 (the “Closing Date”), as contemplated in the Merger Agreement and described in the section titled “The Business Combination Proposal” of the definitive proxy statement/prospectus, (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2021, MCAD Merger Sub merged with and into Better Therapeutics with Better Therapeutics surviving as a wholly-owned subsidiary of the Company with the new name Better Therapeutics OpCo, Inc. (the “Business Combination”). In addition, in connection with the closing of the Business Combination (the “Closing”), the Company changed its name to “Better Therapeutics, Inc.” (See Note 10)
Business Prior to the Business Combination
As of September 30, 2021, the Company had not yet commenced any operations. All activity for the period July 31, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Better Therapeutics (see Note 10). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, though it is the Company’s intention to pursue prospective targets in North America. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units”) and, with respect to the shares of common stock included in the Units sold, (the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 185,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Mountain Crest Capital LLC (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), generating gross proceeds of $1,850,000, which is described in Note 5.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Following the closing of the Initial Public Offering on January 12, 2021, an

amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), of which $500,000 was deposited on January 13, 2021, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
On January 14, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 750,000 Units issued for an aggregate amount of $7,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 15,000 Private Units at $10.00 per Private Unit, generating total proceeds of $7,650,000. A total of $7,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $57,500,000.
Transaction costs amounted to $5,131,593 consisting of $1,150,000 of underwriting fees, $2,012,500 of deferred underwriting fees and $1,969,093 of other offering costs. As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 187,500 Founder Shares are no longer subject to forfeiture.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There was no assurance that the Company will be able to successfully effect a Business Combination.
The Company provided its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders were entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 7).
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 6), Private Shares (as defined in Note 5) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the Business Combination.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Sponsor will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company had until October 12, 2021 (or until April 12, 2022 if the Company has executed a definitive agreement for a Business Combination by October 12, 2021 but has not completed the Business Combination within such
9-month
period) to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by October 12, 2021, and the Company has not entered into a definitive agreement for a Business Combination by such date, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 15 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case, or an aggregate of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline, for each three month extension.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Pu
b
lic Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At September 30, 2021, we have $248,460 in its operating bank accounts, $57,506,681 in securities held in the Trust Account, to be for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of $47,142.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating, and consummating the Business Combination.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. On October 28, 2021, the Company completed the Business Combination and received $50,000,000 in proceeds from the PIPE investors, $9,237,400 from the Trust Account after redemptions, and borrowed $10,000,000 under the secured term loan with Hercules Capital, Inc. We believe there is sufficient capital to continue as a going concern for one year from the date of these financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In connection with the preparation of the Company’s financial statements as of September 30, 2021, management determined it should restate its previously reported financial statements. The Company determined, at the closing of the Company’s Initial Public Offering it had improperly valued and classified its Common stock subject to possible redemption. The Company previously determined the Common stock subject to possible redemption to be equal to the redemption value, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the common stock issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Common stock subject to possible redemption, resulting in the Common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Common stock subject to possible redemption with the offset recorded to additional paid-in
capital (to the extent available), accumulated deficit and Common stock.
In connection with the change in presentation for the Common stock subject to redemption, the Company also restated its net income (loss) per common share calculation to allocate net income (loss) evenly all Common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, all common shares share pro rata in the income (loss) of the Company.
There has been no change in the Company’s total assets, liabilities or operating results.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

The impact of the restatement on the Company’s financial

statements is reflected in the following table.

Balance Sheet as of January 12, 2021 (audited)	As Previously Reported	Adjustment	As Restated
Common stock subject to possible redemption	$43,854,220	$6,145,780	$50,000,000
Common stock	$241	$(60)	$181
Additional paid-in capital	$5,001,446	$(5,001,446)	$—
Accumulated deficit	$—	$(1,144,273)	$(1,144,273)
Total Stockholders’ (Deficit) Equity	$5,001,687	$(6,145,779)	$(1,144,092)
Balance Sheet as of March 31, 2021 (Unaudited)
Common stock subject to possible redemption	$50,944,084	$6,555,916	$57,500,000
Common Stock	$246	$(65)	$181
Additional paid-in capital	$5,149,077	$(5,149,077)	$—
Accumulated deficit	$(149,321)	$(1,406,774)	$(1,556,095)
Total Stockholders’ (Deficit) Equity	$5,000,002	$(6,555,916)	$(1,555,914)
Balance Sheet as of June 30, 2021 (Unaudited)
Common stock subject to possible redemption	$50,780,263	$6,719,737	$57,500,000
Common Stock	$247	$(66)	$181
Additional paid-in capital	$5,312,897	$(5,312,897)	$—
Accumulated deficit	$(313,140)	$(1,406,774)	$(1,719,914)
Total Stockholders’ (Deficit) Equity	$5,000,004	$(6,719,737)	$(1,719,733)
Condensed Statement of Changes in Stockholders’ (Deficit) Equity for the Three Months Ended March 31, 2021 (Unaudited)
Sale of 5,750,000, net of underwriting discounts and offering expenses	$52,368,407	$(52,368,407)	$—
Change in value of common stock subject to redemption	$(50,944,084)	$50,944,084	$—
Accretion for common stock to redemption amount	$—	$(5,131,593)	$(5,131,593)
Condensed Statement of Changes in Stockholders’ (Deficit) Equity for the Three Months Ended June 30, 2021 (Unaudited)
Change in value of common stock subject to redemption	$163,821	$(163,821)	$—
Statement of Cash Flows for the Three Months Ended March 31, 2021 (Unaudited)
Initial classification of common stock subject to possible redemption	$51,091,720	$6,408,280	$57,500,000
Change in value of common stock subject to redemption	$(147,636)	$147,636	$—
Statement of Cash Flows for the Six Months Ended June 30, 2021 (Unaudited)
Initial classification of common stock subject to possible redemption	$51,091,720	$6,408,280	$57,500,000
Change in value of common stock subject to redemption	$(311,457)	$311,457	$—

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

In connection with the change in presentation for the common stock subject to redemption, the Company also restated its income (loss) per common share calculated to allocate net income (loss), with all allocated to common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company. There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss). The impact of this restatement on the Company’s financial statements is reflected in the following table:

Statement of Operations for the Three Months Ended March 31, 2021	As Previously Reported	Adjustment	As Restated
Weighted average shares outstanding common stock subject to redemption	5,090,614	(123,948)	4,966,667
Basic and diluted net income (loss) per common share, Basic – Redeemable	$—	$(0.02)	$(0.02)
Weighted average shares outstanding, non-redeemable common stock	2,310,301	(577,468)	1,732,833
Basic and diluted net income (loss) per common share, Basic – Non-Redeemable	$(0.06)	$0.04	$(0.02)
Statement of Operations for the Three Months Ended June 30, 2021
Weighted average shares outstanding common stock subject to redemption	5,094,072	655,928	5,750,000
Basic and diluted net income (loss) per common share, Basic – Redeemable	$—	$(0.02)	$(0.02)
Weighted average shares outstanding, non-redeemable common stock	2,463,428	(655,928)	1,807,500
Basic and diluted net income (loss) per common share, Basic – Non-Redeemable	$(0.07)	$0.05	$(0.02)
Statement of Operations for the Six Months Ended June 30, 2021
Weighted average shares outstanding common stock subject to redemption	5,092,476	268,021	5,360,497
Basic and diluted net income (loss) per common share, Basic – Redeemable	$—	$(0.04)	$(0.04)
Weighted average shares outstanding, non-redeemable common stock	2,387,287	(616,914)	1,770,373
Basic and diluted net income (loss) per common share, Basic – Non-Redeemable	$(0.13)	$0.09	$(0.04)
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on
Form 10-K
for the period ended December 31, 2020, as filed with the SEC on March 31, 2021. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the

Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Marketable Securities Held in Trust Account
At September 30, 2021 substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. At December 31, 2020 the Company had no assets held in the Trust Account.
Deferred Offering Costs
Deferred offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. Offering costs amounting to $5,131,593 were charged to stockholders’ equity upon the completion of the Initial Public Offering (see Note 1). As of September 30, 2021, and December 31, 2020, there were $0 and $61,894 of deferred offering costs recorded in the accompanying balance sheets.
Common Stock Subject to Possible Redemption
The Company accounts for its Common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
At September 30, 2021, the Common stock reflected in the condensed consolidated balance sheet are reconciled in the following table:

Gross proceeds	$57,500,000
Less:
Common stock issuance costs	(5,131,593)
Plus:
Accretion of carrying value to redemption value	5,131,593

Common stock subject to possible redemption	$57,500,000

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to start-up
costs not being currently deductible, the recording of full valuation allowances on deferred tax assets and permanent differences.
Net Income (Loss) Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. The Company applies the two-class method in calculating net income (loss) per share. Accretion associated with the redeemable shares of common stock is excluded from net income (loss) per share as the redemption value approximates fair value.
The Company has not considered the effect of the rights sold in the Initial Public Offering and the private placement that convert into 795,000 common stock in the calculation of diluted loss per share, since the conversion of the rights into common stock are contingent upon the occurrence of future events. The rights are exercisable to purchase 795,000 shares of common stock in the aggregate. As of September 30, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the net income (loss) of the Company. As a result, diluted net income (loss) per common stock is the same as basic net income (loss) per common stock for the periods presented.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021		For the Period from September 28, 2020 (Inception) Through September 30, 2020
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Basic and diluted net loss per common stock
Numerator:
Allocation of net loss, as adjusted	$(181,797)	$(57,417)	$(415,505)	$(134,893)	$—	$(1,000)
Denominator:
Basic and diluted weighted average shares outstanding	5,750,000	1,807,500	5,491,758	1,782,885	—	—

Basic and diluted net loss per common stock	$(0.03)	$(0.03)	$(0.08)	$(0.08)	$—	$—
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Recent Accounting Standards
In August 2020, the FASB issued ASU
No. 2020-06,
“Debt — Debt with Conversion and

Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU
2020-06
removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU
2020-06
is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU
2020-06
effective as of January 15, 2021. The adoption of ASU
2020-06
did not have an impact on the Company’s financial statements.
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4 — INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units, inclusive of 750,000 Units sold to the underwriters on January 14, 2021 upon the underwriters’ election to fully exercise their over-allotment option at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth
of one share of common stock at the closing of a Business Combination.
NOTE 5 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and Chardan (and/or their designees) purchased an aggregate of 185,000 Private Units, at a price of $10.00 per Private Unit, for an aggregate purchase price of $1,850,000, in a private placement. The Sponsor purchased 135,000 Private Units and Chardan purchased 50,000 Private Units. On January 14, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 15,000 Private Units to the Sponsor, at a price of $10.00 per Private Unit, generating additional gross proceeds of $150,000. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth
of one share of common stock at the closing of a Business Combination.
The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
NOTE 6 — RELATED PARTY TRANSACTIONS
Founder Shares
On October 16, 2020, the Company issued 1,437,500 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The 1,437,500 Founder Shares include an aggregate of up to

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

187,500 shares subject to forfeiture by the Sponsor. As a result of the underwriters’ election to fully exercise their over-allotment option on January 14, 2021, no Founder Shares are currently subject to forfeiture.
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of nine months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a
30-trading
day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, nine months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on January 12, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s Audit Committee that the Company lacks sufficient funds held outside the Trust Account to pay actual or anticipated expenses in connection with a Business Combination. For the three and nine months ended September 30, 2021, the Company incurred and paid $30,000 and $90,000, respectively, in fees for these services. For the period from July 31, 2020 (inception) through September 30, 2020, the Company did not incur any fees for these services.
Promissory Note — Related Party
On August 1, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $500,000 to cover expenses related to the Initial Public Offering. The Promissory Note is
non-interest
bearing and payable on the completion of the Initial Public Offering. As of September 30, 2021 and December 31, 2020, there was $0 and $61,894 in borrowings outstanding under the Promissory Note.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. For the period ended September 30, 2021, the company had no outstanding related party loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 15 months to complete a Business Combination).

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case, or an aggregate of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full)), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest
bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination. For the period ended September 30, 2021, the company had no outstanding related party loans.
NOTE 7 — COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on January 7, 2021, the holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) will be entitled to registration rights requiring the Company to register such securities for resale. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding the foregoing, Chardan may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years, respectively, after the effective date of the Initial Public Offering and may not exercise its demand rights on more than one occasion. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.30 per Unit, or $1,725,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
In addition, the Company has agreed to issue Chardan and/or its designees at the close of a Business Combination, a deferred discount equal to 0.5% of the amount sold in the Initial Public Offering in the form of the Company’s shares of common stock, at a price of $10.00 per share (28,750 shares). The Company recorded the value of the shares to be issued in the amount of $287,500 as an expense of the Initial Public Offering, resulting in a charge to stockholders’ equity, with a corresponding credit to deferred underwriting fee payable.
NOTE 8 — STOCKHOLDERS’ EQUITY AND COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION
Common Stock
— The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At September 30, 2021,

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

there were 7,557,500 shares of common stock issued and outstanding, including 5,750,000 shares of common stock subject to possible redemption which are presented as temporary equity and 1,807,500 in common stock presented as permanent equity. At December 31, 2020, there were 1,437,500 shares of common stock issued and outstanding, no shares subject to possible redemption or presented in temporary equity.
Rights
— Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth
(1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business
combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth
(1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted
into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 8 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Representative Shares
In January 2021, the Company intended to issue to Chardan and/or its designees 170,000 shares of common stock (the “Representative Shares”). The Company accounted for the Representative Shares as an expense of the Initial Public Offering, resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,700,000 based upon the offering price of the Units of $10.00 per Unit. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
The Representative Shares have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a lock-up
for a period of 180 days immediately following the effective

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering exce
p
t to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021, and December 31, 2020, indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$57,506,681	$—
NOTE 10 — BUSINESS COMBINATIONS
On April 6, 2021, the Company entered into an agreement and plan of merger (as it may be amended or restated from time to time the “Merger Agreement”), by and among Merger Sub and Better Therapeutics. Under the

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Merger Agreement, the Company has agreed to acquire all of the outstanding shares of Better Therapeutics’ common stock in exchange for 15,000,000 shares of the Company’s common stock, subject to adjustment.
The Merger Agreement has been amended as of August 30, 2021 and September 27, 2021. Upon closing of the transaction contemplated by the Merger Agreement, Merger Sub will merge with and into Better Therapeutics (the “Merger”) with Better Therapeutics surviving the Merger, renamed Better Therapeutics OpCo, Inc., as a wholly owned subsidiary of MCAD. In addition, in connection with the consummation of the Business Combination, MCAD will be renamed “Better Therapeutics, Inc.” The combined company after the Business Combination is referred to as the “Combined Company.”
The Merger Agreement contains customary representations, warranties, and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.
On the date the Transaction is effective (the “Effective Time”), among other items: each share of Better Therapeutics common stock (other than its restricted stock) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into such Better Therapeutics Shareholder’s right to receive, without interest, the number of shares of the Company’s common stock equal to the product of (i) the number of shares of Better Therapeutics common stock (other than Better Therapeutics restricted stock) held by such Better Therapeutics Shareholder and (ii) the “Exchange Ratio” determined by dividing (A) the Merger Consideration (as defined in the Merger Agreement) by (B) the issued and outstanding number of shares of Better Therapeutics common stock as of the closing.
In connection with the proposed Transaction, the Company has obtained commitments from interested accredited investors (each a “Subscriber”) to purchase shares of the Company’s common stock which will be issued in connection with the closing (the “PIPE Shares”), for an aggregate cash amount of $50,000,000 at a purchase price of $10.00 per share, in a private placement (the “PIPE”). Certain offering related expenses are payable by the Company, including customary fees payable to the placement agents. Such commitments are being made by way of the Subscription Agreements (the “PIPE Subscription Agreements”), by and among each Subscriber and the Company. The closing of the sale of PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Transaction. The PIPE Closing will occur on the date of, and immediately prior to, the consummation of the Transaction.
On August 18, 2021, Better Therapeutics entered into a $50.0 million secured term loan agreement with Hercules Capital, Inc. (“Hercules”). The term loan has a maturity date of August 1, 2025, which can be extended to February 1, 2026, and is secured by substantially all of Better Therapeutics’ assets. Payments due for the term loan are interest-only until March 1, 2023 (subject to extension to September 1, 2023 or September 1, 2024 upon the achievement of certain milestones), after which principal shall be repaid in equal monthly installments. Interest is payable monthly in arrears. The outstanding principal bears interest at the greater of (a) 8.95% or (b) 8.95% plus the prime rate minus 3.25%. Prepayment of the outstanding principal is permitted under the secured term loan agreement and subject to certain prepayment fees. In connection with the secured term loan agreement, Better Therapeutics paid an initial facility charge of $212,500. In addition, Better Therapeutics will be required to pay an end of term charge of the greater of (a) $892,500 and (b) 5.95% of the aggregate outstanding principal upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. Better Therapeutics is permitted to borrow the loans in four tranches based on the completion of certain milestones which include, as set forth more fully in the secured term loan agreement: (i) $15.0 million upon the closing of the Business Combination, (ii) $10.0 million when Better

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

Therapeutics achieves certain positive clinical trial results sufficient to submit a de-novo
classification request with respect to
BT-001,
(iii) $10.0 million when Better Therapeutics has received FDA approval for such marketing of
BT-001
for the improvement of glycemic control in people with type 2 diabetes and received, prior to March 15, 2023, net cash proceeds of at least $40.0 million dollars from equity financings, and (iv) $15.0 million on or before June 15, 2023, subject to Hercules’, approval.
Upon the closing of the Business Combination, the Company entered into a joinder agreement to the Hercules term loan and borrowed $10.0 million.
PIPE and Cowen Investments
Upon the closing of the Business Combination, Cowen and Company LLC (“Cowen”), placement agent f
o
r the PIPE Investment, also entered into a subscription agreement (the “Cowen Subscription Agreement” and together with the PIPE Subscription Agreements, the “Subscription Agreements”) for 70,000 shares of Common Stock at $10.00 per share for gross proceeds of $700,000 in lieu of such amount of its placement fee (the “Cowen Investment”). The Cowen Investment was also consummated concurrently with the Closing.
Chardan Equity Issuance
Upon the closing of the Business Combination, MCAD issued to Chardan Capital Markets, LLC, 28,750 shares of Common Stock, representing a deferred discount equal to 0.5% of the amount sold in MCAD’s initial public offering in the form of stock at a price of $10.00 per share (the “Chardan Issuance”).
MCAD Redemptions and Conversion of Rights
In connection with the MCAD stockholder vote on the Business Combination, MCAD stockholders redeemed an aggregate of 4,826,260 shares of Common Stock. At the Closing of the Business Combination, all outstanding rights automatically converted into one-tenth
(1/10) of a share of Common Stock. The separate trading of Units and Rights of MCAD was terminated upon the closing of the Business Combination.
Immediately after giving effect to the Business Combination, the PIPE Investment, the Cowen Investment, the Chardan Issuance and the conversion of rights, there were 23,599,718 shares of Common Stock outstanding, and 853,015 shares of Common Stock subject to outstanding stock options of BTX at a weighted average exercise price of $8.67 per share.
Amended and Restated Registration Rights Agreement
At the Closing, the Company entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing stockholders of MCAD with respect to the shares of Common Stock they own at the Closing, and the BTX stockholders of MCAD with respect to the Merger Consideration. The MCAD Amended and Restated Registration Rights Agreement will require the Company to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 30 days from the Closing. The MCAD Amended and Restated Registration Rights Agreement also provides certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company agrees to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

BETTER THERAPEUTICS, INC.
(f/k/a Mountain Crest Acquisition Corp. II)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)

NOTE 11 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.
On October 28, 2021, the Company consummated the previously announced merger pursuant to the Merger Agreement. (See Note 10)

BETTER THERAPEUTICS OPCO, INC.
(F/K/A BETTER THERAPEUTICS, INC.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders
and the Board of Directors of Better Therapeutics, Inc.
San Francisco, California
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Better Therapeutics, Inc. (the Company) as of December 31, 2020 and 2019, the related statements of operations and comprehensive loss, convertible preferred units/stock and members’/shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020 ended, in conformity with accounting principles generally accepted in the United States of America.
Going concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has as a substantial accumulated deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Elliott Davis, LLC
We have served as the Company’s auditor since 2021.
Greenville, South Carolina
March 19, 2021

BETTER THERAPEUTICS, INC.
BALANCE SHEETS
(in thousands, except unit/share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$123	$757
Prepaid expenses	124	230
Other current assets	216	—

Total current assets	463	987
Capitalized software development costs	5,555	3,267
Property and equipment, net	89	183
Other long-term assets	280	444

Total Assets	$6,387	$4,881

LIABILITIES, CONVERTIBLE PREFERRED UNITS/STOCK, AND MEMBERS’/STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$514	$335
Accrued payroll	39	124
Other accrued expenses	60	27

Total current liabilities	613	486
Long-term Debt	640	5,000
Deferred tax liability	152	—
Simple Agreements for Future Equity	11,740	—

Total liabilities	13,145	5,486
Commitments and contingencies (Note 14)
Convertible preferred units/stock:
Series Seed Convertible Preferred Units, 0 and 1,066,667 authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	—	2,000
Series A Convertible Preferred Units, 0 and 5,500,000 authorized, and 0 and 4,999,807 issued and outstanding as of December 31, 2020 and 2019, respectively	—	22,204
Series Seed Convertible Preferred Stock, $0.0001 par value per share, 1,066,667 and 0 authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	2,000	—
Series A Convertible Preferred stock, $0.0001 par value per share, 4,999,807 and 0 authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	22,204	—
Stockholders’/Members’ deficit:
Common Units, 0 and 6,250,000 authorized and 0 and 4,000,000 issued and outstanding as of December 31, 2020 and 2019, respectively	—	212
Common stock, $0.0001 par value per share, 14,000,000 and 0 shares authorized as of December 31, 2020 and 2019, respectively and 5,697,314 and 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	—
Additional paid-in capital	445	—
Accumulated deficit	(31,408)	(25,021)

Total Stockholders’/Members’ Deficit	(30,962)	(24,809)

Total Liabilities, Convertible Preferred Units/Stock, and Members’/Stockholders’ Deficit	$6,387	$4,881

The accompanying notes are an integral part of these financial statements.

BETTER THERAPEUTICS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except unit/share and per unit/share data)

	Years Ended December 31,
	2020	2019
Revenue	$8	$18
Cost of revenue	682	898

Gross loss	(674)	(880)
Operating expenses:
Research and development	2,978	2,290
Sales and marketing	216	406
General and administrative	2,455	2,197

Total operating expenses	5,649	4,893

Loss from operations	(6,323)	(5,773)
Interest expense, net	(100)	(11)
Change in fair value of SAFEs	189	—

Loss before provision for income taxes	(6,234)	(5,784)
Provision for income taxes	153	—

Net loss	$(6,387)	$(5,784)
Cumulative preferred dividends allocated to Series A Preferred Unit/ Shareholders	(1,507)	(1,379)

Net loss attributable to common unit/shareholders, basic and diluted	$(7,894)	$(7,163)

Loss per share attributable to common unit/shareholders, basic and diluted	$(1.57)	$(1.51)

Weighted-average shares used in computing net loss per unit/share	5,022,339	4,743,755

The accompanying notes are an integral part of these financial statements.

BETTER THERAPEUTICS, INC.
STATEMENTS OF CONVERTIBLE PREFERRED UNITS/STOCK AND MEMBERS’/SHAREHOLDERS’ DEFICIT
(in thousands, except unit/share data)

	Series Seed Convertible Preferred Units		Series A Convertible Preferred Units		Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Common Units		Common Stock		Additional Paid-in Capital	Total Accumulated Stockholders’ Deficit	Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2018	1,066,667	$2,000	1,480,527	$6,575	—	$—	—	$—	4,000,000	$83	—	$—	$—	$(12,743)	$(12,660)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,494)	(6,494)
Issuance of Series A Preferred Units	—	—	720,559	3,200	—	—	—	—	—	—	—	—	—	—	—
Share based compensation	—	—	—	—	—	—	—	—	—	45	—	—	—	—	45
Conversion of Convertible Note	—	—	1,965,574	8,729	—	—	—	—	—	—	—	—	—	—	—

Balance as of December 31, 2018	1,066,667	$2,000	4,166,660	$18,504	—	$—	—	$—	4,000,000	$128	—	$—	$—	$(19,237)	$(19,109)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,784)	(5,784)
Issuance of Series A Preferred Units	—	—	833,147	3,700	—	—	—	—	—	—	—	—	—	—	—
Share based compensation	—	—	—	—	—	—	—	—	—	84	—	—	—	—	84

Balance as of December 31, 2019	1,066,667	$2,000	4,999,807	$22,204	—	$—	—	$—	4,000,000	$212	—	$—	$—	$(25,021)	$(24,809)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,387)	(6,387)
Share-based compensation prior to conversion from an LLC to a corporation	—	—	—	—	—	—	—	—	—	37	—	—	—	—	37
Conversion of Common Units to Common Stock	—	—	—	—	—	—	—	—	(4,000,000)	(249)	4,000,000	1	249	—	1
Conversion of Preferred Units to Preferred Stock	(1,066,667)	(2,000)	(4,999,807)	(22,204)	1,066,667	2,000	4,999,807	22,204	—	—	—	—	—	—	—
Conversion of Profits Interest Units to Common Stock	—	—	—	—	—	—	—	—	—	—	1,697,314	—	—	—	—
Share based compensation after conversion from an LLC to a corporation	—	—	—	—	—	—	—	—	—	—	—	—	196	—	196

Balance as of December 31, 2020	—	$—	—	$—	1,066,667	$2,000	4,999,807	$22,204	—	$—	5,697,314	$1	$445	$(31,408)	$(30,962)

The accompanying notes are an integral part of these financial statements.

BETTER THERAPEUTICS, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,387)	$(5,784)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	75	72
Change in fair value of SAFEs	(189)	—
Loss of write-off of property and equipment	36	—
Share-based compensation expense	233	84
Deferred income taxes	152	—
Changes in operating assets and liabilities
Prepaid expenses and other assets	54	(532)
Accounts payable	181	(68)
Accrued expenses and other liabilities	71	11

Net cash used in operating activities	(5,774)	(6,217)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(17)	(50)
Capitalized internal-use software costs	(2,288)	(2,686)

Net cash used in investing activities	(2,305)	(2,736)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from payroll protection program note	640	—
Proceeds from issuance of convertible notes	3,650	5,000
Proceeds from issuance of SAFE notes	3,155	—
Proceeds from issuance of Series A Preferred Units	—	3,700

Net cash provided by financing activities	7,445	8,700

Net change in cash and cash equivalents	(634)	(253)
Cash and cash equivalents, beginning of period	757	1,010

Cash and cash equivalents, end of period	$123	$757

Supplemental disclosures of noncash investing and financing activities
Conversion of convertible notes to Series A Preferred Units	$—	$—

Conversion of convertible notes to SAFE notes	$8,774	$—

Conversion of Series Seed Preferred Units to Series Seed Preferred Stock	$2,000	$—

Conversion of Series A Preferred Units to Series A Preferred Stock	$22,204	$—

Conversion of common units to common stock (1)	$—	$—

Conversion of profits interest units to restricted stock (1)	$—	$—

(1)	Amounts in 2020 round to zero.
The accompanying notes are an integral part of these financial statements.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Description of Business
Better Therapeutics, Inc. (“we”, “us”, “the Company”, or “Better”), a Delaware corporation, was founded in April 2015 as Nutrition Development Group, LLC. In August 2016, we changed our name to Farewell LLC and in January 2018 we changed our name to Better Therapeutics LLC. On August 14, 2020, we converted to a Delaware corporation. As a result of the conversion to a Delaware corporation, as discussed below, all common units, Series Seed Preferred Units and Series A Preferred Units converted to an equivalent number of common stock, Series Seed Preferred Stock and Series A Preferred Stock. In addition, all outstanding profits interest units were converted to common stock, and all outstanding convertible promissory notes were converted to simple agreements for future equity (“SAFEs”).
Better Therapeutics has developed a platform of
FDA-regulated,
software-based, Prescription Digital Therapeutics (PDTs) for treating diabetes, heart disease, and other cardiometabolic conditions. Our PDTs deliver a novel form of cognitive behavioral therapy that enables changes in neural pathways of the brain so that lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health and lower healthcare costs. Our current clinical development candidates
a
re intended to treat cardiometabolic diseases, including type 2 diabetes, hypertension, hyperlipidemia, non-alcoholic
fatty liver disease (NAFLD),
non-alcoholic
steatohepatitis (NASH) and chronic kidney disease (CKD). Our headquarters are in San Francisco, California.
The Company is in the development stage and our activities have consisted principally of raising capital and preforming research and development. Since inception we have incurred significant losses from operations. As of December 31, 2020, we had cash of $123 an accumulated deficit of $31,408. We incurred a net loss of $6,387 and used $5,774 of cash in operating activities during the year ended December 31, 2020. We incurred a net loss of $5,784 and used $6,217 in operating activities during the year ended December 31, 2019. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.
We have primarily funded our operations through the sale of preferred stock, convertible notes and SAFEs. The continued execution of our long-term business plan will require us to explore financing options such as issuance of equity or debt instruments. While we have historically been successful in obtaining equity financing, there can be no assurance that such additional financing, if necessary, will be available or, if available, that such financings can be obtained on satisfactory terms.
At this time, there is significant uncertainty relating to the
COVID-19
pandemic and the impact of related responses. Any impact of
COVID-19
on our business, results of operations and financial condition will largely depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, the ultimate impact on financial markets and the global economy, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.
Subsequent to the issuance of the Company’s financial statements for the years ended December 31, 2020 and 2019, it was identified that the Company’s loss per share attributable to common unit / shareholders, basic and diluted, reflected on the statements of operations and comprehensive loss was calculated incorrectly by including cumulative preferred dividends allocated to Series A Preferred Unit/Shareholders rather than including dividends declared in the current period.
On the statements of operations and comprehensive loss, loss per share attributable to common unit / shareholders, basic and diluted, has been adjusted from $2.05 to $1.57 for the year ended December 31, 2020,

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	Organization and Description of Business (continued)

and from $1.73 to $1.51 for the year ended December 31, 2019. The impact of the changes in the calculation of loss per share attributable to common unit / shareholders, basic and diluted, were not considered material to the financial statements. These changes to loss per share attributable to common unit / shareholders, basic and diluted, are also reflected within Note 11 to the f
i
nancial statements.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Amounts are presented in thousands except share and per share information.
Comprehensive Loss
For the years ended December 31, 2020 and 2019, there was no difference between comprehensive loss and net loss.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances. Such estimates, judgments, and assumptions include estimated costs for capitalized internal-use
software, fair values of stock-based awards, valuation allowance for deferred tax assets, fair value of SAFEs and useful lives for property and equipment. Actual results could be different from these estimates. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, our financial statements will be affected.
Emerging Growth Company Status
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until such time as those standards apply to private companies. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we do not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies until required by private company accounting standards.
Concentration of Risk
Financial instruments that potentially subject us to credit risk consist principally of cash and cash equivalents. We maintain our cash primarily with domestic financial institutions of high credit quality, which may exceed federal deposit insurance corporation limits. We invest our cash equivalents in highly rated money market funds. We have not experienced any losses in such accounts. We believe we are not exposed to any significant credit risk on cash and cash equivalents and perform periodic evaluations of the credit standing of such institutions.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (continued)

Fair Value Measurements
The carrying value of our financial instruments, including cash equivalents, accounts payable, accrued liabilities and notes payable approximates fair value due to their short-term nature. The Company’s investment portfolio consists of money market funds, which are carried at fair value. The company has determined the carrying value to be equal to the fair value and has classified these investments as Level 1 financial instruments.
We measure financial assets and liabilities at fair value at each reporting period using a fair value hierarchy that requires the use of observable inputs and minimizes the use of unobservable inputs. We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Certain SAFEs are classified as Level 3 financial instruments. The balance of the SAFEs are $11,740 as of December 31, 2020, and are presented as long-term liabilities in the accompanying balance sheets.
Property and Equipment, Net
Property and equipment, net, are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Expenditures for repairs and maintenance are expensed in the period incurred.
Useful lives for property and equipment are as follows:

Property and Equipment	Estimated Useful Life
Computer, equipment and software	3 years
Furniture and fixtures	5 years
Capitalized
Internal-Use
Software Costs
Costs incurred to develop software and our platform for internal use consist primarily of direct employee-related and third-party contractor costs and are accounted for pursuant to ASC
350-40,
Internal Use Software
. Costs incurred during the preliminary planning and evaluation stage of the project are expensed as incurred. Costs incurred during the application development stage of the project are capitalized. We capitalized $2,288 and $2,686 for software developed to meet our internal requirements during the years ended December 31, 2020 and 2019, respectively. We have not completed the application development stage and, accordingly, have not recorded amortization expense related to the capitalized internal-use
software in any of the years presented.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets
We review long-lived assets for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the sum of the future undiscounted cash flows the assets are expected to generate over the remaining useful lives of the assets. If a long-lived asset fails a recoverability test, we measure the amount by which the carrying value of the asset exceeds its fair value. There were no events or changes in business circumstances during the years ended December 31, 2020 and 2019 that indicated the carrying amounts of any long-lived assets w
e
re not fully recoverable.
Advertising Expense
We recognize advertising expenses as they are incurred, and such costs are included in sales and marketing expense in the statements of operations. During the years ended December 31, 2020 and 2019, advertising expense totaled $14 and $122, respectively.
Equity-Based Compensation
We account for equity-based compensation arrangements granted to employees in accordance with ASC 718, “
Compensation: Stock Compensation
”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved.
We account for equity-based compensation arrangements issued to non-employees
using the fair value approach prescribed by ASU
2018-07,
“
Compensation-Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting
”. The value of
non-employee
equity-based compensation is measured at the grant date using a fair value-based measure.
We estimate the fair value of each equity-based award on the date of grant using the Black-Scholes option-pricing
model. The determination of the fair value of each stock award using this option-pricing model is affected by our assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the fair value of the common unit or common stock at the date of grant, the expected term of the awards, the expected stock price volatility over the term of the awards, risk-free interest rate, and dividend yield as follows:
Fair Value of Common Units or Common Stock —
Given the absence of a public trading market, our board of directors considered numerous objective and subjective factors to determine the fair value of our common stock at each grant date. These factors included, but were not limited to (i) contemporaneous third-party valuations of common stock; (ii) the prices for our redeemable convertible preferred stock sold to outside investors; (iii) the rights and preferences of redeemable convertible preferred stock relative to common stock; (iv) the lack of marketability of our common stock; (v) developments in the business; and (vi) the likelihood of achieving a liquidity event given prevailing market conditions.
Expected Term —
The expected term represents the period that the equity-based awards are expected to be outstanding. We determine the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting
and the contractual life of the options. For stock options granted to non-employees,
the expected term equals the remaining contractual term of the option from the vesting date.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (continued)

Expected Volatility —
As we had no trading history for our common stock when we granted our option awards prior to our IPO, the expected volatility was estimated by taking the average historic price volatility for industry peers, consisting of several public companies in our industry that are either similar in size, stage, or financial leverage, over a period equivalent to the expected term of the awards.
Risk-Free Interest Rate —
The risk-free interest rate is calculated using the average of the published interest rates of U.S. Treasury zero-coupon
issues with maturities that are commensurate with the expected term.
Dividend Yield —
The dividend yield assumption is zero, as we have no history of, or plans to make, dividend payments.
We account for forfeitures when they occur. For awards forfeited before completion of the requisite service period, previously recognized compensation cost is reversed in the period the award is forfeited.
Income Taxes
Prior to August 14, 2020, the Company was a limited liability company taxed as a partnership. The income and losses of the Company flowed directly through to the members of the partnership. Accordingly, no provision for U.S. federal and state income taxes was reflected in the financial statements.
We account for income taxes using the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities with consideration given to net operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates that are expected to be in effect when the differences are expected to reverse.
We assess the likelihood that deferred tax assets will be recovered from future taxable income and a valuation allowance is established when necessary to reduce deferred tax assets to the amounts more likely than not expected to be realized. We adopted Accounting Standards Update (“ASU”)
No. 2015-17,
Income Taxes — Balance Sheet Classification of Deferred Taxes
, and classified our deferred income taxes as noncurrent in the balance sheets.
We recognize and measure uncertain tax positions using a
two-step
approach. The first step is to evaluate the tax position taken or expected to be taken by determining if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained in an audit, after resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. Significant judgment is required to evaluate uncertain tax positions. We evaluate our uncertain tax positions on a regular basis. Our evaluations are based on a number of factors, including changes in facts and circumstances, changes in tax law, correspondence with tax authorities during the course of the audit, and effective settlement of audit issues.
Net Loss Per Share Attributable to Common Stockholders
Basic and diluted net loss per share attributable to common unit/stockholders is presented in conformity with the two-class
method required for participating securities. Under the
two-class
method, the net loss attributable to common unit/stockholders is not allocated to the preferred units/stock as the holders of our convertible preferred units/stock did not have a contractual obligation to share in our losses. Under the two-class
method, net loss is attributed to common unit/stockholders and participating securities based on their participation rights.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (continued)

Basic net loss per share attributable to common unit/stockholders is computed by dividing the net loss attributable to common unit/stockholders by the weighted-average number of shares of common units/stock outstanding during the period. Cumulative dividends attributable to participating securities are subtracted from net loss in determining net loss attributable to common unit/stockholders. As we have reported net losses for all periods presented, all potentially dilutive securities are antidilutive and, accordingly, basic net loss per share equals diluted net loss per share.
Revenue Recognition
On January 1, 2020, we adopted the requirements of Accounting St
a
ndards Update (“ASU”) No.
2014-09,
Revenue from Contracts with Customers
(Topic 606) (“ASC 606”) as discussed further in “Recent Accounting Pronouncements Adopted” below. ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The adoption of ASC 606 also requires the adoption of ASC Subtopic
340-40,
Other Assets and Deferred Costs-Contracts with Customers
, which provides for the deferral of certain incremental costs of obtaining a contract with a customer. Collectively, references to ASC 606 used herein refer to both ASC 606 and Subtopic
340-40.
The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services. This principle is achieved through applying the following five-step approach:

•	Identification of the contract, or contracts, with a client.

•	Identification of the performance obligations in the contract.

•	Determination of the transaction price.

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, we satisfy a performance obligation.
Our historical revenue is derived from pilot agreements with customers to provide a digital therapeutic program that includes mobile apps and health coaching services. Clients are private health insurance providers that have contracted with us to offer our solution as a free benefit offering to their covered population.
The monthly fees are recognized as earned based on the end user’s health outcomes and app usage. These pilot agreements ended during 2020.
Cost of Revenue
Cost of revenue consists of expenses that are closely correlated or directly related to delivery of our solutions, including salaries and benefits, equity-based compensation, consultant costs and allocated overhead costs.
Segment Reporting
We operate as one operating segment as we only report financial information on an aggregate basis to the Chief Executive Officer, our chief operating decision maker, who regularly reviews financial operating results for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results, and plans for components or types of products or services below the unit level. As of December 31, 2020, all long-lived assets were in the United States.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements
In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842)
, which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU
No. 2018-10,
Codification Improvements to Topic 842, Leases
, and ASU
No. 2018-11,
Leases (Topic 842), Targeted Improvements
, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU
No. 2018-20,
Narrow-Scope Improvements for Lessor, Leases (Topic 842)
, which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU
No. 2019-01,
Codification Improvements to Topic 842, Leases
, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. Under the JOBS Act, we have elected to avail ourselves of the extended transition period and, as a result, we will adopt this standard on January 1, 2022.
In June 2018, the FASB issued ASU
No. 2018-07,
Improvements to Nonemployee Share-Based Payment Accounting
. The standard simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to the nonemployees with the requirements for share-based payments granted to employees. We adopted this standard on January 1, 2020 and the adoption of this standard did not have a material impact on our financial statements.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement
, which eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of the FASB’s disclosure framework project. The new standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted, including interim reporting periods within those fiscal years. Our adoption of this new standard on January 1, 2020 did not have a material impact on our financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
Simplifying the Accounting for Income Taxes (Topic 740).
This ASU simplifies the accounting for income taxes by, among other things, eliminating certain existing exceptions related to the general approach in ASC 740 relating to franchise taxes, reducing complexity in the interim-period accounting for year-to-date
loss limitations and changes in tax laws, and clarifying the accounting for transactions outside of business combination that result in a step-up
in the tax basis of goodwill. The transition requirements are primarily prospective, and the effective date is January 1, 2021, with early adoption permitted. We are currently evaluating the impact of this ASU on our financial statements.
In August 2020, the FASB issued ASU
2020-06,
Debt — Debt with Conversion and Other Options (ASC
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (ASC
815-40)
. ASU
2020-06
simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU
2020-06
is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in GAAP. This ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU
2020-06
will have on its financial statements.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

3.	Property and Equipment, net
Property and equipment consisted of the follow:

	December 31,
	2020	2019
Computer, equipment and software	$100	$83
Furniture and fixtures	155	155
Leasehold improvements	—	109

Property and equipment	255	347
Less: accumulated depreciation	(166)	(164)

Property and equipment, net	$89	$183

Depreciation expense for the years ended December 31, 2020 and 2019 w
a
s $75 and $72, respectively. All of the company’s long-lived assets are located in the United States.

4.	Research and Development Payroll Tax Credits
As of December 31, 2020 and 2019, the Company had research and development payroll tax credit receivables of $496 and $250, respectively. The current portion as of December 31, 2020 of $216 was reflected in other current assets and the long-term portion of $280 was reflected in other long-term assets. As of December 31, 2019, the entire balance was reflected in other long-term assets.

5.	Debt
In 2019, the company issued $5,000 in convertible promissory notes. In 2020, the company issued $3,650 additional convertible promissory notes. These notes bore interest at 2.13% per annum and were due upon written demand of the purchaser at any time after July 19, 2020 or upon a change in control. The notes were convertible into series B preferred units upon the occurrence of a series B financing at a price equal to the convertible note principle plus accrued interest divided by the price per series B preferred unit sold to the investors in the series B financing. As of December 31, 2019, accrued interest of $27 was recorded in other accrued liabilities. On August 14, 2020, upon the conversion of the company to a Delaware corporation, the convertible promissory notes and accrued interest were exchanged for an equivalent amount of SAFE agreements as described in Note 6.
On May 9, 2020 (the “Origination Date”), the Company received $640 in aggregate loan proceeds (the “PPP Loan”) from Celtic Bank Corporation (the “Lender”) pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. Payments of principal and interest were deferred for the first ten months following the Origination Date, and the PPP Loan was maturing in two years after the Origination Date. Following the deferral period, the Company will be required to make payments of principal and interest accrued under the PPP Loan in monthly installments of $36 and taking into consideration any portion of the PPP Loan that may be forgiven prior to that time. The PPP Loan bore interest at 1%. On December 30, 2020, the Company applied for loan forgiveness under the CARES Act and the monthly installment payments have been further deferred until notification of any loan forgiveness. The Company believes it meets the eligibility and requirements for debt forgiveness; however, it cannot be certain of any such forgiveness until all steps of the application have been completed and approved. Therefore, the PPP Loan’s outstanding debt and accrued interest balance is reported as long-term debt on the balance sheet as of December 31, 2020.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

6.	SAFE Agreements
On August 14, 2020, upon the conversion of the company to a Delaware corporation, $8,774 in convertible promissory notes and related accrued interest were exchanged for an equivalent number of SAFE agreements. In addition, during 2020, the Company issued an additional $3,155 in SAFEs. These SAFEs allow the investors to participate in future equity financings through a share-settled redemption of the amount invested. Alternatively, upon the occurrence of a change of control or an initial public offering, the investors shall have the option to receive either (i) a cash payment equal to the invested amount under such SAFE, or (ii) the amount payable on the number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE. If there is a dissolution of the company, the investor will be entitled to receive the cash payment equal to the invested amount under such SAFE.
The SAFEs include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. Therefore, the SAFEs are classified as marked-to-market
liabilities pursuant to ASC 480 in other long-term liabilities.
The SAFEs were marked to fair value as of December 31, 2020, resulting in a change in fair value reported as a gain of $189 for the year ended December 31, 2020.

7.	Preferred Units

	As of December 31, 2019
	Units Authorized	Units Issuance and Outstanding	Aggregate liquidation Preference
Series Seed Preferred Units	1,066,667	1,066,667	$2,000
Series A Preferred Units	5,500,000	4,999,807	24,646

Total Preferred Units	6,566,667	6,066,474	$26,646

Series Seed
On May 4, 2015, the company entered into a Series Seed Preferred Unit Purchase Agreement to issue Series Seed Preferred Units to an investor for cash. The Company issued 1,066,667 units of Series Seed Preferred Units at an issue price of $1.875 per share, or $2,000.
Series A
On December 2, 2015, the company entered into a Series A Preferred Unit Purchase Agreement to issue Series A Preferred Units to investors for cash. The Company issued 1,480,527 Series A Preferred Units at an issue price of $4.441 per share, or $6,575.
Dividends
Holders of the Series A Preferred Units are entitled to an annual return equal to six percent compounding annually of the holders’ unreturned capital contribution balance, if and when declared by the Company’s board of directors. The Series A Preferred Unit holders receive dividends prior to and in preference to any distributions to Common Unit holders. No dividends have been declared or paid.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

7.	Preferred Units (continued)

Liquidation
Holders of both Series Seed and Series A Preferred Units are entitled to receive a liquidation preference prior to any distribution to holders of common units. The liquidation preference is in the following order of priority: first, to the holders of Series A Preferred Units pro rata based on their respective unreturned capital contribution balance, $22,204 as of December 31, 2019; second, to the holders of the Series A Preferred Units pro rata based on their unpaid cumulative dividends, $2,442 as of December 31, 2019; third, to the holders of Series Seed Preferred Units pro rata based on their respective unreturned capital contribution balance, $2,000 as of December 31, 2019; and thereafter, all unit holders (preferred and common) pro rata in accordance with their respective percentage of ownership of units.
Conversion
The holders of Series Seed and Series A Preferred Units had a right to convert into common units at any time. The conversion ratio is determined by dividing the original issue price by the applicable conversion price. The Series Seed Preferred Unit conversion price shall initially be $1.875 and the Series A Preferred Unit conversion price shall initially be equal to $4.441. The Conversion Price is subject to customary anti- dilution provisions, including adjustments for stock splits and stock dividends.
The convertible preferred stock is classified in the balance sheet as temporary equity as a result of a redemption feature that is not solely in the control of the Company.

8.	Preferred Stock
On August 14, 2020, the Company changed the corporate structure to a Delaware corporation. Upon the change in the corporate structure, each of the Series Seed Preferred Units and Series A Preferred Units were canceled and converted into a corresponding number of shares of Series Seed Preferred Stock and Series A Preferred Stock, $0.0001 par value, at an original issue price of $1.875 and $4.441, respectively.
The total number of shares of preferred stock authorized and issued as of December 31, 2020 is 6,066,474.
Dividends
Holders of the Series A Preferred Stock are entitled to six percent dividends of the holders’ of the original issue price, whether or not declared by the Company’s board of directors. The dividends are cumulative, compound annually and are payable when and if declared by the Company’s board of directors. The Series A Preferred Stockholders receive dividends prior to and in preference to any distributions to Common Stockholders. No dividends have been declared or paid as of December 31, 2020.
Liquidation
Holders of both Series Seed and Series A Preferred Stock are entitled to receive a liquidation preference prior to any distribution to holders of common stock. The liquidation preference is in the following order of priority: first, to the holders of Series A Preferred Stock pro rata based on their respective original issue price; second, to the holders of the Series A Preferred Stock pro rata based on their unpaid cumulative dividends; third, to the holders of Series Seed Preferred Stock pro rata based on their respective original issue price; and thereafter, all stockholders (preferred and common) pro rata in accordance with their respective percentage of ownership of units.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

8.	Preferred Stock (continued)

Conversion
The holders of Series Seed and Series A Preferred Stock have a right to convert into common stock at any time. The conversion ratio is determined by dividing the original issue price by the applicable conversion price. The Series Seed Preferred Stock conversion price shall initially be $1.875 and the Series A Preferred Stock conversion price shall initially be equal to $4.441. The Conversion Price is subject to customary anti- dilution provisions, including adjustments for stock splits and stock dividends. Additionally, all outstanding shares of the preferred stock shall automatically be converted into shares of underlying common stock upon the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, the public offering price of which is not less than $13.323 per share.
Voting Rights
Holders of preferred stock are entitled to the same voting rights as the common stockholders. The holders of common stock and preferred stock shall vote together as a single class (on an as-converted
basis) on all matters. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.
The convertible preferred stock is classified in the balance sheet as temporary equity as a result of a redemption feature that is not solely in the control of the Company.

9.	Shareholders’ Deficit
Common Units
In 2015, we issued 4,000,000 common units of Better Therapeutics LLC for a purchase price of $10.
Common Stock
On August 14, 2020, the Company changed the corporate structure to a Delaware corporation. Upon the change in the corporate structure, each of the Common Units were canceled and converted into a corresponding number of shares of Common Stock with a par value of $0.0001 per share. In addition, each of the outstanding profits interest units were canceled and converted into 1,697,314 shares of Common stock. The total number of shares of common stock authorized and issued as of December 31, 2020 is 14,000,000 and 5,697,314, respectively.

10.	Fair Value Measurements
The Company measures and reports certain financial instruments as assets and liabilities at fair value on a recurring basis. The following tables sets forth the fair value of the Company’s financial assets and liabilities at fair value on a recurring basis based on the three-tier fair value hierarchy (in thousands):

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE Agreements	$—	$—	$11,740	$11,740

The Company’s SAFE agreements issued in 2020 are recorded at fair value in our balance sheet. The fair value of the Company’s SAFE agreements is based on significant inputs not observable in the market which cause the

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

10.	Fair Value Measurements (continued)

instrument to be cl
a
ssified as a Level 3 measurements with the fair value hierarchy. The valuation uses assumptions and estimates in a discounted cash flow model, under a future as-if
converted value in a qualified round of financing and if paid out in a change in control, with payouts discounted to their present value using a discount rate that reflected the risk of the payoff to the holder. The future as-if
converted values were estimated based on the fixed discount to the next round based on Management’s estimate of the next round timing, and the Monte Carlo method which was used to estimate the future enterprise value of the Company at a change in control event and the expected payment to the SAFE holders at each simulated enterprise value. The rate of return for the next financing event and liquidation event scenarios was 0.08% and 40%, respectively. The Company believes these assumptions would be made by a market participant in estimating the valuation of the SAFE. The Company assesses these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained.
Changes in the fair value of the SAFE agreements are recognized with the statement of operations. The fair value of the Company’s SAFE agreements was $11,740 as of December 31, 2020. As of December 31, 2020 and 2019, the Company did not have any other financial assets or liabilities measured at fair value.

11.	Net Loss Per Share Attributable to Common Unit/Stockholders
Series Seed Preferred Stock, Series A Preferred Stock, and common stock are participating securities in the calculation of loss per share as they participate in undistributed earnings on an as-if-converted
basis. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential common stock outstanding would have been anti-dilutive.
The following table sets forth the computation of basic and diluted loss (in thousands, except for share and per share amounts):

	Year Ended December 31,
	2020	2019
Net Loss	$(6,387)	$(5,784)
Less: Cumulative preferred dividends allocated to Series A preferred stockholders	(1,507)	(1,379)

Net loss attributable to common stockholders, basic and diluted	(7,894)	(7,163)
Weighted average common stock outstanding	5,022,339	4,743,755

Loss per share attributable to common unit/shareholders, basic and diluted	$(1.57)	$(1.51)

The following potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding, as they would be antidilutive:

	For the Year Ended
	2020	2019
Convertible Series Seed Preferred Units/Stock	1,066,667	1,066,667
Convertible Series A Preferred Units/Stock	4,999,807	4,999,807
Profits Interest Units	—	349,493
SAFE agreements	2,719,827	—
Restricted stock	517,528	—
Stock Options	215,625	—

	9,519,454	6,415,967

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

12.	Share-Based Compensation
In August 2020, we adopted the Better Therapeutics, Inc. 2020 Stock Option and Grant Plan (the “2020 Plan”) to grant equity-based incentives to officers, directors, consultants and employees. The equity-based incentives include Incentive Stock Options,
Non-Qualified
Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, and Restricted Stock Units. A total of 807,326 shares of our common stock have been reserved for issuance pursuant to the plan.
Stock Options
Stock options granted vest over four years with 25% of the option shares vesting one year from the vesting commencement date and then ratably on a monthly basis over the following 36 months. Options generally expire 10 years from the date of grant. Stock option activity under the Plans for the periods presented is as follows:

Options Outstanding
	Shares Subject to Options Outstanding	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of August 14, 2020	—	$—
Authorized	—	—
Granted	215,625	0.47
Exercised	—	—
Forfeited	—	—

Balance as of December 31, 2020	215,625	$0.47	9.6	—

Aggregate intrinsic value represents the difference between the exercise price and the fair value of the shares underlying common stock.
The weighted-average grant date fair value of stock options granted to employees during the years ended December 31, 2020 was $0.18 per share. As of December 31, 2020, total unrecognized compensation expense related to unvested stock options was $29, which is expected to be recognized over a weighted-average period of 3.1 years.
The fair value of each option award granted to employees is estimated on the grant date using the Black- Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates, and the dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent our best estimates. These estimates involve inherent uncertainties and the application of our judgment. The related stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, which is generally four years.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

12.	Share-Based Compensation (continued)

The Black-Scholes option pricing model assumptions used in evaluating our awards to employees are as follows:

Year Ended December 31, 2020
Expected Term (Years)	6.08
Expected Volatility	45%
Risk-free interest rate	0.41%
Dividend Yield	—
Restricted Stock
The Company issued 622,126 shares of restricted stock under the 2020 Plan during the year ended December 31, 2020 in connection with the conversion of the profits interest units. During 2020, 104,598 were vested and converted into unrestricted common stock. As of December 31, 2020 there were 517,528 shares of restricted stock.
Total stock-based compensation expense for time-based stock options of $119 is expected to be recognized on a straight-line basis over approximately the next 2.1 years for the unvested restricted stock outstanding as of December 31, 2020. Total stock-based compensation expense for performance-based stock options of $40 is expected to be recognized on a straight-line basis over approximately the next 1.25 years for the unvested restricted stock outstanding as of December 31, 2020. For the year ended December 31, 2020, the Company recorded compensation expense of $127 related to the modification of terms of the profits interest units upon conversion to restricted shares.
Profits Interest Unit Awards
In 2015, the Company adopted the 2015 Equity Incentive Plan for the issuance of profits interest unit awards to employees, directors, members and consultants. Since the profits interest units are not redeemable for cash, the Company has classified these awards as equity. The profits interest units are common units with a profits interest distribution threshold and give the holder a right to share in the appreciation in the value of the Company and share in any distributions of profits. The profits interest units are not transferrable and do not require an initial investment. The profit interest unit awards generally vest over four years and automatically in full upon a sale of the business. In August 2020, in conjunction with the conversion of the company to a Delaware corporation, the profits interest units were converted to common stock of the Company. Prior to the conversion, no distributions were made to the holders of the profits interest units.

	Profits Interest Units Outstanding Units
	Profits Interest Units Available for Grant	Subject to Profits Interest Units Outstanding	Weighted- Average Grant Date Fair Value
Balance as of December 31, 2018	679,000	780,710	0.25
Granted	(373,961)	373,961	0.32
Exercised	—	(271,229)	0.25
Forfeited	44,454	(44,454)	0.24

Balance as of December 31, 2019	349,493	838,988	$0.30

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

12.	Share-Based Compensation (continued)

The Black-Scholes option pricing model assumptions used in evaluating our awards to employees are as follows:

Year Ended December 31, 2019
Expected Term (Years)	3.50
Expected Volatility	50%
Risk-free interest rate	2.45%
Dividend Yield	—
Equity-Based Compensation Expense
Equity-based compensation expense in the statement of operations is summarized as follows:

	Year Ended December 31,
	2020	2019
Cost of Revenue	$3	$1
Research and development	102	43
General and administrative	128	40

Total equity-based compensation expense	$233	$84

13.	Income Taxes
We recorded an income tax provision of $
153
for period from August 14, 2020 to December 31, 2020. Prior to August 14, 2020 Better was a limited liability company and had no income tax liability. Our provision for income taxes consisted of the following:

December 31, 2020
Current:
Federal	$—
State	1

Total current	1

Deferred:
Federal	152
State	—

Total deferred	152

Total provision for income taxes	$153

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

13.	Income Taxes (continued)

The reconciliation of federal statutory income tax rate to our effective income tax rate is as follows:

Year Ended December 31, 2020
Expected income tax benefit at the federal statutory rate	$(1,309)
State taxes, net of federal benefit	(2)
Research and development credit, net	(208)
Deferred tax on conversion to a corporation	907
Non-deductible items	3
Partnership loss	676
Other	1
Change in valuation allowance	85

Total	$153

Significant components of our deferred tax assets are summarized as follows:

December 31, 2020
Deferred tax assets:
Federal and state new operating loss carryforwards	$864
Research and development tax credits	207
Depreciation and amortization	29
Accruals and reserves	1

Gross deferred tax assets	1,101
Valuation Allowance	(85)

Net deferred tax assets	1,016
Deferred tax Liabilities:
Capitalization of internal use software	(1,168)

Net deferred tax liabilities	(1,168)

Net deferred tax liability	$(152)

As of December 31, 2020, we had $4,109 of federal and $21 of state net operating loss carryforwards available to offset future taxable income. Carryforwards for the current period and future years do not expire for federal purposes and begin to expire in 2040 for state purposes. As of December 31, 2020, the Company had federal and state research credit carryforwards of $163 and $144, respectively. The federal research credits begin to expire in 2040 while the California research credits carry forward have an indefinite life.
Management regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction-by-jurisdiction
basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company’s management believes that, based on a number of factors, it is more likely than not, that all or some portion of the deferred tax assets will not be realized; and accordingly, for the year ended December 31, 2020, the Company has provided a valuation allowance against the Company’s U.S. net deferred tax assets. The net change in the valuation allowance for the year ended December 31, 2020 was an increase of $85.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

13.	Income Taxes (continued)

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382 (“IRC Section 382”). Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the IRC Section 382 and similar state provisions. The Company has not completed a Section 382 analysis.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was passed into law. The CARES Act includes several significant business tax provisions including modification to the taxable income limitation for utilization of net operating losses incurred in 2019 and 2020, an increase to the limitation on deductibility of certain business interest expense, bonus depreciation for purchases of qualified improvement property and special deductions on certain corporate charitable contributions. The Company analyzed the provisions of the CARES Act and determined there was no impact to its income tax provision for the year ended December 31, 2020.
Uncertain Tax Positions
We are required to inventory, evaluate, and measure all uncertain tax positions taken or to be taken on tax returns and to record liabilities for the amount of such positions that may not be sustained, or may only partially be sustained, upon examination by the relevant taxing authorities.
The following is a summary of the changes in the Company’s gross unrecognized tax benefits:

December 31, 2020
Balance as of August 14, 2020	$—
Increase related to tax position taken	77

Balance as of December 31, 2020	77

As of December 31, 2020, the total amount of gross unrecognized tax benefits was $77, which, if recognized, would have an impact on the Company’s effective tax rate. The Company estimates that there will be no material changes in its uncertain tax positions in the next 12 months. Our policy is to include interest and penalties related to unrecognized tax benefits as a component of income tax expense. There are no interest and penalties recognized in the statement of operations for the year ended December 31, 2020.
We file federal and state income tax returns in the U.S. For U.S. federal and state income tax purposes, the statute of limitations currently remains open for all years due to our NOL carryforwards. We are not currently under examination in any jurisdiction.
Since the losses of the Company prior to the conversion to a Delaware corporation flowed directly to the members of the Company for tax purposes, no provision for income taxes has been reflected in the financial statements for the year ended December 31, 2019.

BETTER THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS

14.	Commitments and Contingencies
Operating Leases
We entered into an operating lease agreement for our office. We recognized the operating lease costs on a straight-line basis over the term of each agreement, considering provisions such as free or escalating base monthly rental payments or deferred payment terms. We record rent expense associated with operating lease obligations in operating expenses in the statements of operations. In August 2020, we negotiated a termination settlement of this office lease for $168 with $56 remaining in other accrued liabilities as of December 31, 2020. As a result, our minimum payments under the operating lease as of December 31, 2020 was zero. Rent expense for the years ended December 31, 2020 and 2019 was $131 and $331, respectively.
Legal Matters
From time to time, we become involved in claims and other legal matters arising in the ordinary course of business. We investigate these claims as they arise. Although claims are inherently unpredictable, we are currently not aware of any matters that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial position or cash flows. We record liabilities for legal and other contingencies when losses are probable and estimable.
Although the results of litigation and claims are inherently unpredictable, we have not recorded an accrual for such contingencies as we believe that there was not at least a reasonable possibility that we had incurred a material loss with respect to such loss contingencies as of December 31, 2020 and 2019.

15.	Related Party Transactions
In 2019, the Company issued $4,000 in convertible promissory notes to a significant holder of common and preferred units. In 2020, the company issued $3,550 in additional convertible promissory notes to the same significant holder of common and preferred units. As part of the conversion to a Delaware corporation in August 2020, these convertible promissory notes and accrued interest were exchanged for $7,657 of SAFEs. After the conversion to a Delaware corporation, an additional $2,630 in SAFEs were issued to the significant shareholder.

16.	Subsequent Events
In January 2021, the Company issued $4,700 in SAFEs to a significant shareholder.
In March 2021, Andy Armanino, the former chief executive officer of Armanino LLP and close relative to the current chief executive officer of Armanino LLP joined the company’s board of directors. The company uses Armanino LLP for tax, valuation and outsourced accounting services. During the year ended December 31, 2020 and 2019, the company incurred $62 and $191, respectively, in fees related to these services.
In March 2021, the Company signed a
non-binding
letter of intent to be acquired by Mountain Crest Acquisition Corp. II, a special purpose acquisition company. The Company and Mountain Crest Acquisition Corp. II are engaged in due diligence and there can be no guarantee the acquisition will be consummated.

BETTER THERAPEUTICS, INC.
UNAUDITED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,232	$123
Prepaid expenses	268	124
Deferred offering costs	1,904	—
Other current assets	214	216

Total current assets	5,618	463
Capitalized software development costs, net	5,114	5,555
Property and equipment, net	61	89
Other long-term assets	206	280

Total Assets	$10,999	$6,387

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,357	$514
Accrued payroll	20	39
Other accrued expenses	1,542	60

Total current liabilities	4,919	613
Long-term debt	—	640
Deferred tax liability	—	152
Simple Agreements for Future Equity	39,194	11,740

Total liabilities	44,113	13,145
Commitments and contingencies (Note 8)
Convertible preferred stock:
Series Seed Convertible Preferred Stock, $0.0001 par value per share, 1,066,667 authorized, issued and outstanding as of September 30, 2021 and December 31, 2020	2,000	2,000
Series A Convertible Preferred stock, $0.0001 par value per share, 4,999,807 issued and outstanding as of September 30, 2021 and December 31, 2020	22,204	22,204
Stockholders’ deficit:
Common stock, $0.0001 par value per share, 14,000,000 shares authorized as of September 30, 2021 and December 31, 2020, and 5,642,157 and 5,697,314 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	530	445
Accumulated deficit	(57,849)	(31,408)

Total stockholders’ deficit	(57,318)	(30,962)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Deficit	$10,999	$6,387

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.
UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except unit / share and per unit / share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$—	$1	$—	$8
Cost of revenue	201	161	498	519

Gross loss	(201)	(160)	(498)	(511)
Operating expenses:
Research and development	6,466	1,187	12,584	2,330
Sales and marketing	552	82	1,159	139
General and administrative	1,776	981	4,215	1,825

Total operating expenses	8,794	2,250	17,958	4,294

Loss from operations	(8,995)	(2,410)	(18,456)	(4,805)
Interest expense, net	—	(24)	(3)	(98)
Change in fair value of SAFEs	(3,466)	338	(8,779)	338
Gain on loan forgiveness	—	—	647	—

Loss before provision for/benefit from income taxes	(12,461)	(2,096)	(26,591)	(4,565)
Provision for (benefit from) income taxes	—	71	(150)	71

Net loss	$(12,461)	$(2,167)	$(26,441)	$(4,636)
Cumulative preferred dividends allocated to Series A Preferred Unit / Shareholders	(403)	(379)	(1,185)	(1,118)

Net loss attributable to common unit / shareholders, basic and diluted	$(12,864)	$(2,546)	$(27,626)	$(5,754)

Loss per share attributable to common unit / shareholders, basic and diluted	$(2.44)	$(0.50)	$(5.28)	$(1.14)

Weighted-average shares used in computing net loss per unit / share	5,268,758	5,079,685	5,229,258	5,063,191

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.
UNAUDITED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(in thousands, except share data)

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	1,066,667	$2,000	4,999,807	$22,204	5,697,314	$1	$445	$(31,408)	$(30,962)
Net Loss	—	—	—	—	—	—	—	(5,330)	(5,330)
Share-based compensation	—	—	—	—	—	—	34	—	34

Balance as of March 31, 2021	1,066,667	$2,000	4,999,807	22,204	5,697,314	$1	479	$(36,738)	(36,258)

Net Loss	—	—	—	—	—	—	—	(8,650)	(8,650)
Forfeiture of restricted stock	—	—	—	—	(49,688)	—	—	—	—
Share-based compensation	—	—	—	—	—	—	28	—	28

Balance as of June 30, 2021	1,066,667	$2,000	4,999,807	$22,204	5,647,626	$1	$507	$(45,388)	$(44,880)

Net Loss	—	—	—	—	—	—	—	(12,461)	(12,461)
Forfeiture of restricted stock	—	—	—	—	(5,469)	—	—	—	—
Share-based compensation	—	—	—	—	—	—	23	—	23

Balance as of September 30, 2021	1,066,667	$2,000	4,999,807	$22,204	5,642,157	$1	$530	$(57,849)	$(57,318)

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.
UNAUDITED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(in thousands, except share data)

	Series Seed Convertible Preferred		Series A Convertible Preferred		Series Seed Convertible Preferred		Series A Convertible Preferred		Common		Common		Additional Paid-in	Accumulated	Total Stockholders’
	Units	Amount	Units	Amount	Stock	Amount	Stock	Amount	Units	Amount	Stock	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2019	1,066,667	$2,000	4,999,807	$22,204	—	—	—	—	4,000,000	$211	—	—	—	$(25,021)	$(24,810)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,413)	(1,413)
Share based compensation	—	—	—	—	—	—	—	—	—	15	—	—	—	—	15

Balance as of March 31, 2020	1,066,667	2,000	4,999,807	22,204	—	—	—	—	4,000,000	226	—	—	—	(26,434)	(26,208)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,056)	(1,056)
Share based compensation	—	—	—	—	—	—	—	—	—	15	—	—	—	—	15

Balance as of June 30, 2020	1,066,667	2,000	4,999,807	22,204	—	—	—	—	4,000,000	241	—	—	—	(27,490)	(27,249)
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,167)	(2,167)
Share based compensation	—	—	—	—	—	—	—	—	—	7	—	—	—	—	7
Conversion of Common Units to Common Stock	—	—	—	—	—	—	—	—	(4,000,000)	(249)	4,000,000	1	249	—	1
Conversion of Preferred Units to Preferred Stock	(1,066,667)	(2,000)	(4,999,807)	(22,204)	1,066,667	2,000	4,999,807	22,204	—	—	—	—	—	—	—
Conversion of Profits Interest Units to Common Stock	—	—	—	—	—	—	—	—	—	—	1,697,314	—	—	—	—
Share based compensation	—	—	—	—	—	—	—	—	—	—	—	—	155	—	155

Balance as of September 30, 2020	—	—	—	—	1,066,667	$2,000	4,999,807	$22,204	—	(1)	5,697,314	$1	$404	$(29,657)	$(29,253)

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.
UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(26,441)	$(4,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,068	60
Change in fair value of SAFEs	8,779	(338)
Share-based compensation expense	85	192
Deferred income taxes	(152)	71
Loss on write-off of property and equipment	—	36
Gain on loan forgiveness	(647)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,972)	16
Accounts payable	2,843	307
Accrued expenses and other liabilities	1,470	59

Net cash used in operating activities	(14,967)	(4,233)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18)	(16)
Capitalized internal-use software costs	(581)	(1,715)

Net cash used in investing activities	(599)	(1,731)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	—	3,650
Proceeds from PPP loan	—	640
Proceeds from issuance of SAFE notes	18,675	1,525

Net cash provided by financing activities	18,675	5,815

Net change in cash and cash equivalents	3,109	(149)
Cash and cash equivalents, beginning of period	123	757

Cash and cash equivalents, end of period	$3,232	$608

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Supplemental disclosures of noncash investing and financing activities
Conversion of convertible notes to SAFE notes	$8,774	$—

Conversion of Series Seed Preferred Units to Series Seed Preferred Stock	$2,000	$—

Conversion of Series A Preferred Units to Series A Preferred Stock	$22,204	$—

The accompanying notes are an integral part of these Financial Statements.

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)
1. Description of Business and Summary of Significant Accounting Policies
Description of Business
Better Therapeutics, Inc. (“we”, “us”, “the Company”, or “Better”), has developed a platform of software-based, Prescription Digital Therapeutics (PDTs) for treating diabetes, heart disease, and other cardiometabolic conditions. Our PDTs deliver a novel form of cognitive behavioral therapy that enables changes in neural pathways of the brain so that lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health and lower healthcare costs. Our current clinical development candidates are intended to treat cardiometabolic diseases, including type 2 diabetes, hypertension, hyperlipidemia, non-alcoholic
fatty liver disease (NAFLD),
non-alcoholic
steatohepatitis (NASH) and chronic kidney disease (CKD). Our headquarters are in San Francisco, California.
Basis of Presentation
The financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Amounts are presented in thousands except share and per share information. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for fair presentation have been included. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ended December 31, 2021. Accordingly, these interim financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019.
Emerging Growth Company Status
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until such time as those standards apply to private companies. The JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we do not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies until required by private company accounting standards.
Liquidity
The Company is in the development stage and our activities have consisted principally of raising capital and performing research and development. Since inception we have incurred significant losses from operations. As of September 30, 2021, we had cash of $3,232 and an accumulated deficit of $57,849. We incurred a net loss of $ 26,441 and used $14,967 of cash in operating activities during the nine months ended September 30, 2021. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.
In October 2021 we raised $59 million in funding upon the completion of the merger with Mountain Crest Acquisition Corp. II (See Note 10) and borrowed $10 million on our secured term loan agreement (See Note 2).

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

Significant Risks and Uncertainties
The Company is subject to those risks common in its industry and also those risks common to early-stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
At this time, there is significant uncertainty relating to the
COVID-19
pandemic and the impact of related responses. Any impact of
COVID-19
on our business, results of operations and financial condition will largely depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, the ultimate impact on financial markets and the global economy, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances. Such estimates, judgments, and assumptions include estimated costs for capitalized internal-use
software, fair values of stock-based awards, valuation allowance for deferred tax assets, fair value of SAFEs and useful lives for property and equipment. Actual results could be different from these estimates. To the extent there are material differences between these estimates, judgments, or assumptions and actual results, our financial statements will be affected.
Net Loss Per Share Attributable to Common Stockholders
Basic and diluted net loss per share attributable to common unit / stockholders is presented in conformity with the two-class
method required for participating securities. Under the
two-class
method, the net loss attributable to common unit / stockholders is not allocated to the preferred units / stock as the holders of our convertible preferred units / stock did not have a contractual obligation to share in our losses. Under the two-class
method, net loss is attributed to common unit / stockholders and participating securities based on their participation rights.
Basic net loss per share attributable to common unit / stockholders is computed by dividing the net loss attributable to common unit / stockholders by the weighted-average number of shares of common units / stock outstanding during the period. Cumulative dividends attributable to participating securities are subtracted from net loss in determining net loss attributable to common unit / stockholders. As we have reported net losses for all periods presented, all potentially dilutive securities are antidilutive and, accordingly, basic net loss per share equals diluted net loss per share.
2. Debt
On May 9, 2020 (the “Origination Date”), the Company received $640 in aggregate loan proceeds (the “PPP Loan”) from Celtic Bank Corporation (the “Lender”) pursuant to the Paycheck Protection Program established

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

under the CARES Act (the Coronavirus Aid, Relief, and

Economic Security Act) of 2020. Payments of principal and interest were deferred for the first ten months following the Origination Date, and the PPP Loan was maturing in two years after the Origination Date. Following the deferral period, the Company will be required to make payments of principal and interest accrued under the PPP Loan in monthly installments of $36 and taking into consideration any portion of the PPP Loan that may be forgiven prior to that time. The PPP Loan bore interest at 1%. On December 30, 2020, the Company applied for loan forgiveness under the CARES Act and received approval of loan forgiveness in May 2021. As a result, the Company has recorded a gain on loan forgiveness on the statements of operations and comprehensive loss and removed the balance from long-term debt on the balance sheet.
On August 18, 2021, we entered into a $50.0 million secured term loan agreement with Hercules Capital, Inc. (“Hercules”). The term loan has a maturity date of August 1, 2025, which can be extended to February 1, 2026, and is secured by substantially all of our assets. Payments due for the term loan are interest-only until March 1, 2023 (subject to extension to September 1, 2023 or September 1, 2024 upon the achievement of certain milestones), after which principal shall be repaid in equal monthly installments. Interest is payable monthly in arrears. The outstanding principal bears interest at the greater of (a) 8.95% or (b) 8.95% plus the prime rate minus 3.25%. Prepayment of the outstanding principal is permitted under the secured term loan agreement and subject to certain prepayment fees. In connection with the secured term loan agreement, we paid an initial facility charge of $212,500. In addition, we will be required to pay an end of term charge of the greater of (a) $892,500 and (b) 5.95% of the aggregate outstanding principal upon repayment of the loan. The secured term loan agreement contains customary representations, warranties, non-financial
covenants, and events of default. We are permitted to borrow the loans in four tranches based on the completion of certain milestones which include, as set forth more fully in the secured term loan agreement: (i) $15.0 million upon the closing of the Business Combination, (ii) $10.0 million when we achieve certain positive clinical trial results sufficient to submit a de-novo
classification request with respect to
BT-001,
(iii) $10.0 million when we have received FDA approval for such marketing of
BT-001
for the improvement of glycemic control in people with type 2 diabetes and received, prior to March 15, 2023, net cash proceeds of at least $40.0 million dollars from equity financings, and (iv) $15.0 million on or before June 15, 2023, subject to Hercules’, approval. In October 2021, we borrowed $10 million under our secured term loan agreement.
3. SAFE Agreements
On August 14, 2020, upon the conversion of the company to a Delaware corporation, $8,774 in convertible promissory notes and related accrued interest were exchanged for an equivalent number of SAFE agreements. In addition, during 2020, the Company issued an additional $3,155 in SAFEs. During the nine months ended September 30, 2021, the Company issued an additional $18,675 in SAFEs. These SAFEs allow the investors to participate in future equity financings through a share-settled redemption of the amount invested. Alternatively, upon the occurrence of a change of control or an initial public offering, the investors shall have the option to receive either (i) a cash payment equal to the invested amount under such SAFE, or (ii) the amount payable on the number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE. If there is a dissolution of the company, the investor will be entitled to receive the cash payment equal to the invested amount under such SAFE.
The SAFEs include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. Therefore, the SAFEs are classified as marked-to-market
liabilities pursuant to ASC 480 in other long-term liabilities.

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

The SAFEs were marked to fair value as of September 30, 2021 and 2020 resulting in a change in fair value reported as a loss of $8,779 and a gain of $338 for the nine months ended September 30, 2021 and 2020, respectively.
4. Fair Value Measurements
The Company measures and reports certain financial instruments as assets and liabilities at fair value on a recurring basis. The following tables sets forth the fair value of the Company’s financial assets and liabilities at fair value on a recurring basis based on the three-tier fair value hierarchy (in thousands):

	September 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE Agreements	$—	$—	$39,194	$39,194

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
SAFE Agreements	$—	$—	$11,740	$11,740
The Company’s SAFE agreements are recorded at fair value in our balance sheet. The fair value of the Company’s SAFE agreements is based on significant inputs not observable in the market which cause the instrument to be classified as Level 3 measurements within the fair value hierarchy. We measure financial assets and liabilities at fair value at each reporting period using a fair value hierarchy that requires the use of observable inputs and minimizes the use of unobservable inputs. We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company assesses these assumptions and estimates on an on-going
basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE agreements are recognized within the statement of operations and comprehensive loss. The fair value of the Company’s SAFE agreements was $39,194 and $11,740 as of September 30, 2021 and December 31, 2020, respectively. As of September 30, 2021 and December 31, 2020, the Company did not have any other financial assets or liabilities measured at fair value.
5. Net Loss Per Share Attributable to Common Unit / Stockholders
Series Seed Preferred Stock, Series A Preferred Stock, and common stock are participating securities in the calculation of loss per share as they participate in undistributed earnings on an as-if-converted
basis. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential common stock outstanding would have been anti-dilutive.

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

The following table sets forth the computation of basic and diluted loss (in thousands, except for share and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Loss	$(12,461)	$(2,167)	$(26,441)	$(4,636)
Less: Cumulative preferred dividends allocated to Series A preferred stockholders	(403)	(379)	(1,185)	(1,118)

Net loss attributable to common stockholders, basic and diluted	(12,864)	(2,546)	(27,626)	(5,754)
Weighted average common stock outstanding	5,268,758	5,079,685	5,229,258	5,063,191

Loss per share attributable to common unit / shareholders, basic and diluted	$(2.44)	$(0.50)	$(5.28)	$(1.14)

The following potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding, as they would be antidilutive:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Convertible Series Seed Preferred Units / Stock	1,066,667	1,066,667	1,066,667	1,066,667
Convertible Series A Preferred Units / Stock	4,999,807	4,999,807	4,999,807	4,999,807
Profits Interest Units	—	835,789	—	835,789
SAFE agreements	6,925,497	—	6,925,497	—
Restricted stock	355,197	—	355,197	—
Stock Options	902,775	—	227,125	—

	14,249,943	6,902,263	13,574,293	6,902,263

6. Share-Based Compensation
In August 2020, we adopted the Better Therapeutics, Inc. 2020 Stock Option and Grant Plan (the “2020 Plan”) to grant equity-based incentives to officers, directors, consultants and employees. The equity-based incentives include Incentive Stock Options,
Non-Qualified
Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, and Restricted Stock Units. A total of 807,326 shares of our common stock have been reserved for issuance pursuant to the plan.

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

Stock Options
Stock options granted vest over four years with 25% of the option shares vesting one year from the vesting commencement date and then ratably on a monthly basis over the following 36 months. Options generally expire 10 years from the date of grant. Stock option activity under the Plans for the periods presented is as follows:

	Options Outstanding
	Shares Subject to Options Outstanding	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of December 31, 2020	215,625	$0.47	9.6	—
Authorized	—	—
Granted	687,150	$10.61
Exercised	—	—
Forfeited	—	—

Balance as of September 30, 2021	902,775	$8.19	9.36	$545

Aggregate intrinsic value represents the difference between the exercise price and the fair value of the shares underlying common stock.
The weighted-average grant date fair value of stock options granted to employees during the nine months ended September 30, 2021 was $2.43 per share. As of September 30, 2021, total unrecognized compensation expense related to unvested stock options was $1,863 which is expected to be recognized over a weighted-average period of 4 years.
The fair value of each option award granted to employees is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates, and the dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent our best estimates. These estimates involve inherent uncertainties and the application of our judgment. The related stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, which is generally four years.
The Black-Scholes option pricing model assumptions used in evaluating our awards to employees are as follows:

Nine Months Ended September 30, 2021
Expected Term (Years)	6.04
Expected Volatility	43%
Risk-free interest rate	1.04%
Dividend Yield	—
Restricted Stock
The Company issued 622,126 shares of restricted stock under the 2020 Plan during the year ended December 31, 2020 in connection with the conversion of the profits interest units. During the three and nine

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

months ended September 30, 2021, 43,516 and 130,860, respectively were vested and converted into unrestricted common stock. As of September 30, 2020 there were 399,688 shares of restricted stock.
Total stock-based compensation expense for time-based restricted stock of $68 is expected to be recognized on a straight-line basis over approximately the next 1.3 years for the unvested restricted stock outstanding as of September 30, 2021. Total stock-based compensation expense for performance-based stock options of $16 is expected to be recognized on a straight-line basis over approximately the next six months for the unvested restricted stock outstanding as of September 30, 2021.
Equity-Based Compensation Expense
Equity-based compensation expense in the statement of operations is summarized as follows:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cost of Revenue	$1	$2
Research and development	41	89
General and administrative	43	101

Total equity-based compensation expense	$85	$192

7. Income Taxes
The effective tax rate was 1% for the nine months ended September 30, 2021. The effective tax rate differs from our statutory tax rate of 21%, primarily due to a reduction in the deferred tax liability as of September 30, 2021 resulting in a benefit from income taxes for the nine months ended September 30, 2021. Prior to August 14, 2020 Better was a limited liability company and had no income tax liability.
8. Commitments and Contingencies
From time to time, we become involved in claims and other legal matters arising in the ordinary course of business. We investigate these claims as they arise. Although claims are inherently unpredictable, we are currently not aware of any matters that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, results of operations, financial position or cash flows. We record liabilities for legal and other contingencies when losses are probable and estimable. We have recorded an accrual for such contingencies as we believe that there was at least a reasonable possibility that we will incur a material loss with respect to such loss contingencies as of September 30, 2021.
We enter into agreements in the normal course of business with various vendors, which are generally cancelable upon notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including non-cancellable
obligations of service providers, up to the date of cancellation.
9. Related Party Transactions
In the nine months ended September 31, 2021 and 2020, the Company issued $11,815 and $8,657 in SAFEs to a significant shareholder, respectively.

BETTER THERAPEUTICS, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(in thousands, except unit / share and per unit / share data)

In March 2021, Andy Armanino, the former chief executive officer of Armanino LLP and close relative to the current chief executive officer of Armanino LLP joined the company’s board of directors. The company used Armanino LLP for tax, valuation and outsourced accounting services. During the nine months ended September 30, 2021, the company incurred $217 in fees related to these services.
10. Acquisition
On April 6, 2021, the Company entered into a merger agreement with Mountain Crest Acquisition Corp. II (“MCAD”), a special purpose acquisition company. Under the merger Agreement, MCAD will acquire all of the outstanding shares of the Company in exchange for 15,000,000 shares of MCAD subject to adjustment based on the closing net debt as defined in the merger agreement. In connection with the merger, MCAD shall be renamed Better Therapeutics, Inc. The Merger will be accounted for as a reverse capitalization in accordance with US GAAP. Under this method of accounting, MCAD, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and the Company will be treated as the accounting acquirer.

Up to 20,406,908 Shares of Common Stock

PROSPECTUS

                    , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.
All amounts are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$12,896.80
Accounting fees and expenses	50,000.00
Legal fees and expenses	100,000.00
Miscellaneous fees and expenses	37,103.20

Total expenses	$200,000.00

ITEM 14.	Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our Certificate of Incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.
In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.
We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 15.	Recent Sales of Unregistered Securities.
We have sold the securities described below within the past three years which were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Rule 701 of the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D thereunder.
Assumed Options
Upon the Closing, the outstanding option grants under the 2020 Plan were assumed and automatically converted into options to purchase shares up to 853,015 shares of our Common Stock pursuant to an exemption from registration afforded by Rule 701 of the Securities Act.
PIPE and Cowen Investments
On April 6, 2021, concurrently with the execution of the Merger Agreement, the Company entered into the Subscription Agreements with the PIPE Investors for an aggregate 5,000,000 shares of Common Stock at $10.00 per share for aggregate gross proceeds of $50 million. The PIPE Financing was consummated concurrently with the Closing. The securities issued in connection with the PIPE Financing were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
On the Closing Date, Cowen and Company LLC (“Cowen”), placement agent for the PIPE Financing, entered into a subscription agreement (the “Cowen Subscription Agreement”) for 70,000 shares of Common Stock at $10.00 per share for gross proceeds of $700,000 in lieu of such amount of its placement fee (the “Cowen Investment”). The Company did not receive consideration other than the satisfaction of $700,000 of Cowen’s placement fee for the Cowen Investment. The securities issued in connection with the Cowen Subscription Agreement were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Cowen Investment was also consummated concurrently with the Closing.
Mountain Crest Acquisition
On July 31, 2020, the Sponsor and its affiliates purchased 1,437,500 insider shares of the Company for an aggregate purchase price of $25,000, or approximately $0.017 per share. No underwriting discounts or commissions were paid with respect to such sale. Such shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.
Chardan Equity Issuance
Upon the consummation of the IPO, the Company issued 170,000 shares of Common Stock to Chardan Capital Markets, LLC (“Chardan”), and upon the closing of the Business Combination, the Company 28,750 shares of Common Stock to Chardan, representing a deferred discount equal to 0.5% of the amount sold in the Company’s IPO in the form of stock at a price of $10.00 per share (together, the “Chardan Issuances”). Chardan was the sole book-running manager and representative of the underwriters for the Company’s IPO. No underwriting discounts or commissions were paid with respect to such sales. The securities issued in connection with the Chardan Issuances were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
Private Placement
Upon the closing of the IPO, the Company consummated the private placement (the “Private Placement”) with the Sponsor and Chardan of 185,000 units (the “Private Units”), generating total proceeds of $1,850,000. On January 14, 2021, the Company consummated the private sale of an additional 15,000 Private Units, generating gross proceeds of $150,000, for an aggregate total of $2,000,000. Proceeds from the Private Placement were placed in the trust account. As part of the IPO, the Company granted Chardan a
45-day
option to purchase up to 750,000 units solely to cover over-allotments, if any. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

ITEM 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits
Exhibit Index

1.1***	Form of Underwriting Agreement.

2.1*+	Agreement and Plan of Merger, dated as of April 6, 2021, by and among MCAD, Merger Sub and BTX, as amended by the Amendment to Agreement and Plan of Merger, dated as of August 30, 2021 and the Second Amendment to Agreement and Plan of Merger, dated as of September 27, 2021 (incorporated by reference to Annex A to our Proxy Statement/Prospectus for Special Meeting filed pursuant to Rule 424(b)(3)) filed with the SEC on October 12, 2021.

3.1*	Second Amended and Restated Certificate of Incorporation of Better Therapeutics, Inc., filed October 28, 2021 (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the SEC on November 3, 2021).

3.2*	Amended and Restated Bylaws of Better Therapeutics, Inc., effective October 28, 2021 (incorporated by reference to Exhibit 3.2 of our Form 8-K filed with the SEC on November 3, 2021).

4.1*	Amended and Restated Registration Rights Agreement, dated as of October 28, 2021 by and among Better Therapeutics, Inc., and each of the other shareholders party thereto. (incorporated by reference to Exhibit 10.16 of our Form 8-K filed with the SEC on November 3, 2021).

4.2*	Subscription Agreement dated October 28, 2021 by and among MCAD and Cowen and Company, LLC. (incorporated by reference to Exhibit 10.17 of our Form 8-K filed with the SEC on November 3, 2021).

4.3*	Form of Subscription Agreement, dated as of April 6, 2021, by and among MCAD and certain institutional and accredited investors (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the SEC on April 7, 2021).

5.1**	Opinion of Goodwin Procter LLP.

10.1†*	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on November 3, 2021).

10.2†*	2021 Option and Incentive Plan, as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on November 3, 2021).

10.3†*	2020 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the SEC on November 3, 2021).

10.4†*	Executive Severance Plan (incorporated by reference to Exhibit 10.16 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.5†*	Senior Executive Cash Incentive Bonus Plan (incorporated by reference to Exhibit 10.5 of our Form 8-K filed with the SEC on November 3, 2021).

10.6†*	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.6 of our Form 8-K filed with the SEC on November 3, 2021).

10.7†*	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.7 of our Form 8-K filed with the SEC on November 3, 2021).

10.8†*	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.8 of our Form 8-K filed with the SEC on November 3, 2021).

10.9†*	Executive Chairperson Offer Letter by and between Better Therapeutics, Inc. and David P. Perry, dated as of October 28, 2021 (incorporated by reference to Exhibit 10.9 of our Form 8-K filed with the SEC on November 3, 2021).

10.10†*	Employment Agreement by and between Better Therapeutics OpCo, Inc. (f/k/a Better Therapeutics, Inc.) and Kevin Appelbaum, dated as of April 6, 2021 (incorporated by reference to Exhibit 10.20 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.11†*	Offer Letter by and between Better Therapeutics OpCo, Inc. (successor to Nutrition Development Group LLC) and Mark Berman, dated as of November 23, 2015 (incorporated by reference to Exhibit 10.17 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.12†*	Offer Letter by and between Better Therapeutics OpCo, Inc. (successor to Better Therapeutics LLC) and Kristin Wynholds, dated as of October 9, 2018 (incorporated by reference to Exhibit 10.18 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.13†*	Offer Letter by and between Better Therapeutics OpCo, Inc. (successor to Better Therapeutics LLC) and Justin Zamirowski, dated as of December 23, 2019 (incorporated by reference to Exhibit 10.19 to our Registration Statement filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.14†*	Offer Letter by and between Better Therapeutics OpCo, Inc. (formerly, Better Therapeutics, Inc.) and Mark Heinen, dated as of May 7, 2021 (incorporated by reference to Exhibit 10.21 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.15*	Loan and Security Agreement by and between Better Therapeutics OpCo, Inc. (formerly, Better Therapeutics, Inc.) and Hercules Capital, Inc. dated August 18, 2021 (incorporated by reference to Exhibit 10.23 to our Registration Statement on Form S-4 filed with the SEC on April 23, 2021, as amended through amendment no. 5 thereto).

10.19*	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to our Form 8-K, filed with the SEC on April 7, 2021)

16.1*	Letter dated November 24, 2021 from Marcum to the SEC (incorporated by reference to Exhibit 16.1 of our Form 8-K filed with the SEC on November 24, 2021).

21.1*	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of our Form 8-K filed with the SEC on November 3, 2021).

23.1**	Consent of Marcum, independent registered accounting firm for MCAD.

23.2**	Consent of Elliot Davis LLC, independent registered accounting firm for BTX.

23.3**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1 attached hereto).

24.1**	Power of Attorney (included on signature page of this Registration Statement).

101.INS**	XBRL Instance Document

101.SCH **	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

*	Previously filed.
**	Filed herewith.
***
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities.

+
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of
Regulation S-K.
A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†	Management contract or compensation plan or arrangement.
(b) Financial Statement Schedules
All schedules have been omitted as not applicable or not required under the rules of
Regulation S-X.

ITEM 17.	Undertakings.
The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on November 26, 2021.

BETTER THERAPEUTICS, INC.

By:	/s/ Kevin J. Appelbaum
Name:	Kevin J. Appelbaum
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Kevin J. Appelbaum and Mark Heinen, acting alone or together with another attorney-in-fact, as
his or her true and
lawful attorney-in-fact and
agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and
agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and
agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Kevin J. Appelbaum Kevin J. Appelbaum	Director, President and Chief Executive Officer (Principal Executive Officer)	November 26, 2021

/s/ David P. Perry David P. Perry	Executive Chairman and Director	November 26, 2021

/s/ Mark Heinen Mark Heinen	Head of Finance and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 26, 2021

/s/ Richard Carmona Richard Carmona	Director	November 26, 2021

/s/ Geoffrey Parker Geoffrey Parker	Director	November 26, 2021

/s/ Andrew Armanino Andrew Armanino	Director	November 26, 2021

Signature	Title	Date

/s/ Risa Lavizzo-Mourey Risa Lavizzo-Mourey	Director	November 26, 2021

/s/ Suying Liu Suying Liu	Director	November 26, 2021

/s/ Elder Granger Elder Granger	Director	November 26, 2021